Execution Version

PURCHASE AND SALE AGREEMENT

BETWEEN

PetroShare Corp

as Seller

and

Grizzly Petroleum Company, LLC

as Buyer

DATED

January 15, 2019

TABLE OF CONTENTS

Page

THIS PURCHASE AND SALE AGREEMENT (this "***Agreement***") is made as of January 15, 2019 (the "***Execution Date***") between PetroShare Corp, a Colorado C- Corporation ("***Seller***") and Grizzly Petroleum Company, LLC, a Colorado limited liability company ("***Buyer***"). Seller and Buyer shall sometimes be referred to herein together as the "***Parties***," and each individually as a "***Party***".

RECITALS

WHEREAS, Seller owns certain oil and gas leases located in the State of Colorado and associated Assets as more fully described and defined below; and

WHEREAS, Seller desires to sell, and Buyer desires to purchase from Seller, all of Seller's right, title and interest in and to the Assets (as defined below) upon the terms and conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS; INTERPRETATION

1.1 Definitions. Capitalized terms used in this Agreement shall have the meanings given such terms in Annex I, or in the body of this Agreement.

1.2 Interpretation. All references in this Agreement to Exhibits, Appendices, Annexes, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Appendices, Annexes, Articles, Sections, subsections and other subdivisions of or to this Agreement unless expressly provided otherwise. All references to **Exhibit B** in this Agreement shall be construed to mean **Exhibit B – Part 1** and/or **Exhibit B – Part 2** as the context requires. Titles appearing at the beginning of any Articles, Sections, subsections and other subdivisions of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words "this Agreement," "herein," "hereby," "hereunder" and "hereof," and words of similar import, refer to this Agreement as a whole and not to any particular Article, Section, subsection or other subdivision unless expressly so limited. The words "this Article," "this Section" and "this subsection," and words of similar import, refer only to Article, Section or subsection hereof in which such words occur. The word "including" (in its various forms) means "including without limitation." All references to "$" or "dollars" shall be deemed references to United States Dollars. Each accounting term not defined herein will have the meaning given to it under GAAP, as in effect on the Execution Date. Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Appendices, Annexes and Exhibits referred to herein are attached to and made a part of this Agreement. Unless expressly stated otherwise, references to any Law or contract shall mean such Law or contract as it may be amended from time to time.

ARTICLE II
PURCHASE AND SALE

2.1 Purchase and Sale.

(a) Subject to the terms and conditions of this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, assign and deliver to Buyer, the Assets under the terms and conditions herein and for the consideration specified in this *Article II.*

(b) Seller shall reserve and retain all of the Excluded Assets.

2.2 Purchase Price. Subject to the other terms and conditions of this Agreement, the purchase price for the Assets shall be SIXTEEN MILLION FIVE HUNDRED THOUSAND DOLLARS ($16,500,000.00) (the "***Purchase Price***"). At Closing, Buyer shall pay Seller the Closing Amount (defined below) by wire transfer in immediately available funds.

2.3 **[INTENTIONALLY OMITTED]**.

2.4 Adjustments to Purchase Price.

(a) For purposes of determining the amounts of the adjustments to the Purchase Price provided for in this *Section 2.4*, the principles set forth in this *Section 2.4(a)* shall apply. Buyer shall be entitled to all production of Hydrocarbons from or attributable to the Units, Leases, and Wells at and after the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets at or after the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Operating Expenses incurred at and after the Effective Time. Seller shall be entitled to all Hydrocarbon production from or attributable to Units, Leases and Wells prior to the Effective Time (and all products and proceeds attributable thereto), and to all other income, proceeds, receipts and credits earned with respect to the Assets prior to the Effective Time, and shall be responsible for (and entitled to any refunds with respect to) all Operating Expenses incurred prior to the Effective Time. "Earned" and "incurred", as used in the Agreement shall be interpreted in accordance with GAAP and Council of Petroleum Accountants Societies standards, except as otherwise specified herein. For purposes of allocating production (and proceeds and accounts receivable with respect thereto), under this *Section 2.4*, (i) liquid Hydrocarbons shall be deemed to be "***from or attributable to***" the Units, Leases and Wells when produced and (ii) gaseous Hydrocarbons shall be deemed to be "***from or attributable to***" the Units, Leases and Wells when they pass through the royalty measurement meters, delivery point sales meters or custody transfer meters on the gathering lines or pipelines through which they are transported (whichever meter is closest to the well). Seller shall utilize reasonable interpolative procedures, consistent with industry practice, to arrive at an allocation of production when exact meter readings are not available.

(b) The Purchase Price shall be adjusted upward by the following amounts (without duplication):

(i) an amount equal to the value of all Hydrocarbons produced from or attributable to the Assets in pipelines, storage and/or plants (including inventory) as of

the Effective Time, the value to be based upon the contract price in effect as of the Effective Time (or if there is no contract price, then the market price in effect as of the Effective Time in the field in which such Hydrocarbons were produced or if actually sold prior to the date of determination, the proceeds actually recovered by Seller attributable to such sale), net of amounts payable as royalties, overriding royalties, post-production costs and other burdens upon such Hydrocarbons, measured by or payable out of such production;

(ii) an amount equal to the amount of all Operating Expenses, including without limitation, cash calls and other costs and expenses, which are incurred in the ownership and operation of the Assets on or after the Effective Time but paid by or on behalf of Seller;

(iii) (A) the total sales proceeds of all Hydrocarbons, net of royalties, post-production costs and Asset Taxes paid by Buyer to third parties, attributable to the Assets produced prior to the Effective Time and collected by Buyer, and not remitted or paid to Seller (other than any such Hydrocarbons subject to the adjustments in *Section 2.4(b)(i)*) and (B) any other monies collected by Buyer with respect to the ownership or operation of the Assets and attributable to periods prior to the Effective Time and not remitted or paid to Seller, including insurance proceeds collected with respect to losses and events that occurred prior to the Effective Time;

(iv) the amount, as of the Closing Date, of all funds held in suspense by Buyer in respect of proceeds recovered from the sale of Hydrocarbons attributable to Seller's Working Interest in the Assets and Seller's working interest in certain other oil and gas properties (such amount, the "***Security Suspended Funds***");

(v) the amount of all Asset Taxes allocated to Buyer in accordance with *Section 10.1* but paid or payable by Seller; and

(vi) any other amount provided for elsewhere in this Agreement or otherwise agreed upon by the Parties.

(c) The Purchase Price shall be adjusted downward by the following amounts (without duplication):

(i) an amount equal to all proceeds actually received by Seller attributable to the sale of Hydrocarbons produced from or attributable to the Assets from and after the Effective Time;

(ii) if Buyer makes the election under *Section 6.2(c)(i)* with respect to a Title Defect, the Title Defect Amount with respect to such Title Defect if the Title Defect Amount has been determined prior to Closing, less Title Benefits, if any, pursuant to *Section 6.2*;

(iii) if Buyer makes the election under *Section 7.1(b)(i)* with respect to an Environmental Defect, the Remediation Amount with respect to such Environmental Defect if the Remediation Amount has been determined prior to Closing;

(iv) an amount equal to the amount of all Operating Expenses, including, without limitation, cash calls and other costs and expenses, which are incurred in the ownership and operation of the Assets prior to the Effective Time but paid by or on behalf of Buyer;

(v) the amount of all Asset Taxes prorated to Seller in accordance with *Section 10.1(a)* but paid or payable by Buyer;

(vi) an amount determined pursuant to *Section 7.1(b)(ii)*, *Section 6.2(c)(ii)*, *Section 6.4(c)(ii)* or *Section 6.4(d)(i)*, as applicable, for any Asset excluded from the transaction contemplated hereby pursuant to such Sections;

(vii) the value of any Casualty Loss pursuant to *Section 6.3(b)(ii)(B)*;

(viii) an amount equal to the outstanding balance (plus all interest owed) from Seller or its Affiliates to Buyer or its Affiliates pursuant to the Subject Loan;

(ix) an amount equal to the sum of all Interests Held in Suspense at Closing by Seller; and

(x) any other amount provided for elsewhere in this Agreement or otherwise agreed upon by the Parties.

2.5 Allocated Value. Seller and Buyer have agreed upon an allocation of the unadjusted Purchase Price among each of the Current Wells and Future Wells, and such allocations are set forth on **Exhibit B-1** (the "***Allocated Value***"). Seller and Buyer agree that the Allocated Values shall be used in calculating adjustments to the Purchase Price as provided herein. Any adjustments to the Purchase Price, other than the adjustments provided for in *Section 2.4*, shall be applied on a pro rata basis to the amounts set forth on **Exhibit B-1** for all Assets. After all such adjustments are made, any adjustments to the Purchase Price that were made pursuant to *Section 2.4* shall be applied to the amounts set forth on **Exhibit B-1** for the particular affected Assets. Seller and Buyer also agree (a) that the Allocated Values, as adjusted, shall be used by Seller and Buyer as the basis for reporting asset values and other items for purposes of this *Section 2.5*, and (b) that neither they nor their Affiliates will take positions inconsistent with such Allocated Values in notices to Governmental Authorities, in notices to Preferential Right holders or in other documents or notices relating to the transactions contemplated by this Agreement.

2.6 Tax Allocation. Seller and Buyer shall use commercially reasonable efforts to agree to an allocation of the Purchase Price and any other items properly treated as consideration for U.S. federal income Tax purposes among the Assets in accordance with Section 1060 of the Code and, to the extent allowed by applicable Law, in a manner consistent with the Allocated Values, within 30 days after the delivery of the Final Settlement Statement pursuant to *Section 2.7(b)*. If the Parties reach an agreement with respect to such allocation (as agreed, the "***Tax Allocation***"), (a) the Parties shall update the Tax Allocation in a manner consistent with Section 1060 of the Code following any adjustment to the Purchase Price pursuant to this Agreement, and (b) Seller and Buyer shall, and shall cause their Affiliates to, report consistently with the Tax Allocation on all Tax Returns (including Internal Revenue Service Form 8594 (Asset Acquisition

Statement under Section 1060), which Form will be timely filed, if applicable, separately by Seller and Buyer with the Internal Revenue Service pursuant to the requirements of Section 1060(b) of the Code), and neither Seller nor Buyer shall take any position in any Tax Return that is inconsistent with the Tax Allocation unless otherwise required by applicable Law; provided, however, that neither Party shall be unreasonably impeded in its ability and discretion to negotiate, compromise and/or settle any Tax audit, claim or similar proceedings in connection with such allocation.

2.7 Settlement; Disputes.

(a) Not less than five Business Days prior to the Scheduled Closing Date, Seller shall prepare and submit to Buyer for review a draft settlement statement using the best information available to Seller (the "***Preliminary Settlement Statement***") that shall set forth the adjusted Purchase Price reflecting each adjustment made in good faith in accordance with this Agreement as of the date of preparation of such Preliminary Settlement Statement and the itemized calculation and reasonable supporting documentation with regard to the adjustments used to determine such amount, using reasonable estimates if actual numbers are not available. Within three Business Days of receipt of the Preliminary Settlement Statement, Buyer has the right, but not the obligation, to deliver to Seller a written report containing all changes with the explanation therefor that Buyer proposes to be made to the Preliminary Settlement Statement. The Preliminary Settlement Statement, as agreed upon by the Parties, will be used to adjust the Purchase Price at Closing (such adjusted price, the "***Preliminary Purchase Price***"). If the Parties cannot agree on the Preliminary Settlement Statement prior to the Closing, the Preliminary Settlement Statement as presented by Seller will be used to adjust the Purchase Price at Closing.

(b) On or before 90 days after the Closing, a final settlement statement (the "***Final Settlement Statement***") will be prepared by Seller (i) setting forth all final adjustments made to the Purchase Price based on actual income and expenses, and (ii) showing the calculation of such adjustment and the final purchase price (the "***Final Purchase Price***"). Seller shall supply reasonable documentation in its possession available to support the actual revenue, expenses and other items for which adjustments are made. The Final Settlement Statement shall set forth the actual proration of the amounts required by this Agreement. As soon as practicable, and in any event within 45 days, after receipt of the Final Settlement Statement, Buyer has the right, but not the obligation, to return a written report containing any proposed changes to the Final Settlement Statement and an explanation of any such changes and the reasons therefor (the "***Dispute Notice***"). If the Final Purchase Price set forth in the Final Settlement Statement is mutually agreed upon by Seller and Buyer, the Final Settlement Statement and the Final Purchase Price shall be final and binding on the Parties. Once the Final Purchase Price has been agreed upon by the Parties pursuant to this *Section 2.7(b)* or determined by the Accounting Arbitrator pursuant to *Section 2.7(c)*, as applicable, the Parties shall execute a certificate setting forth such agreed or determined, as applicable, Final Purchase Price, which shall be binding on the Parties for all purposes of this Agreement.

(c) If the Parties are unable to resolve the matters addressed in the Dispute Notice, each of Buyer and Seller shall, within 14 Business Days following the delivery of such Dispute Notice, summarize its position with regard to such dispute in a written document and submit such summaries to the Denver, Colorado office of a reputable public accounting firm or

such other Person as the Parties may mutually select (the "***Accounting Arbitrator***"), together with the Dispute Notice, the Final Settlement Statement and any other documentation such Party may desire to submit. Within 20 Business Days after receiving the Parties' respective submissions, the Accounting Arbitrator shall render a decision choosing either Seller's position or Buyer's position with respect to each matter addressed in any Dispute Notice, based on the materials described above. Any decision rendered by the Accounting Arbitrator pursuant hereto shall be final, conclusive and binding on the Parties and will be enforceable against any of the Parties in any court of competent jurisdiction. The costs of such Accounting Arbitrator shall be borne one-half by Buyer and one-half by Seller.

2.8 Release and Waiver.

(a) Effective as of Closing, Seller acknowledges that the adjustments to the Purchase Price set forth in *Section 2.4(b)(iv)* shall constitute full and total payment by Buyer of the Security Suspended Funds and from and after Closing Seller hereby fully and irrevocably releases and waives any and all rights, claims and interest in and to the Security Suspended Funds or against Buyer or its Affiliates with respect thereto.

(b) Effective as of Closing, Buyer acknowledges that the adjustments to the Purchase Price set forth in *Section 2.4(c)(viii)* shall constitute full and total repayment by Seller of the Subject Loan and from and after Closing Buyer hereby fully and irrevocably releases and waives any and all rights, claims and interest in and to the Subject Loan or against Seller or its Affiliates with respect thereto.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the Execution Date and as of the Closing Date as follows:

3.1 Organization, Existence. Seller is a C-Corporation duly formed and validly existing under the Laws of the State of Colorado. Seller has all requisite power and authority to own and operate its property (including, without limitation, the Assets) and to carry on its business as now conducted. Seller is duly licensed or qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which such qualification is required by Law.

3.2 Authorization. Seller has full power and authority to enter into and perform this Agreement and the transactions contemplated herein. The execution, delivery and performance by Seller of this Agreement has been, and the execution, delivery and performance by Seller of all other documents delivered pursuant to this Agreement will be when delivered, duly and validly authorized and approved by all necessary owners, directors and/or shareholder actions on the part of Seller. Assuming the due authorization, execution and delivery by the other parties to such documents, this Agreement constitutes, and the other documents delivered pursuant to this Agreement to which Seller is a party will constitute when delivered, Seller's legal, valid and binding obligations, enforceable against Seller in accordance with their respective terms, subject however to the effects of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium

and similar Laws relating to or affecting creditors' rights, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

3.3 No Conflicts. Assuming the receipt of all Customary Post-Closing Consents and the waiver of all Preferential Rights as set forth on *Schedule 3.12*, the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby does not and will not (a) conflict with or result in a breach of any provisions of the organizational documents or other governing documents of Seller, (b) except for Permitted Encumbrances, result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, Applicable Contract or other material agreement to which Seller is a party or by which Seller or the Assets may be bound or (c) violate any Law applicable to Seller or any of the Assets, except in the case of clauses (b) and (c) where such default, Encumbrance, termination, cancellation, acceleration or violation would not adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement.

3.4 Bankruptcy. There are no bankruptcy, reorganization or receivership proceedings pending or, to Seller's Knowledge, threatened in writing against Seller or any of its Affiliates.

3.5 Foreign Person. Seller is not a "disregarded entity" or a "foreign person" within the meaning of Section 1445 of the Code and its implementing Treasury Regulations.

3.6 Litigation. Except as set forth in *Schedule 3.6*, there are no investigations, suits, actions or litigation by any Person by or before any Governmental Authority, and no legal, administrative or arbitration proceedings, pending or, to Seller's Knowledge, threatened in writing against Seller with respect to its ownership or operation of the Assets.

3.7 Material Contracts.

(a) *Schedule 3.7* sets forth all Material Contracts.

(b) There exist no material defaults under the Material Contracts by Seller or, to Seller's Knowledge, by any other Person that is a party to such Material Contracts. No written notice of default or breach has been received or delivered by Seller under any Material Contract, and, each Material Contract is the legal, valid, and binding obligation of Seller and, to Seller's Knowledge, each other party thereto (subject to bankruptcy and the principles of equity).

(c) Prior to the Execution Date, and except for Contracts to which both Buyer and Seller are parties, Seller has provided to Buyer true, correct and complete copies of each of all Material Contracts and all Contracts to which Buyer will receive assignment or which are applicable or binding upon the Assets or Buyer following the Closing.

3.8 No Violation of Laws. Except as set forth on *Schedule 3.8*, Seller is not in violation of any applicable Laws with respect to the ownership and operation (where applicable) by Seller of the Assets. This *Section 3.8* does not include any matters with respect to Environmental Laws, such matters being addressed exclusively in *Section 3.13*.

3.9 Royalties, Etc. Except as set forth on *Schedule 3.9(a)*, and except for Interests Held in Suspense by Seller as permitted pursuant to applicable Law, Seller has paid all Burdens due by Seller with respect to the Assets, or, if Seller has not paid any such Burdens, is contesting such unpaid Burdens in good faith in accordance with applicable Law as reflected on *Schedule 3.9(a)*. Except as forth on *Schedule 3.9(b)* or for Interests Held in Suspense by Buyer and its Affiliates, there are no Interests Held in Suspense attributable to production of Hydrocarbons from the Assets.

3.10 Imbalances. Except as set forth on *Schedule 3.10*, there are no material Imbalances associated with the Assets as of the Effective Time.

3.11 Current Commitments.

(a) Except as set forth on *Schedule 3.11(a)(i)*, as of the Execution Date there are no outstanding authorizations for expenditure or similar request or invoice for funding or participation under any Contract, or otherwise, which are binding on Seller or the Assets (each, an "***AFE***") and which Seller reasonably anticipates will individually require expenditures by the owner of the Assets in excess of Seventy Five Thousand Dollars ($75,000) (net to Seller's interest) and, other than set forth on *Schedule 3.11(a)(ii)*, Seller has incurred no other expenses, and has made no proposals or commitments to make expenditures in connection with the ownership or operation of the Assets after the Effective Time that could reasonably be expected to require an expenditure by Buyer in excess of Seventy Five Thousand Dollars ($75,000) (net to Seller's interest).

(b) A complete and accurate list of outstanding AFEs for funding or participation under any Contract, or otherwise, which are binding on Seller or the Assets and for which Seller has validly elected to participate with 100% of its interest are set forth on *Schedule 3.11(b)*. To Seller's Knowledge, no Well relating to an AFE described on *Schedules 3.11(c)* or *(d)* has commenced production of Hydrocarbons prior to the Execution Date or relating to periods prior to the Effective Time.

(c) Seller has timely elected and funded its commitment pursuant to each outstanding AFE set forth on *Schedule 3.11(c)* for 100% of its share of 100% of its corresponding interest set forth on **Exhibit B**, and has not failed to consent with respect to the same or be deemed to have failed to consent thereto. Seller has made available to Buyer true and correct copies of each election with respect to the AFEs set forth on *Schedule 3.11(c)*.

(d) Seller has timely elected but has not yet funded its commitment pursuant to each of outstanding AFE set forth on *Schedule 3.11(d)*, and has not rejected, failed to consent with respect to the same or be deemed to have failed to consent thereto, and the funding deadline with respect thereto is set forth on *Schedule 3.11(d)* and has not passed as of the Execution Date. Seller has made available to Buyer true and correct copies of each election with respect to the AFEs set forth on *Schedule 3.11(d)*.

(e) A complete and accurate list of any AFEs or similar request or invoice for funding or participation under any Contract, or otherwise, which are binding on Seller or the Assets and for which Seller has non-consented or Seller or a predecessor-in-interest's actions would have a similar effect to non-consent are set forth on *Schedule 3.11(e)*. No non-consent AFE identified

on *Schedule 3.11(e)* will affect Seller's interest in any well related to an item listed on *Schedules 3.11(c)* or *(d)*.

(f) Seller has made available to Buyer true and correct copies of (i) evidence of its payment of all amounts contemplated by *Schedule 3.11(c)* and (ii) each drilling plan or correspondence from the Third Party Operator with respect to future permitted development located on the Leases or relating to the Assets.

3.12 Consents and Preferential Rights. All (a) consents which are required to be obtained, made or complied with for or in connection with the sale, assignment or transfer of any Asset, or any interest therein by Seller as contemplated by this Agreement (each, a "***Consent***"), and (b) preferential rights to purchase, rights of first refusal, and other similar rights applicable to the sale, assignment or transfer of any Asset, or any interest therein by Seller as contemplated by this Agreement (each, a "***Preferential Right***"), in each case, are identified on *Schedule 3.12*.

3.13 Environmental.

(a) With respect to the Assets, Seller has not entered into, and is not subject to, any agreement, consent, order, decree, judgment, license or permit condition or other directive of any Governmental Authority that (i) is in existence as of the Execution Date, (ii) is based on any Environmental Laws and (iii) requires any change in the present conditions of any of the Assets.

(b) Except as set forth in *Schedule 3.13*, Seller has not received written notice from any Person of any release, disposal, event, condition, circumstance, activity, practice or incident concerning any land, facility, asset or property included in the Assets (or adjacent to the Assets) that: (i) interferes with or prevents material compliance by Seller or the Assets with any Environmental Law or the terms of any license or permit issued pursuant thereto or (ii) gives rise to or results in any material common Law or other liability of Seller to any Person.

(c) Prior to the Execution Date, Seller has provided Buyer with copies of all environmental reports and environmental test results related to the Assets and in the possession of Seller.

3.14 Material Defaults; Liabilities. Seller has not received any written notice of material defaults with respect to Seller's obligations under any Lease and each Lease is in full force and effect. Other than as set forth on *Schedule 3.10* or *Schedule 3.13*, and other than with respect to Buyer Operated Assets, there are no Liabilities for which Buyer will be held liable that are in existence, or, to Seller's Knowledge, for which the circumstances or facts giving rise to such Liabilities are in existence, in an amount greater than $50,000 individually.

3.15 Asset Taxes. All tax returns relating to or in connection with Seller's acquisition, ownership, or operation of the Assets required to be filed have been timely filed and all such tax returns are correct and complete in all material respects. All taxes relating or applicable to Seller's acquisition, ownership or operation of the Assets (including Asset Taxes) that are or have become due have been timely paid in full, and Seller is not delinquent in the payment of any such taxes. There is not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any tax of Seller relating to Seller's acquisition, ownership or operation of the Assets. There are no administrative or judicial

proceedings pending against the Assets or against Seller relating to or in connection with the Assets by any taxing authority with respect to taxes. All tax withholding and deposit requirements imposed by applicable Law with respect to any of the Assets or the business of Seller have been satisfied in full in all respects. There are no Encumbrances on any of the Assets for Taxes (other than for current Taxes not yet due and payable). No Asset is subject to any tax partnership agreement or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code or any similar state statute.

3.16 Brokers' Fees. Seller has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Buyer or any Affiliate of Buyer shall have any responsibility.

3.17 Permits. Except as set forth in *Schedule 3.17*, (a) Seller has all licenses, orders, franchises, registrations, permits, bonds, exemptions, variances, waivers, authorizations, certificates, consents, rights, privileges and applications of all Governmental Authorities that are required to own and/or operate the Assets (the "***Permits***") and (b) to Seller's Knowledge, each Permit is in full force and effect and there are no material defaults thereunder. Seller has not, and to Seller's Knowledge, no Third Party operator of the Assets has, received any written notice of any material violations of any Permit.

3.18 Operations. To Seller's Knowledge, and except for Buyer Operated Assets, (a) all Wells have been drilled and completed in accordance with and within the limits permitted by all applicable Leases, Applicable Contracts and Laws; (b) no such Well is subject to penalties after the Effective Time because of any overproduction or any other violation of applicable Laws to which Buyer or its Affiliates may be responsible and (c) there are no such Wells that (i) Seller or the relevant operator thereof is obligated by any applicable Applicable Contracts or Laws to currently plug, dismantle and/or abandon, or (ii) have been plugged, dismantled or abandoned in a manner that does not comply with all applicable Laws (including Environmental Laws). To Seller's Knowledge, and except for Buyer Operated Assets, all currently producing Wells are in an operable state of repair, do not contain junk or other obstructions which could reasonably be expected to materially interfere with drilling, completion, recompletion, reworking, stimulation or other operations on, with respect to, or otherwise affecting the Assets.

3.19 Advance Payments. Seller is not obligated by virtue of any take-or-pay payment, advance payment or other similar payment (other than royalties, overriding royalties and similar arrangements reflected with respect to the Net Revenue Interests set forth in **Exhibit B** and gas balancing arrangements), to deliver Hydrocarbons attributable to the Assets, or proceeds from the sale thereof, at some future time without receiving payment therefore at or after the time of delivery.

3.20 Payout Balance. To Seller's Knowledge, and except for Buyer Operated Assets, *Schedule 3.20* contains a list of the status of the Payout Balance, if applicable, as of the date specified in such schedule, for each of the Wells. "***Payout Balance***" means the status, as of the date of the calculations, of the recovery by Seller or a third party of a cost amount specified in the contract relating to a well out of the revenue from such well where the Net Revenue Interest of

Seller therein will be reduced or Seller's Working Interest therein will be increased when such amount has been recovered.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the Execution Date and as of the Closing Date, the following:

4.1 ***Organization; Existence***. Buyer is a limited liability company duly formed and validly existing under the Laws of Colorado. Buyer has all requisite power and authority to own and operate its property (including, at Closing, the Assets) and to carry on its business as now conducted. By Closing, Buyer will be duly licensed or qualified to do business as a foreign limited liability company and is in good standing in all jurisdictions in which such qualification is required by Law.

4.2 ***Authorization***. Buyer has full power and authority to enter into and perform this Agreement and the transactions contemplated herein. The execution, delivery and performance by Buyer of this Agreement has been, and the execution, delivery and performance by Buyer of all other documents delivered pursuant to this Agreement will be, when delivered, duly and validly authorized and approved by all necessary limited liability company action on the part of Buyer. Assuming the due authorization, execution and delivery by the other parties to such documents, this Agreement constitutes, and the other documents delivered pursuant to this Agreement to which Buyer is a party will constitute when delivered, Buyer's legal, valid and binding obligations, enforceable against Buyer in accordance with their respective terms, subject however to the effects of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and similar Laws relating to or affecting creditors' rights, as well as to principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

4.3 ***No Conflicts***. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated herein will not (a) conflict with or result in a breach of any provisions of the organizational or other governing documents of Buyer, (b) result in a default or the creation of any Encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or other agreement to which Buyer is a party or by which Buyer or any of its property may be bound or (c) violate any Law applicable to Buyer or any of its property, except in the case of clauses (b) and (c) where such default, Encumbrance, termination, cancellation, acceleration or violation would not adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement.

4.4 ***Bankruptcy***. There are no bankruptcy, reorganization or receivership proceedings pending, being contemplated by or, to Buyer's Knowledge, threatened in writing against Buyer of any of its Affiliates.

4.5 ***Litigation***. There is no investigation, suit, action or litigation by any Person or by or before any Governmental Authority, and no legal, administrative or arbitration proceedings pending, or to Buyer's Knowledge, threatened against Buyer, or to which Buyer is a party, that

would adversely affect the ability of Buyer to consummate the transactions contemplated by this Agreement.

4.6 ***No Financing***. Buyer shall have as of the Closing Date sufficient funds with which to pay the Closing Amount and consummate the transactions contemplated by this Agreement and, following Closing, Buyer will have sufficient funds to pay any adjustments to the Purchase Price and meet its other payment obligations under this Agreement.

4.7 ***Independent Evaluation***. Buyer is sophisticated in the evaluation, purchase, ownership and operation of oil and gas properties and related facilities. In making its decision to enter into this Agreement and to consummate the transaction contemplated herein, Buyer (a) has relied or shall rely solely on its own independent investigation and evaluation of the Assets and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and the express provisions of this Agreement and not on any comments, statements, projections or other materials made or given by any representatives or consultants or advisors engaged by Seller, and (b) has satisfied or shall satisfy itself through its own due diligence as to the environmental and physical condition of and contractual arrangements and other matters affecting the Assets.

4.8 ***Brokers' Fees***. Buyer has incurred no liability, contingent or otherwise, for brokers' or finders' fees relating to the transactions contemplated by this Agreement for which Seller or any Affiliate of Seller shall have any responsibility.

4.9 ***Environmental Defects***. To Buyer's Knowledge, there are no unremediated Environmental Defects with respect to the Buyer Operated Assets.

ARTICLE V
ACCESS / DISCLAIMERS

5.1 *Access*.

(a) From and after the Execution Date and up to and including the Closing Date (or earlier termination of this Agreement), but subject to the other provisions of this Agreement (including this *Section 5.1*) and obtaining any required consents of third parties (with respect to which consents Seller shall use its commercially reasonable efforts to obtain), Seller shall afford to Buyer, its Affiliates and its and their officers, employees, agents, accountants, attorneys, investment bankers, consultants and other authorized representatives (collectively, "***Buyer's Representatives***") reasonable access, during normal business hours, to the Assets and all Records in Seller's or any of its Affiliates' possession. Seller shall also make available to Buyer and Buyer's Representatives, upon reasonable notice during normal business hours, Seller's personnel knowledgeable with respect to the Assets in order that Buyer may make such diligence investigation as Buyer considers necessary or appropriate. All investigations and due diligence conducted by Buyer or any Buyer's Representative shall be conducted at Buyer's sole cost, risk and expense; and any conclusions made from any examination done by Buyer or any Buyer's Representative shall result from Buyer's own independent review and judgment. Buyer shall coordinate its access rights and physical inspections of the Assets with Seller and any third party that serves as an Operator (each a "***Third Party Operator***") to reasonably minimize any

inconvenience to or interruption of the conduct of business by Seller or any Third Party Operator, and Seller shall use its commercially reasonable efforts to facilitate all such physical inspections. Buyer shall give Seller reasonable prior written notice before entering onto any of the Assets and Seller shall have the right to have its representatives present at any time any Buyer's Representative is present on the Assets. Buyer shall, and shall cause all of the Buyer's Representatives to, abide by Seller's and any Third Party Operator's safety rules, regulations and operating policies while conducting its due diligence evaluation of the Assets including any environmental or other inspection or assessment of the Assets of which Buyer is made aware in writing.

(b) Buyer shall not conduct any sampling, boring, drilling or other invasive investigation activities ("***Invasive Activities***") on or with respect to any of the Assets without (i) Seller's prior written consent, which consent may not be unreasonably withheld, and (ii) any required prior written consent from any third party, including any Third Party Operator. Seller shall, with the reasonable cooperation of Buyer and in reasonable consultation with Buyer, use its commercially reasonable efforts to obtain any such required third party consent.

(c) Buyer agrees to defend, indemnify and hold harmless each of the Operators of the Assets and the Seller Indemnified Parties from and against any and all Liabilities arising out of, resulting from or relating to any field visit, environmental property assessment or other due diligence activity conducted by Buyer or any Buyer's Representative (including an Invasive Activity, if any) with respect to the Assets, EVEN IF SUCH LIABILITIES ARISE OUT OF OR RESULT FROM, SOLELY OR IN PART, THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY A MEMBER OF THE SELLER INDEMNIFIED PARTIES, EXCEPTING ONLY (I) LIABILITIES ACTUALLY RESULTING ON THE ACCOUNT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A MEMBER OF THE SELLER INDEMNIFIED PARTIES AND (II) ANY LIABILITIES UNCOVERED OR DISCOVERED IN THE COURSE OF BUYER'S DUE DILIGENCE WITH REGARD TO THE ASSETS.

(d) In the event that such reports form the basis of a claim of breach of this Agreement or either Party's failure to consummate the transactions contemplated to occur at the Closing, Buyer agrees to promptly provide Seller with copies, but in any event within 48 hours after the claim of such breach or failure is made, of all final reports and test results prepared by Buyer, any of Buyer's Representatives or any third party consultants and which contain data collected or generated from Buyer's due diligence with respect to the Assets (including an Invasive Activity, if any). Seller shall not be deemed by its receipt of said documents or otherwise to have made any representation or warranty, expressed, implied or statutory as to the condition of the Assets or to the accuracy of said documents or the information contained therein.

(e) Upon completion of Buyer's due diligence, Buyer shall, at its sole cost and expense and without any cost or expense to Seller or its Affiliates (i) repair all damage done to the Assets in connection with Buyer's due diligence, (ii) restore the Assets to the approximate same or better condition in existence prior to commencement of Buyer's due diligence and (iii) remove all equipment, tools or other property brought onto the Assets in connection with Buyer's due diligence. Any disturbance to the Assets (including, without limitation, the real property

associated with such Assets) resulting from Buyer's due diligence will be promptly corrected by Buyer.

(f) During all periods that Buyer and/or any of Buyer's Representatives are present on the Assets, Buyer shall maintain, at its sole expense and with insurers reasonably satisfactory to Seller, policies of insurance of the types and in the amounts set forth in *Schedule 5.1(f)*. Upon request by Seller, Buyer shall provide evidence of such insurance to Seller prior to entering the Assets.

5.2 Confidentiality. Buyer acknowledges that, pursuant to its right of access to the Records and the Assets, Buyer will become privy to confidential and other information of Seller and that such confidential information shall be held confidential by Buyer and Buyer's Representatives in accordance with the terms of the Confidentiality Agreement. If Closing should occur, the foregoing confidentiality restriction on Buyer, including the Confidentiality Agreement, shall terminate (except as to (a) any Assets that are excluded from the transactions contemplated hereby pursuant to the provisions of this Agreement, (b) the Excluded Assets, and (c) information related to assets other than the Assets).

5.3 Disclaimers.

(a) EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN *ARTICLE III*, THE CERTIFICATE DELIVERED BY SELLER AT CLOSING PURSUANT TO *SECTION 11.3(H)* AND THE SPECIAL WARRANTY OF DEFENSIBLE TITLE CONTAINED IN THE ASSIGNMENT, (I) SELLER MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO BUYER OR ANY BUYER'S REPRESENTATIVE (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO BUYER BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF SELLER OR ANY OF ITS AFFILIATES).

(b) EXCEPT AS EXPRESSLY SET FORTH IN *ARTICLE III*, THE CERTIFICATE DELIVERED BY SELLER AT CLOSING PURSUANT TO *SECTION 11.3(H)* AND THE SPECIAL WARRANTY OF DEFENSIBLE TITLE CONTAINED IN THE ASSIGNMENT, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (V) THE ABILITY TO PRODUCE HYDROCARBONS FROM THE ASSETS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VII) THE CONTENT,

CHARACTER OR NATURE OF ANY INFORMATION, MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY SELLER OR THIRD PARTIES WITH RESPECT TO THE ASSETS, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO BUYER OR ANY BUYER'S REPRESENTATIVE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN *ARTICLE III*, THE CERTIFICATE DELIVERED BY SELLER AT CLOSING PURSUANT TO *SECTION 11.3(H)* AND THE SPECIAL WARRANTY OF DEFENSIBLE TITLE CONTAINED IN THE ASSIGNMENT, SELLER FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF CONSIDERATION, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT BUYER SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT BUYER HAS MADE OR WILL CAUSE TO BE MADE SUCH INSPECTIONS AS BUYER DEEMS APPROPRIATE. THE DISCLOSURE OF ANY MATTER OR ITEM IN THE SCHEDULES SHALL NOT BE DEEMED TO CONSTITUTE AN ACKNOWLEDGEMENT BY SELLER THAT ANY SUCH MATTER IS REQUIRED TO BE DISCLOSED OR IS MATERIAL OR THAT SUCH MATTER WOULD OR WOULD REASONABLY BE EXPECTED TO RESULT IN A MATERIAL ADVERSE EFFECT.

(c) OTHER THAN THOSE REPRESENTATIONS SET FORTH IN *SECTION 3.13*, THE CERTIFICATE DELIVERED BY SELLER AT CLOSING PURSUANT TO *SECTION 11.3(H)*, SELLER HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS AGREEMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND SUBJECT TO BUYER'S LIMITED RIGHTS UNDER *SECTION 7.1* AND BUYER'S RIGHTS IN *SECTION 13.2*, BUYER SHALL BE DEEMED TO BE TAKING THE ASSETS "AS IS" AND "WHERE IS" WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT BUYER HAS MADE OR WILL CAUSE TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS BUYER DEEMS APPROPRIATE.

(d) SELLER AND BUYER AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS *SECTION 5.3* ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

ARTICLE VI
TITLE MATTERS; CASUALTIES

6.1 Seller's Title. Without limiting Buyer's (a) remedies for Title Defects set forth in this *Article VI*, (b) Buyer's rights under *Section 13.2* and (c) the special warranty of Defensible Title contained in the Assignment, Seller makes no warranty or representation, express, implied, statutory or otherwise with respect to its title to any of the Assets. Buyer hereby acknowledges and agrees that Buyer's sole remedy for any defect of title, including any Title Defect, with respect to any of the Assets (a) before Closing, shall be as set forth in *Section 6.2* and (b) after Closing, shall be pursuant to *Section 13.2* and the special warranty of Defensible Title contained in the Assignments.

6.2 Notice of Title Defects; Defect Adjustments.

(a) Title Defect Notices. On or before 5:00 p.m. (Mountain Time) on February 14, 2019 (the "***Defect Claim Date***"), Buyer shall have the right, but not the obligation, to deliver notices to Seller meeting the requirements of this *Section 6.2(a)* (each, a "***Title Defect Notice***") setting forth any matters which, in Buyer's reasonable opinion, constitute Title Defects and which Buyer asserts as a Title Defect pursuant to this *Section 6.2*. For all purposes of this Agreement and notwithstanding anything herein to the contrary, except for Buyer's rights under *Section 13.2* and the special warranty of Defensible Title contained in the Assignment, Buyer shall be deemed to have waived, and Seller shall have no liability for, any Title Defect that Buyer fails to assert as a Title Defect pursuant to a Title Defect Notice delivered in compliance with this *Section 6.2(a)* and received by Seller on or before the Defect Claim Date. Each Title Defect Notice shall be in writing and shall include (i) a description of the alleged Title Defect and the Assets affected by such Title Defect (each a "***Title Defect Property***"), (ii) the Allocated Value of each Title Defect Property, (iii) to the extent such documents exist and are in the possession of Buyer, supporting documents reasonably necessary for Seller to verify the existence of the alleged Title Defect(s), (iv) the amount by which Buyer reasonably believes the Allocated Value of each Title Defect Property is reduced by the alleged Title Defect(s), and (v) the computations upon which Buyer's belief is based. To give Seller an opportunity to commence reviewing and curing Title Defects, Buyer agrees to use reasonable efforts to give Seller, on or before the end of each calendar week prior to the Defect Claim Date, written notice of all alleged Title Defects discovered by Buyer during the preceding calendar week, which notice may be preliminary in nature and supplemented prior to the expiration of the applicable Defect Claim Date; provided that the failure to give any such preliminary notice(s) shall not effect a waiver of or otherwise limit any claims, rights, or remedies of Buyer under this Agreement.

(b) Title Benefit Notices. Seller shall have the right, but not the obligation, to deliver to Buyer on or before the Defect Claim Date, a notice setting forth any matters that, in Seller's reasonable opinion, constitute Title Benefits and that Seller asserts as a Title Benefit pursuant to this *Section 6.2* (each, a "***Title Benefit Notice***") including (i) a description of the Title Benefit and the Assets affected by the Title Benefit (the "***Title Benefit Property***"), (ii) the amount by which Seller reasonably believes the Allocated Value of the Title Benefit Property is increased by the Title Benefit, (iii) to the extent such documents exist and are in the possession of Buyer, supporting documents reasonably necessary for Seller to verify the existence of the Title Benefits(s), and (iv) the computations upon which Seller's belief is based. Seller shall be deemed

to have waived all Title Benefits of which it, or Buyer pursuant to *Section 6.2(a)*, has not given notice on or before the Defect Claim Date.

(c) Remedies for Title Defects. Subject to Seller's continuing right to dispute the existence of a Title Defect or the Title Defect Amount asserted with respect thereto and subject to the Individual Title Defect Threshold and the Aggregate Threshold and Deductible and the right of the Parties pursuant to *Section 12.1(c)*, in the event that any Title Defect properly asserted by Buyer in accordance with *Section 6.2(a)* is not waived in writing by Buyer or cured on or before Closing, Buyer shall, at its sole option, elect to:

(i) receive the entirety of the Title Defect Property that is subject to such Title Defect, together with all associated Assets, from Seller at Closing, and reduce the Purchase Price by the Title Defect Amount; or

(ii) cause Seller to retain the affected Title Defect Property and adjust the Purchase Price by that Property's Allocated Value.

(d) Seller's Right to Cure. Seller shall have the right, for a period of 60 days following the Closing Date (such period, the "***Cure Period***"), to attempt to cure any Title Defect raised by Buyer. Seller shall deliver notice of its election to attempt to cure any such Title Defect prior to Closing. If Seller elects to cure any Title Defect during the Cure Period, then (i) Buyer shall withhold from the Purchase Price the applicable Allocated Value of such Title Defect Property, (ii) Seller shall remove from the Assignment any Asset or portions thereof subject to such Title Defect, as applicable, which Seller has elected to cure (the "***Cure Assets***"), (iii) if the applicable Title Defect is cured to Buyer's reasonable satisfaction as provided herein or determined to have been cured as provided herein within the Cure Period, within five Business Days after the earlier of the (A) expiration of Cure Period or (B) agreement or determination of the effectiveness of such curative efforts, Seller shall convey the applicable Cure Assets to Buyer and Buyer shall pay to Seller the applicable Allocated Value of such Title Defect Property, on the same terms as the Assets conveyed at Closing, and (iv) in the event that Seller fails to cure any Title Defect to Buyer's reasonable satisfaction during the Cure Period, Buyer shall, after the expiration of the Cure Period, make an election pursuant to the terms of *Section 6.2(c)* with regard to such Title Defect Property.

(e) Remedies for Title Benefits. With respect to each Well or Lease affected by Title Benefits reported under this *Section 6.2*, the aggregate Title Defect Amounts shall be decreased by an amount equal to the increase in the Allocated Value for such Asset caused by such Title Benefits, as determined pursuant to *Section 6.2(h)* (the "***Title Benefit Amount***").

(f) Exclusive Remedy. Except as set forth in *Section 6.1*, the provisions set forth in *Section 6.2(c)* and *Section 6.2(j)* shall be the exclusive right and remedy of Buyer with respect to Seller's failure to have Defensible Title with respect to any Asset.

(g) Title Defect Amount. The amount by which the Allocated Value of the affected Title Defect Property is reduced as a result of the existence of such Title Defect shall be the "***Title Defect Amount***" and shall be determined in accordance with the following terms and conditions:

(i) if Buyer and Seller agree on the Title Defect Amount, then that amount shall be the Title Defect Amount;

(ii) if the Title Defect is an Encumbrance that is undisputed and liquidated in amount, then the Title Defect Amount shall be the amount necessary to be paid to remove the Title Defect from the Title Defect Property;

(iii) if the Title Defect represents a discrepancy between (A) the Net Revenue Interest for any Title Defect Property and (B) the Net Revenue Interest for such Title Defect Property stated in **Exhibit B**, and the Working Interest attributable to such Title Defect Property has been reduced proportionately, then the Title Defect Amount shall be the product of the Allocated Value of such Title Defect Property multiplied by a fraction, the numerator of which is the positive difference between such Net Revenue Interest values, and the denominator of which is the Net Revenue Interest for such Title Defect Property stated in **Exhibit B**;

(iv) if the Title Defect represents a discrepancy between (A) the Net Revenue Interest for any Title Defect Property and (B) the Net Revenue Interest for such Title Defect Property stated in **Exhibit B**, and the Working Interest attributable to such Title Defect Property has not been reduced proportionately, then the Title Defect Amount shall be an amount equal to the product of (1) the Allocated Value of such Title Defect Property, *multiplied by* (2) an amount equal to (x) four, *multiplied by* (y) a fraction, the (I) numerator of which is an amount equal to (aa) Seller's Net Revenue Interest for such Title Defect Property stated in **Exhibit B**, *minus* (bb) Seller's actual Net Revenue Interest for such Title Defect Property, and (II) the denominator of which is Seller's Net Revenue Interest for such Title Defect Property stated in **Exhibit B**;

(v) if the Title Defect represents an obligation or Encumbrance upon or other defect in title to the Title Defect Property of a type not described above, the applicable Title Defect Amount shall be determined by taking into account the Allocated Value of the Title Defect Property, the portion of the Title Defect Property affected by the Title Defect, the legal effect of the Title Defect, the potential economic effect of the Title Defect over the life of the Title Defect Property, the values placed upon the Title Defect by Buyer and Seller and such other reasonable factors as are necessary to make a proper evaluation;

(vi) the Title Defect Amount with respect to a Title Defect Property shall be determined without duplication of any costs or losses included in any other Title Defect Amount hereunder; and

(vii) notwithstanding anything to the contrary in this *Article VI*, the aggregate Title Defect Amounts attributable to the effects of all Title Defects upon any single Title Defect Property shall not exceed the Allocated Value of such Title Defect Property.

Notwithstanding anything in this *Article VI* to the contrary, if the Parties are unable to agree on the Title Defect Amount with respect to any Title Defect for which Buyer has delivered a Title

Defect Notice as of the Closing Date, subject to Seller's ongoing rights to dispute the existence or valuation of the alleged Title Defect, for the purposes of calculating the Preliminary Purchase Price payable in the Closing Date, the value of any such Title Defect contained in the Title Defect Notice delivered by Buyer shall be the basis for adjustments to the Purchase Price in accordance with *Section 2.4*.

(h) Title Benefit Amount. The Title Benefit Amount resulting from a Title Benefit shall be determined in accordance with the following methodology, terms and conditions:

(i) if Buyer and Seller agree on the Title Benefit Amount, then that amount shall be the Title Benefit Amount;

(ii) if the Title Benefit represents an increase between (A) the Net Revenue Interest for any Title Benefit Property and (B) the Net Revenue Interest for such Title Benefit Property stated in **Exhibit B**, and the Working Interest has increased proportionately, then the Title Benefit Amount shall be the product of the Allocated Value of such Title Benefit Property multiplied by a fraction, the numerator of which is the positive difference between such Net Revenue Interest values, and the denominator of which is the Net Revenue Interest for such Title Benefit Property stated in **Exhibit B**, provided that if the Net Revenue Interest increase does not affect the Title Benefit Property throughout its entire life, the Title Benefit Amount determined under this *Section 6.2(h)* shall be reduced to take into account the applicable time period only;

(iii) if the Title Benefit is of a type not described above, then the applicable Title Benefit Amount shall be determined by taking into account the Allocated Value of the Title Benefit Property, the portion of the Title Benefit Property affected by such Title Benefit, the legal effect of the Title Benefit, the potential economic effect of the Title Benefit over the life of such Title Benefit Property, the values placed upon the Title Benefit by Buyer and Seller and such other reasonable factors as are necessary to make a proper evaluation; and

(iv) the Title Benefit Amount with respect to a Title Benefit Property shall be determined without duplication of any items or amounts included in any other Title Benefit Amount hereunder.

(i) Title Threshold. Notwithstanding anything to the contrary, in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller hereunder: (i) for any individual Title Defect for which the Title Defect Amount does not exceed the Individual Title Defect Threshold or (ii) for any Title Defect for which the Title Defect Amount exceeds the Individual Title Defect Threshold unless the sum of (A) the aggregate Title Defect Amounts of all such Title Defects that exceed the Individual Title Defect Threshold (excluding any Title Defect Amounts attributable to Title Defects actually cured by Seller), *plus* (B) the aggregate Remediation Amounts of all Environmental Defects that exceed the Individual Environmental Threshold (excluding any Remediation Amounts attributable to (1) Environmental Defects actually cured by Seller or (2) Environmental Defect Properties retained by Seller pursuant to *Section 7.1(b)(ii)*), exceeds 1% of the unadjusted Purchase Price (the "***Aggregate Threshold and Deductible***"), after which point Buyer shall be entitled to adjustments to the Purchase Price only to the extent the total

Title Defect Amounts of all valid Title Defects are in excess of the Aggregate Threshold and Deductible.

(j) Title Dispute Resolution. The Parties agree to resolve disputes concerning the following matters pursuant to this *Section 6.2(j)*: (1) the existence and scope of a Title Defect or Title Defect Amount, (2) the adequacy of Seller's Title Defect curative materials and Buyer's reasonable satisfaction thereof, and (3) the existence and scope of a Title Benefit or Title Benefit Amount (the "***Title Disputed Matters***"). The Parties agree to attempt to initially resolve all disputes through good faith negotiations. If the Parties cannot resolve disputes regarding items (1), (2) and (3) on or before Closing, the Closing shall be delayed as to only the Assets subject to the Title Disputed Matters until the Parties finally resolve the dispute pursuant to this *Section 6.2(j)*; provided, however, if either Party asserts that the condition in *Section 9.1(d)* or *Section 9.2(d)* has not been satisfied due, in whole or in part, to Title Defects, then the Parties will resolve all Title Disputed Matters pursuant to this *Section 6.2(j)* prior to Closing. In the event that neither Party asserts that the condition in *Section 9.1(d)* or *Section 9.2(d)* has not been satisfied, it is understood and agreed that the Parties shall proceed to Closing as contemplated herein as to all Assets not covered by a Title Disputed Matter and all Assets covered by a Title Disputed Matter shall be excluded from Closing and the Purchase Price payable at Closing shall be reduced by the Allocated Value of all Assets covered by a Title Disputed Matter. The Title Disputed Matters will be finally determined pursuant to this *Section 6.2(j)*. There shall be a single arbitrator, who shall be an attorney licensed in the state of Colorado with at least 15 years' experience in oil and gas title and transaction matters, as selected by mutual agreement of Buyer and Seller within 15 days after any Party invokes the provisions of this *Section 6.2(j)* to resolve such Title Disputed Matter (the "***Title Expert***"). If the Parties are unable to agree upon the Title Expert, the Title Expert shall be appointed by the International Institute for Conflict Prevention & Resolution, Inc. The expert determination proceeding shall be held in Denver, Colorado. The Title Expert's determination shall be made within 20 days after submission by the Parties of the matters in Title Disputed Matter and shall be final and binding upon both Parties, without right of appeal. In making his determination, the Title Expert shall be bound by the rules set forth in *Section 6.2(g)* and *Section 6.2(h)* and, subject to the foregoing, may consider such other matters as in the opinion of the Title Expert are necessary to make a proper determination. The Title Expert, however, may not award (a) Buyer a greater Title Defect Amount than the Title Defect Amount claimed by Buyer in the applicable Title Defect Notice (which such Title Defect Amount shall not exceed the Allocated Value of the applicable Title Defect Property) or (b) Seller a greater Title Benefit Amount than the Title Benefit Amount claimed by Seller in the applicable Title Benefit Notice. The Title Expert shall act as an expert for the limited purpose of determining the specific disputed Title Defect, Title Benefit, Title Defect Amount or Title Benefit Amount submitted by either Party and may not award damages, interest or penalties to either Party with respect to any Title Disputed Matter. Seller and Buyer shall each bear its own legal fees and other costs of presenting its case to the Title Expert. Each of Seller and Buyer shall bear one-half of the costs and expenses of the Title Expert. If, following the award of the Title Expert, any Title Disputed Matter is determined to be a Title Defect, then, subject to *Section 6.2(i)*, Buyer shall, within 10 days after the Title Expert delivers written notice to Buyer and Seller of its award with respect to such Title Defect, elect a remedy per *Section 6.2(c)*, and, if Buyer elects the remedy in *Section 6.2(c)(i)*, then, within five days of the delivery of such determination (i) Seller shall transfer, convey and assign such Title Defect Property to Buyer on a form of conveyance substantially similar to the Assignment, and (ii) simultaneously therewith, Buyer shall pay to Seller an amount equal to (A) the Allocated

Value of such Title Defect Property, *minus* (B) the Title Defect Amount related thereto that was determined by the Title Expert. To the extent that the award of the Title Expert with respect to any Title Defect Amount was not taken into account as an adjustment to the Purchase Price, or the aggregate Title Defect Amounts, as applicable at Closing pursuant to *Section 2.4* and an adjustment would otherwise be required under the provisions of *Section 6.2(c)* or *Section 6.2(d)*, as applicable, then, within 10 days after the Title Expert delivers written notice to Buyer and Seller of its award with respect to such Title Defect Amount or a Title Benefit Amount and subject to *Section 6.2(i)*, the Purchase Price will be adjusted pursuant to *Section 2.4* by the amount so awarded by the Title Expert. The Title Expert shall not have worked as an employee or outside counsel for either Party or any Affiliate of either Party during the five year period preceding the arbitration, or have any financial interest in the dispute.

6.3 Casualty or Condemnation Loss.

(a) Notwithstanding anything herein to the contrary, from and after the Effective Time, if Closing occurs, Buyer shall assume all risk of loss with respect to (i) production of Hydrocarbons from the Assets through normal depletion (including watering out of any well, collapsed casing or sand infiltration of any well) and (ii) the depreciation of personal property due to ordinary wear and tear and, in each case, Buyer shall not assert such matters as Casualty Losses or Title Defects hereunder.

(b) If, from and after the Effective Time but prior to the Closing Date, any portion of the Assets is damaged or destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain (a "***Casualty Loss***"), (i) Buyer shall nevertheless be required to close the transactions contemplated by this Agreement and (ii) Buyer shall elect by written notice to Seller prior to Closing to either (A) cause Seller, at Seller's sole cost and as promptly as reasonably practicable (which work may extend after the Closing Date), to repair or restore each Asset affected by such Casualty Loss to at least its condition prior to such casualty or taking, or (B) reduce the Purchase Price by value of such Casualty Loss. In each case, Seller shall retain all rights to insurance, condemnation awards and other claims against third parties with respect to the casualty or taking except to the extent the Parties otherwise agree in writing.

6.4 Preferential Rights and Consents to Assign.

(a) The remedies set forth in this *Section 6.4* and the provisions of *Section 13.2(b)* and *Section 13.2(c)* with regard to any breaches of this *Section 6.4* are the exclusive remedies under this Agreement related to the Consents and Preferential Rights.

(b) Pre-Closing Efforts. From and after the Execution Date up to Closing, Seller and Buyer shall use their commercially reasonable efforts to obtain all Consents and waivers of all Preferential Rights (excluding any Customary Post-Closing Consents); provided, however, that neither Party shall be required to incur any Liability or pay any money in order to obtain such Consents or waivers.

(c) Preferential Rights. Seller shall, within five days after the Execution Date, send to each holder of a Preferential Right a notice requesting the election or waiver by each such holder of its applicable Preferential Right, in each case in material compliance with the contractual

provisions applicable to such Preferential Right, requesting a waiver of such right. Any Preferential Right must be exercised subject to all terms and conditions set forth in this Agreement, including the successful closing of this Agreement pursuant to *Article XI*. The consideration payable under this Agreement for any particular Asset for purposes of Preferential Right notices shall be the Allocated Value of such Asset.

(i) All Assets burdened by Preferential Rights for which (A) the applicable Preferential Right has been waived, or (B) the period to exercise such Preferential Right has expired prior to the Closing without the applicable holder of such Preferential Right electing to enforce its Preferential Right, shall, in each case, be assigned to Buyer at the Closing pursuant to the provisions of this Agreement.

(ii) If, (A) prior to the Closing any holder of a Preferential Right notifies Seller that it intends to consummate the purchase of the portion of the Assets to which its Preferential Right applies, or (B) the period to exercise such Preferential Right has not expired and the holder of such Preferential Right has not waived such Preferential Right, then, in each case, such portion of the Assets affected by such Preferential Right shall be excluded from the Assets to be conveyed to Buyer at Closing and the Purchase Price shall be reduced by the Allocated Value of such excluded portion of the Assets. Seller shall be entitled to all proceeds paid by a Person exercising a Preferential Right prior to the Closing. If, after Closing (1) such holder of such Preferential Right thereafter fails to consummate the purchase of the portion of the Assets covered by such Preferential Right, or (2) the period to exercise such Preferential Right expires without the holder of such Preferential Right sending notification of such holder's election to purchase the portion of the Assets covered by such Preferential Right, then, in each case, Seller shall (x) so notify Buyer and (y) on or before 10 days following delivery of such notice, assign such portion of the Assets to Buyer pursuant to an assignment in substantially the form of the Assignment and the Purchase Price shall be increased by an amount equal to the Allocated Value of the such portion of the Assets.

(d) Consents. Seller, within five days after the Execution Date, shall send to each holder of a Consent a notice seeking such holder's consent to the transactions contemplated hereby.

(i) If Seller fails to obtain a Consent prior to Closing and the failure to obtain such Consent would cause (1) the assignment to Buyer of any portion of the Assets to be void or voidable, (2) the termination or give rise to a right of termination of a Lease or any Applicable Contract under the express terms thereof, (3) a material diminution in the value of the Asset affected by such Consent, or (4) if such Consent has been denied in writing by the holder of such right ("***Required Consent***"), then, in each case, that portion of the Assets affected by such Required Consent shall be excluded from the Assets to be conveyed to Buyer at Closing and the Purchase Price shall be reduced by the Allocated Value of such portion of the Assets. In the event that a Required Consent that was not obtained prior to Closing is obtained following Closing but prior to end of the Cure Period or the requirement to obtain such Required Consent is waived by Buyer then, within 10 days after such Required Consent is obtained or the requirement to obtain such Required Consent is waived by Buyer, (x) Seller shall assign such excluded portion

of the Assets to Buyer pursuant to an assignment in substantially the form of the Assignment (and if the requirement to obtain a Required Consent is waived by Buyer, Buyer shall have no claim against, and Seller shall have no Liability for, the failure to obtain such Required Consent), and (y) Buyer shall pay to Seller by wire transfer of immediately available funds an amount equal to the amount by the Allocated Value of such portion of the Assets so assigned.

(ii) If Seller fails to obtain a Consent prior to Closing and such Consent is not a Required Consent, then that portion of the Assets subject to such Consent shall be assigned by Seller to Buyer at Closing pursuant to the Assignment and Buyer shall have no claim against, and Seller shall have no Liability for, the failure to obtain such Consent.

ARTICLE VII
ENVIRONMENTAL MATTERS

7.1 Environmental Defects.

(a) Environmental Defects Notice. On or before the Defect Claim Date, Buyer shall have the right, but not the obligation, to deliver notices to Seller meeting the requirements of this *Section 7.1(a)* (each, an "***Environmental Defect Notice***") setting forth any matters that, in Buyer's reasonable opinion, constitute Environmental Defects and that Buyer asserts as Environmental Defects pursuant to this *Section 7.1*. For all purposes of this Agreement, without limiting Buyer's rights under *Section 13.2*, Buyer shall be deemed to have waived any Environmental Defect that Buyer fails to properly assert as an Environmental Defect pursuant to an Environmental Defect Notice delivered in accordance with this *Section 7.1(a)* and received by Seller on or before the Defect Claim Date. Each Environmental Defect Notice shall be in writing and shall include: (i) a description of the Environmental Condition constituting the alleged Environmental Defect, (ii) each Asset (or portion thereof) affected by the alleged Environmental Defect (the "***Environmental Defect Property***"), (iii) the Allocated Value of each Environmental Defect Property, (iv) to the extent such documents exist and are in Buyer's possession, supporting documents reasonably necessary for Seller to verify the existence of the alleged Environmental Defect, and (v) a calculation of the Remediation Amount (itemized in reasonable detail) that Buyer asserts is attributable to such alleged Environmental Defect; provided that, for purposes of clarity, Buyer's general description of each of the foregoing shall be sufficient to meet the notice requirements of this *Section 7.1(a)*. Buyer's calculation of the Remediation Amount included in the Environmental Defect Notice must describe in reasonable detail the Remediation proposed for the Environmental Condition that gives rise to the asserted Environmental Defect and identify all assumptions used by Buyer in calculating the Remediation Amount, including the standards that Buyer asserts must be met to comply with Environmental Laws. Seller shall have the right, but not the obligation, to cure any claimed Environmental Defect on or before Closing. To give Seller an opportunity to commence reviewing and curing Environmental Defects, Buyer agrees to use reasonable efforts to give Seller, on or before the end of each calendar week prior to the Defect Claim Date, written notice of all alleged Environmental Defects discovered by Buyer during the preceding calendar week, which notice may be preliminary in nature and supplemented prior to the expiration of the applicable Defect Claim Date; provided that the failure to give any such

preliminary notice(s) shall not effect a waiver of or otherwise limit any claims, rights, or remedies of Buyer under this Agreement.

(b) Remedies for Environmental Defects. Subject to Seller's continuing right to dispute the existence of an Environmental Defect or the Remediation Amount asserted with respect thereto and subject to the Individual Environmental Threshold and the Aggregate Threshold and the Parties' rights under *Section 12.1(c)*, in the event that any Environmental Defect timely asserted by Buyer in accordance with *Section 7.1(a)* is not waived in writing by Buyer or cured on or before Closing, Buyer shall, at its sole option, elect to:

(i) receive the entirety of the Environmental Defect Property that is subject to such Environmental Defect, together with all associated Assets, from Seller at Closing, and reduce the Purchase Price by the Remediation Amount for such Environmental Defect Property, but not in excess of the Allocated Value of such Environmental Defect Property; or

(ii) cause Seller to retain the entirety of the Environmental Defect Property subject to such Environmental Defect, together with all associated Assets, and reduce the Purchase Price by an amount equal to the Allocated Value of the Environmental Defect Property and associated Assets.

If Buyer elects the option set forth in clause (ii) above, Buyer shall be deemed to have assumed responsibility for all costs and expenses attributable to the Remediation of the applicable Environmental Defect (net to the Assets) and all Liabilities (net to the Assets) with respect thereto, and Buyer's obligations with respect to the foregoing shall be deemed to constitute part of the Assumed Obligations.

(c) Exclusive Remedy. Subject to Buyer's rights under *Section 13.2*, *Section 7.1(b)* shall be the exclusive right and remedy of Buyer with respect to any Environmental Defect.

(d) Environmental Thresholds. Notwithstanding anything to the contrary, in no event shall there be any adjustments to the Purchase Price or other remedies provided by Seller for (i) any individual Environmental Defect for which the Remediation Amount does not exceed the Individual Environmental Threshold, or (ii) any Environmental Defect for which the Remediation Amount exceeds the Individual Environmental Threshold, unless the sum of (A) the aggregate Remediation Amounts of all such Environmental Defects that exceed the Individual Environmental Threshold (excluding any Remediation Amounts attributable to (1) Environmental Defects actually cured by Seller or (2) Environmental Defect Properties that Seller elects to retain pursuant to *Section 7.1(b)(ii)*), *plus* (B) the aggregate Title Defect Amounts of all Title Defects that exceed the Individual Title Defect Threshold (excluding any Title Defect Amounts attributable to Title Defects actually cured by Seller), exceeds the Aggregate Threshold, after which point Buyer shall be entitled to all such Remediation Amounts only to the extent the total Remediation Amounts of all valid Environmental Defects are in excess of the Aggregate Threshold and Deductible.

(e) Environmental Dispute Resolution. The Parties agree to resolve disputes concerning the existence and scope of an Environmental Defect or Remediation Amount pursuant to this *Section 7.1(e)* (the "***Environmental Disputed Matters***"). The Parties agree to attempt to initially resolve all disputes through good faith negotiations. If the Parties cannot resolve disputes regarding Environmental Disputed Matters on or before Closing, the Closing shall be delayed as to only the Assets subject to the Environmental Disputed Matters until the Parties finally resolve the dispute pursuant to this *Section 7.1(e)*; provided, however, if either Party asserts that the condition in *Section 9.1(d)* or *Section 9.2(d)* has not been satisfied due, in whole or in part, to Environmental Defects, then the Parties will resolve all Environmental Disputed Matters pursuant to this *Section 7.1(e)* prior to Closing. In the event that neither Party asserts that the condition in *Section 9.1(d)* or *Section 9.2(d)* has not been satisfied, it is understood and agreed that the Parties shall proceed to Closing as contemplated herein as to all Assets not covered by an Environmental Disputed Matter and all Assets covered by an Environmental Disputed Matter shall be excluded from Closing and the Purchase Price payable at Closing shall be reduced by the Allocated Value of all Assets covered by an Environmental Disputed Matter. The Environmental Disputed Matters will be finally determined pursuant to this *Section 7.1(e)*. Environmental Disputed Matters will be submitted to an independent environmental consulting firm with expertise in Colorado mutually acceptable to both Parties within 15 days after any Party invokes the provisions of this *Section 7.1(d)* to resolve such Dispute (the "***Environmental Expert***"). If the Parties are unable to agree upon the Environmental Expert, the Environmental Expert shall be appointed by the International Institute for Conflict Prevention & Resolution, Inc. The expert determination proceeding will be held in Denver, Colorado. The Environmental Expert's determination must be made within 20 days after submission of the matters in Dispute and shall be final and binding upon both Parties, without right of appeal. In making its determination, the Environmental Expert shall be bound by the rules set forth in this *Section 7.1* and, subject to the foregoing, may consider such other matters as in the opinion of the Environmental Expert are necessary or helpful to make a proper determination. The Environmental Expert, however, may not award Buyer a greater Remediation Amount than the Remediation Amount claimed by Buyer in the applicable Environmental Defect Notice (which such award shall not exceed the Allocated Value of the applicable Environmental Defect Property). The Environmental Expert will act as an expert for the limited purpose of determining the specific disputed Environmental Defects and/or Remediation Amounts submitted by either Party and may not award damages, interest or penalties to either Party with respect to any matter. Seller and Buyer will each bear its own legal fees and other costs of presenting its case. Each Party will bear one-half of the costs and expenses of the Environmental Expert. Following the award of the Environmental Expert, any Environmental Disputed Matter is determined to be an Environmental Defect, then, subject to *Section 7.1(d)*, Buyer shall, within 10 days after the Environmental Expert delivers written notice to Buyer and Seller of its award with respect to such Environmental Defect, elect a remedy per *Section 7.1(b)*, and if Buyer elects the remedy in *Section 7.1(b)(i)*, then, within five days of the delivery of such determination (i) Seller shall transfer, convey and assign such Environmental Defect Property to Buyer on a form of conveyance substantially similar to the Assignment, and (ii) simultaneously therewith, Buyer shall pay to Seller an amount equal to (A) the Allocated Value of such Environmental Defect Property, *minus* the Remediation Amount related thereto that was determined by the Environmental Expert. To the extent that the award of the Environmental Expert with respect to any Remediation Amount is not taken into account as an adjustment to the Purchase Price at Closing pursuant to *Section 2.4* and Buyer would otherwise be entitled to an adjustment

under the provisions of *Section 7.1(d)*, then, within 10 days after the Environmental Expert delivers written notice to Buyer and Seller of such award and subject to *Section 7.1(d)*, the Purchase Price will be adjusted pursuant to *Section 2.4* by such Remediation Amount. The Environmental Expert shall not have worked as an employee or outside consultant for either Party or any Affiliate of either Party during the five year period preceding the arbitration, or have any financial interest in the dispute.

7.2 NORM, Wastes and Other Substances. Buyer acknowledges that the Assets have been used for exploration, development and production of oil and gas and that there may be petroleum, produced water, wastes or other substances or materials located in, on or under or associated with the Assets. Equipment and sites included in the Assets may contain asbestos, NORM or other Hazardous Substances. NORM may affix or attach itself to the inside of wells, materials and equipment as scale, or in other forms. The wells, materials and equipment located on the Assets or included in the Assets may contain NORM and other wastes or Hazardous Substances. NORM containing material or other wastes or Hazardous Substances may have come in contact with various environmental media, including without limitation, water, soils or sediment. Special procedures may be required for the assessment, remediation, removal, transportation or disposal of environmental media, wastes, asbestos, NORM and other Hazardous Substances from the Assets.

ARTICLE VIII
CERTAIN AGREEMENTS

8.1 Conduct of Business. Except (x) as set forth in *Schedule 8.1*, (y) as expressly contemplated by this Agreement or (z) as expressly consented to in writing by Buyer, Seller agrees that from and after the Execution Date up to Closing:

(a) Seller will, and will cause its Affiliates to:

(i) maintain, and if Seller is the Operator thereof, operate, the Assets in the usual, regular and ordinary manner consistent with its past practice;

(ii) comply with the terms of the Leases and all Material Contracts;

(iii) comply with all Laws and orders of any Governmental Authority applicable to or having jurisdiction over the Assets;

(iv) pay or cause to be paid Asset Taxes, Burdens and other payments incurred with respect to the Assets;

(v) maintain the books of account and records relating to the Assets in the usual, regular and ordinary manner, in accordance with its usual accounting practices; and

(vi) give written notice to Buyer as soon as is practicable of any written notice received or given by Seller with respect to any alleged material breach by Seller of any Lease or Material Contract;

(b) Seller will not, and will cause its Affiliates not to:

(i) except for emergency operations or those intended to save a lease or drillsite from expiring or being rendered undrillable, agree to, propose or commence any operation on the Assets anticipated to cost (net to Seller's interest in the Assets) in excess of $75,000. With respect to emergency operations or those intended to save a lease or drillsite from expiring or being rendered undrillable, Seller shall notify Buyer of such emergency or urgency as soon as reasonably practicable. If during the Interim Period, Seller receives an additional or supplemental third party AFE for any new proposed well in an amount in excess of $75,000 net to Seller's interest, Seller will forward the same to Buyer as soon as reasonably practicable (including by e-mail) following receipt by Seller. Buyer shall review and respond within five days of its receipt thereof to Seller in writing with respect to whether it desires for Seller to consent such well operation covered by the AFE; provided that if Buyer does not timely respond with its proposal to consent the operation in writing with respect to any such AFE within such five day period, then Buyer shall be deemed to have responded in the same manner as Seller elects to vote with respect to such operation. If Buyer's proposal differs from that of Seller, the parties shall negotiate in good faith to determine the election to be made with respect to such well operation. If the parties cannot agree, then Buyer's election shall control.

(ii) enter into an Applicable Contract that, if entered into prior to the Execution Date, would be a Material Contract;

(iii) terminate (unless such Material Contract terminates pursuant to its stated terms) or amend the terms of any Material Contract;

(iv) settle any suit or litigation or waive any claims or rights of value in each case attributable to the Assets and affecting the period after the Effective Time;

(v) grant or create any Consent or Preferential Right with respect to the Assets;

(vi) transfer, sell, mortgage, pledge or dispose of any portion of the Assets other than the sale or disposal of Hydrocarbons in the ordinary course of business and sales of equipment that is no longer necessary in the operation of the Assets or for which replacement equipment of equal or greater value has been obtained;

(vii) make, change or revoke any Tax election; change an annual accounting period; adopt or change any accounting method with respect to Taxes; file any amended Tax Return; enter into any closing agreement; settle or compromise any Tax claim or assessment; or consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to Taxes; in each case to the extent such action would adversely affect the Assets; or

(viii) commit to do any of the foregoing.

Buyer acknowledges that Seller owns undivided interests in certain of the Assets with respect to which it is not the Operator, and Buyer agrees that the acts or omissions of the other Working

Interests owners (including the Third Party Operators) who are not Seller, its lenders or their respective Affiliates, shall not constitute a breach of the provisions of this *Section 8.1*, and no action required pursuant to a vote of Working Interest owners shall constitute a breach of the provisions of this *Section 8.1* so long as Seller voted its interest in such a manner that complies with the provisions of this *Section 8.1*.

8.2 Governmental Bonds. Buyer understands and acknowledges that none of the bonds, letters of credit and guarantees, if any, posted by Seller or its Affiliates with Governmental Authorities and relating to the Assets are transferable to Buyer.

8.3 Financial Cooperation. Seller acknowledges that Buyer or its Affiliates may be required to include (a) audited and unaudited financial statements, balance sheets and statements of cash flow, and (b) other financial information, in each case, relating to the Assets and/or Seller for up to three years ending on the Closing Date, in documents filed by Buyer or its Affiliates or assignees with the Securities and Exchange Commission pursuant to the Securities Act, or in other materials (including offering materials for securities offered and sold as eligible for resale under Rule 144A of the Securities Act) (all of the foregoing, together with any related supplementary oil and gas information required by Accounting Series Codification 932-235, the "***Requisite Financial Statement Information***") and that any such Requisite Financial Statement Information may be required to be independently audited. At Buyer's request, from and after the Closing Date and for up to three years thereafter, Seller shall, at Buyer's sole cost and expense, provide Buyer (or its applicable Affiliate or assignee) and its auditor reasonable access during normal business hours to such records (to the extent that such information is available) and personnel of Seller and its Affiliates (the "***Seller Group***") and use reasonable efforts to, at Buyer's sole cost and expense, provide reasonable access during normal business hours to the Seller Group's accounting firm, in each case, as Buyer (or its applicable Affiliate or assignee) may reasonably request to enable Buyer (or its applicable Affiliate or assignee) and its auditor, and its representatives, for the sole purpose of creating and auditing the Requisite Financial Statement Information.

8.4 Notifications. If either Party develops or possesses information that leads it to believe the other Party may have breached a representation, warranty, covenant or other agreement contained in this Agreement, such non-breaching Party shall promptly inform the other Party of such potential breach so that the potentially breaching Party may attempt to remedy or cure such breach prior to Closing. The provisions of this Agreement relating to representations, warranties, indemnities and agreements of the Parties shall not be altered or modified by Buyer's Knowledge or Seller's Knowledge, as applicable, of any event or Buyer's or Seller's review of any documents or other matters except as expressly provided herein to the contrary.

ARTICLE IX
CONDITIONS TO CLOSING

9.1 Buyer's Conditions to Closing. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the fulfillment (or waiver by Buyer) on or prior to the Closing of each of the following conditions:

(a) Representations. The representations and warranties of Seller set forth in *Article III* shall be true and correct in all material respects (other than those representations and

warranties of Seller that are qualified by materiality, which shall be true and correct in all respects) as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date).

(b) Performance. Seller shall have materially performed or complied with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Seller is required prior to or at the Closing Date.

(c) No Legal Proceedings. No material suit, action or other proceeding instituted by a third party shall be pending before any Governmental Authority seeking to restrain, prohibit, enjoin or declare illegal, or seeking substantial damages in connection with, the transactions contemplated by this Agreement. No order, award or judgment shall have been issued by any Governmental Authority or arbitrator to restrain, prohibit, enjoin, or declare illegal, or awarding substantial damages in connection with, the transactions contemplated by this Agreement.

(d) Title Defects; Environmental Defects; Preferential Rights and Consents. The sum of (i) all (A) Title Defect Amounts *plus* (B) all potential adjustments to the Purchase Price pursuant to *Section 6.2(d)(ii)*, *less* (C) all Title Benefit Amounts, *plus* (ii) all (A) Remediation Amounts for Environmental Defects, *plus* (B) all adjustments to the Purchase Price pursuant to *Section 7.1(b)(ii)*, *plus* (iii) all adjustments to the Purchase Price made pursuant to *Section 6.4(c)(ii)* as a result of un-waived or unexpired Preferential Rights and *Section 6.4(d)(i)* in respect of unobtained or denied Consents, *plus* (iv) the amount of all Casualty Losses shall, in the aggregate, be less than 15% of the unadjusted aggregate Purchase Price.

(e) Closing Deliverables. Seller shall have delivered (or be ready, willing and able to deliver at Closing) to Buyer the documents and other items required to be delivered by Seller under *Section 11.3*.

9.2 Seller's Conditions to Closing. The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment (or waiver by Seller) on or prior to the Closing of each of the following conditions:

(a) Representations. The representations and warranties of Buyer set forth in *Article IV* shall be true and correct in all material respects (other than those representations and warranties of Buyer that are qualified by materiality, which shall be true and correct in all respects) as of the Closing Date as though made on and as of the Closing Date (other than representations and warranties that refer to a specified date, which need only be true and correct on and as of such specified date).

(b) Performance. Buyer shall have materially performed or complied with all obligations, agreements and covenants contained in this Agreement as to which performance or compliance by Buyer is required prior to or at the Closing Date.

(c) No Legal Proceedings. No material suit, action or other proceeding instituted by a third party shall be pending before any Governmental Authority seeking to restrain, prohibit, enjoin or declare illegal, or seeking substantial damages in connection with, the

transactions contemplated by this Agreement. No order, award or judgment shall have been issued by any Governmental Authority or arbitrator to restrain, prohibit, enjoin, or declare illegal, or awarding substantial damages in connection with, the transactions contemplated by this Agreement.

(d) Title Defects; Environmental Defects; Preferential Rights and Consents. The sum of (i) all (A) Title Defect Amounts *plus* (B) all potential adjustments to the Purchase Price pursuant to *Section 6.2(d)(ii)*, *less* (C) all Title Benefit Amounts, *plus* (ii) all (A) Remediation Amounts for Environmental Defects, *plus* (B) all adjustments to the Purchase Price pursuant to *Section 7.1(b)(ii)*, *plus* (iii) all adjustments to the Purchase Price made pursuant to *Section 6.4(c)(ii)* as a result of un-waived or unexpired Preferential Rights and *Section 6.4(d)(i)* in respect of unobtained or denied Consents, *plus* (iv) the amount of all Casualty Losses shall, in the aggregate, be less than 15% of the unadjusted aggregate Purchase Price.

(e) Closing Deliverables. Buyer shall have delivered (or be ready, willing and able to deliver at Closing) to Seller the documents and other items required to be delivered by Buyer under *Section 11.3*.

ARTICLE X
TAX MATTERS

10.1 Asset Tax Liability.

(a) Seller shall be allocated and bear all Asset Taxes attributable to (i) any Tax period ending prior to the Effective Time and (ii) the portion of any Straddle Period ending immediately prior to the Effective Time. Buyer shall be allocated and bear all Asset Taxes attributable to (x) any Tax period beginning at or after the Effective Time and (y) the portion of any Straddle Period beginning at the Effective Time.

(b) For purposes of determining the allocations described in *Section 10.1(a)*, (i) Asset Taxes that are attributable to the severance or production of Hydrocarbons (other than such Asset Taxes described in *clause (iii)*, below) shall be allocated to the period in which the severance or production giving rise to such Asset Taxes occurred, (ii) Asset Taxes that are based upon or related to sales or receipts or imposed on a transactional basis (other than such Asset Taxes described in *clause (i)* or *(iii)*), shall be allocated to the period in which the transaction giving rise to such Asset Taxes occurred, and (iii) Asset Taxes that are ad valorem, property or other Asset Taxes imposed on a periodic basis pertaining to a Straddle Period shall be allocated between the portion of such Straddle Period ending immediately prior to the Effective Time and the portion of such Straddle Period beginning at the Effective Time by prorating each such Asset Tax based on the number of days in the applicable Straddle Period that occur before the date on which the Effective Time occurs, on the one hand, and the number of days in such Straddle Period that occur on or after the date on which the Effective Time occurs, on the other hand. For purposes of clause (iii) of the preceding sentence, the period for such Asset Taxes shall begin on the date on which ownership of the applicable Assets gives rise to liability for the particular Asset Tax and shall end on the day before the next such date.

(c) To the extent the actual amount of an Asset Tax is not known at the time an adjustment is to be made with respect to such Asset Tax pursuant to *Section 2.7(a)* or *Section 2.7(b)*, as applicable, the Parties shall utilize the most recent information available in estimating the amount of such Asset Tax for purposes of such adjustment. To the extent the actual amount of an Asset Tax (or the amount thereof paid or economically borne by a Party) is ultimately determined to be different than the amount (if any) that was taken into account in the Final Settlement Statement as finally determined pursuant to *Section 2.7(b)*, timely payments will be made from one Party to the other to the extent necessary to cause each Party to bear the amount of such Asset Tax that is allocable to such Party under this *Section 10.1*.

(d) Seller shall timely file all Tax Returns with respect to Asset Taxes due on or before the Closing Date and, subject to *Section 10.1(c)*, pay all Asset Taxes shown as due thereon. Buyer shall timely file all Tax Returns with respect to Asset Taxes with respect to the Straddle Period and all tax periods that begin on or after the Effective Time, in each case, to the extent such Tax Returns are required to be filed after Closing, and, subject to *Section 10.1(c)*, shall pay all Asset Taxes shown as due thereon, Seller shall promptly forward to Buyer any reports or documents received by Seller after the Closing that relate to the Straddle Period, and provide any information in Seller's possession or control that relate to the Straddle Period that is necessary for Buyer to file any Tax Returns relating to Asset Taxes with respect to the Straddle Period in accordance with this *Section 10.1(d)*. Each of Seller or Buyer, as applicable, shall submit each such Tax Return required to be filed by it hereunder to the other Party for such other Party's review and comment reasonably in advance of the due date therefor. The Parties agree that (x) this *Section 10.1(d)* is intended to solely address the timing and manner in which certain Tax Returns relating to Asset Taxes are filed and the Asset Taxes shown thereon are paid to the applicable Taxing Authority, and (y) nothing in this *Section 10.1(d)* shall be interpreted as altering the manner in which Asset Taxes are allocated to and economically borne by the Parties.

10.2 Transfer Taxes. All sales, use or other Taxes (other than Taxes on gross income, net income or gross receipts), duties, levies, recording fees or other governmental charges incurred by or imposed with respect to the property transfers undertaken pursuant to this Agreement ("***Subject Transfer Taxes***") shall be the responsibility of, and shall be paid by, Buyer. The Parties shall reasonably cooperate in taking steps that would minimize or eliminate any Subject Transfer Taxes. Seller agrees to file all Subject Transfer Tax Returns relating to such Subject Transfer Taxes.

10.3 Treatment of Payments. Any payments made to any party pursuant to *Article XIII* shall constitute an adjustment of the Purchase Price for Tax purposes and shall be treated as such by Buyer and Seller on their Tax Returns to the extent permitted by law.

10.4 Tax Cooperation. Buyer and Seller shall cooperate fully as and to the extent reasonably requested by the other party, in connection with the filing of any Tax Returns and any audit, litigation or other proceeding (each, a "***Tax Proceeding***") with respect to Taxes relating to or in connection with the Assets. Such cooperation shall include the retention and (upon the other Party's request) the provision of such records and information which are reasonably relevant to any such Tax Return or Tax Proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

ARTICLE XI
CLOSING

11.1 ***Date of Closing***. Subject to the conditions stated in this Agreement, the transfer by Seller and the acceptance by Buyer of the Assets (the "***Closing***") shall occur on February 25, 2019 (the "***Scheduled Closing Date***"), or, if all conditions to Closing in *Article IX* (other than those conditions that are only capable of being satisfied at the Closing) have not yet been satisfied or waived by that date, five Business Days after such conditions have been satisfied or waived, or such other date as Buyer and Seller may agree upon in writing. The date when Closing actually occurs shall be the "***Closing Date***."

11.2 ***Place of Closing***. Closing shall be held at the offices of PetroShare Corp in Denver, Colorado, or such other location as Buyer and Seller may agree upon in writing.

11.3 ***Closing Obligations***. At Closing, the following documents shall be delivered and the following events shall occur, the execution of each document and the occurrence of each event being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a) Seller and Buyer shall execute and deliver the Assignment, in sufficient counterparts to facilitate recording in the applicable counties where the Assets are located;

(b) Seller and Buyer shall execute and deliver assignments, on appropriate forms, of state and of federal leases or other assets (easements, permits or other similar governmental grants or permissions) comprising portions of the Assets, if any;

(c) Seller and Buyer shall execute and deliver the Preliminary Settlement Statement pursuant to *Section 2.6(a)*;

(d) Buyer shall deliver to Seller, to the accounts designated in the Preliminary Settlement Statement, by direct bank or wire transfer in same day funds, the Closing Amount;

(e) Seller shall deliver on forms supplied by Buyer (and reasonably acceptable to Seller) transfer orders or letters in lieu thereof directing all purchasers of production to make payment to Buyer of proceeds attributable to Hydrocarbon production from the Assets from and after the Effective Time, for delivery by Buyer to each purchaser of such Hydrocarbon production;

(f) Seller shall deliver an executed statement described in Treasury Regulation § 1.1445-2(b)(2) certifying that Seller is not a "foreign person" or a "disregarded entity";

(g) Buyer shall execute and deliver a certificate from an authorized officer of Buyer certifying on behalf of Buyer that the conditions set forth in *Section 9.2(a)* and *Section 9.2(b)* have been fulfilled by Buyer;

(h) Seller shall execute and deliver a certificate from an authorized officer of Seller certifying on behalf of Seller that the conditions set forth in *Section 9.1(a)* and *Section 9.1(b)* have been fulfilled by Seller;

(i) Seller and Buyer shall execute and deliver the Wellbore Assignment, in sufficient counterparts to facilitate recording in the applicable counties where the Border Lease Interests are located;

(j) Seller shall deliver a recordable release of any deeds of trust, mortgages, financing statements, fixture filings and security agreements made by Seller or its Affiliates affecting the Assets; and

(k) Seller and Buyer shall execute and deliver any other agreements, instruments and documents that are required by other terms of this Agreement to be executed or delivered at Closing.

11.4 Records. In addition to the obligations set forth under *Section 11.3* above, as soon as reasonably practicable following Closing but in any event within 10 days following the Closing Date, Seller shall deliver electronically, and make available to Buyer, during normal business hours at Seller's offices, such copies of the Records, in any format at Buyer's expense, to which Buyer is entitled pursuant to the terms of this Agreement.

ARTICLE XII
ACQUISITION TERMINATION AND REMEDIES

12.1 Right of Termination. This Agreement and the transactions contemplated herein may be terminated at any time at or prior to Closing:

(a) by Seller, if any of the conditions set forth in *Section 9.2* (other than the conditions set forth in *Section 9.2(d)*) have not been satisfied by Buyer on or before February 28, 2019 (the "***Outside Termination Date***") unless mutually agreed to otherwise;

(b) by Buyer, if any of the conditions set forth in *Section 9.1* (other than the conditions set forth in *Section 9.1(d)*) have not been satisfied by Seller on or before the Outside Termination Date;

(c) by Seller, if the condition set forth in *Section 9.2(d)* is not satisfied on or before the Closing Date or by Buyer if the condition set forth in *Section 9.1(d)* has not been satisfied on or before the Outside Termination Date; provided, however, that Seller shall not be entitled to terminate this Agreement under this *Section 12.1(c)* if the Closing has failed to occur because Seller failed to perform or observe its covenants or agreements hereunder; provided, further, that Buyer shall not be entitled to terminate this Agreement under this *Section 12.1(c)* if the Closing has failed to occur because Buyer failed to perform or observe its covenants or agreements hereunder; and

(d) by the mutual written agreement of Buyer and Seller;

provided, however, that no Party shall have the right to terminate this Agreement pursuant to *clause (a)*, *(b)* or *(c)* above or *Section 2.3* if such Party or its Affiliates are at such time in material breach of any provision of this Agreement.

12.2 ***Effect of Termination***. If the obligation to close the transactions contemplated by this Agreement is terminated pursuant to any provision of *Section 12.1*, then, except for the provisions of (a) *Sections 5.1(c)* through *5.1(f)*, *Section 5.2*, *Section 5.3*, this *Section 12.2* and *Section 13.9*, and (b) such terms as set forth in this Agreement in order to give context to any of the surviving Sections, this Agreement shall forthwith become void and the Parties shall have no liability or obligation hereunder except and to the extent such termination results from (x) the willful breach by Buyer of any of its covenants or agreements hereunder, in which case Seller's sole remedy shall be, to the extent and only to the extent the Subject Loan (including all applicable interest) is repaid in full to Buyer at such time, the principal amount of the Subject Loan shall be reduced by an amount equal to 5% of the Purchase Price and (y) the willful breach by a Seller of any of its covenants or agreements hereunder, in which case Buyer shall be entitled to all remedies available at Law or in equity, including specific performance, and shall be entitled to recover court costs and reasonable attorneys' fees in addition to any other relief to which such Buyer may be entitled.

12.3 ***Return of Documentation and Confidentiality***. Upon termination of this Agreement, Buyer shall return to Seller all title, engineering, geological and geophysical data, environmental assessments or reports, maps and other information furnished by Seller to Buyer or, if not destroyed by Buyer, prepared by or on behalf of Buyer in connection with its due diligence investigation of the Assets, in each case, in accordance with the Confidentiality Agreement, and an officer of Buyer shall certify same to Seller in writing.

ARTICLE XIII
ASSUMPTION; SURVIVAL; INDEMNIFICATION

13.1 ***Assumption by Buyer***. Without limiting Buyer's rights to indemnity under this *Article XIII* and subject to Seller's Retained Obligations and any adjustments to the Purchase Price pursuant to *Section 2.4*, from and after Closing, Buyer assumes and agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid or discharged) all obligations and Liabilities, known or unknown, with respect to the Assets, regardless of whether such obligations or Liabilities arose prior to, on or after the Effective Time, including, but not limited to, obligations and Liabilities relating in any manner to the use, ownership or operation of the Assets, such as obligations to: (a) furnish makeup gas and/or settle Imbalances attributable to the Assets according to the terms of applicable gas sales, processing, gathering or transportation Contracts, (b) pay working interests, royalties, overriding royalties and other interest owners' revenues or proceeds attributable to sales of Hydrocarbons produced from the Assets, including those held in suspense, (c) pay the proportionate share attributable to the Assets to properly plug and abandon any and all wells, including inactive wells or temporarily abandoned wells, located on the Assets, (d) pay the proportionate share attributable to the Assets to replug any well, wellbore or previously plugged well on the Assets to the extent required or necessary, (e) pay the proportionate share attributable to the Assets to dismantle or decommission and remove any Personal Property and other property of whatever kind related to or associated with operations and activities conducted by whomever on the Assets, (f) pay the proportionate share attributable to the Assets to clean up, restore and/or remediate the Assets in accordance with Applicable Contracts and Laws, and (g) pay the proportionate share attributable to the Assets to perform all obligations applicable to or imposed on the lessee, owner or operator under the Leases and the Applicable Contracts, or as required by any Law, including Environmental Laws (all of said obligations and Liabilities, subject to the

exclusions above and below, herein being referred to as the "***Assumed Obligations***"); provided, Buyer does not assume any obligations or Liabilities of Seller attributable to the Assets to the extent that such obligations or Liabilities consist of any of Seller's Retained Obligations, as defined below.

For purposes of this Agreement, "***Seller's Retained Obligations***" is defined as all obligations and Liabilities of Seller relating to (i) the ownership, use or operation of the Excluded Assets; (ii) the litigation described in *Schedule 3.6* or any items which should have been included on *Schedule 3.6*; (iii) personal injury, death and third party property damage (but excluding any environmental property claims) to the extent such injury, death or property damage (A) occurs both prior to the Effective Time and during Seller's ownership of the Assets, or (B) arises from, results from or relates to events that occurred both prior to the Effective Time and during Seller's ownership of the Assets; occurring prior to the Closing Date; (iv) the offsite disposal of any Hazardous Substances related to the Assets prior to the Closing Date; (v) failure to properly pay in accordance with the Leases and applicable Laws, all Burdens and other interest owners' revenues or proceeds, in each case, to the extent attributable to Hydrocarbons produced from the Assets prior to the Effective Time; and (vi) any fines, penalties, and sanctions asserted, imposed, or levied against Seller or the Assets as a result of any violation of applicable Laws or Permits by Seller.

13.2 Indemnities of Seller. Effective as of the Closing, subject to the limitations set forth in *Section 13.4* and otherwise contained in this *Article XIII*, Seller is responsible for, shall pay on a current basis and agrees to defend, indemnify and hold harmless Buyer and its Affiliates, and all of its and their respective stockholders, partners, members, directors, officers, managers, employees, agents and representatives (collectively, "***Buyer Indemnified Parties***") from and against any and all Liabilities, arising from, based upon, related to or associated with, whether or not related to a Third Party Claim:

(a) any breach by Seller of its representations or warranties contained in *Article III* or the certificate delivered at Closing pursuant to *Section 11.3(h)*;

(b) any breach by Seller of its covenants and agreements contained in this Agreement; or

(c) Seller's Retained Obligations; or

(d) any Liability of Seller, or otherwise imposed on the Assets or with respect to the business of Seller, in respect of any Tax, including (i) any Liability of Seller for the Taxes of any other Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise, and (ii) any Subject Transfer Taxes, but excluding any Asset Taxes to the extent specifically allocated to Buyer pursuant to *Section 10.1*.

13.3 Indemnities of Buyer. Effective as of the Closing, Buyer and its successors and assigns shall assume, be responsible for, shall pay on a current basis and agree to defend, indemnify and hold harmless Seller and its Affiliates, and all of their respective stockholders, partners, members, directors, officers, managers, employees, agents and representatives (collectively,

"***Seller Indemnified Parties***") from and against any and all Liabilities arising from, based upon, related to or associated with, whether or not related to a Third Party Claim:

(a) any breach by Buyer of its representations or warranties contained in *Article IV* or the certificate delivered at Closing pursuant to *Section 11.3(g)****Error! Reference source not found.***;

(b) any breach by Buyer of its covenants and agreements contained in this Agreement; or

(c) the Assumed Obligations.

13.4 Limitation on Liability.

(a) Seller shall not have any liability for any indemnification under *Section 13.2(a)* unless the aggregate amount of all Liabilities for which Claim Notices are delivered by Buyer to Seller under this *Article XIII* and for which Seller is liable exceeds $50,000 and the Seller shall be liable only for the amount in excess of such deductible; provided, that this *Section 13.4(a)* shall not apply to claims under *Section 13.2(a)* for breach of the Fundamental Representations.

(b) For purposes of this *Article XIII*, any breach or inaccuracy in any representations or warranties shall be determined without regard to any dollar or materiality qualifiers.

(c) Notwithstanding anything to the contrary contained in this Agreement, Seller shall not be required to indemnify the Buyer Indemnified Parties for aggregate Liabilities under *Section 13.2* in excess of the aggregate unadjusted Purchase Price.

(d) The amount of any Liabilities for which an Indemnified Party is entitled to indemnity under this *Article XIII* shall be reduced by the amount of insurance proceeds actually realized by the Indemnified Party or its Affiliates with respect to such Liabilities (net of any collection costs, and excluding the proceeds of any insurance policy issued or underwritten by the Indemnified Party or its Affiliates).

(e) In no event shall any Indemnified Party be entitled to duplicate compensation with respect to the same amount, Liability, loss, cost, expense, claim, award or judgment under more than one provision of this Agreement and the various documents delivered in connection with the Closing.

13.5 Express Negligence. EXCEPT AS OTHERWISE PROVIDED IN *SECTION 5.1(c)*, THE INDEMNIFICATION, RELEASE, ASSUMED OBLIGATIONS, WAIVER AND LIMITATION OF LIABILITY PROVISIONS PROVIDED FOR IN THIS AGREEMENT SHALL BE APPLICABLE WHETHER OR NOT THE LIABILITIES, LOSSES, COSTS, EXPENSES AND DAMAGES IN QUESTION AROSE OR RESULTED SOLELY OR IN PART FROM THE SOLE, ACTIVE, PASSIVE, CONCURRENT OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY OR OTHER FAULT OR VIOLATION OF LAW OF OR BY ANY INDEMNIFIED PERSON, PROVIDED, HOWEVER, NO INDEMNIFICATION SHALL BE APPLICABLE TO THE EXTENT OF ANY GROSS NEGLIGENCE, WILLFUL

MISCONDUCT OR FRAUD OF THE INDEMNIFIED PARTY. BUYER AND SELLER ACKNOWLEDGE THAT THIS STATEMENT COMPLIES WITH THE EXPRESS NEGLIGENCE RULE AND IS "CONSPICUOUS".

13.6 Exclusive Remedy for Agreement. Notwithstanding anything to the contrary contained in this Agreement, from and after Closing, *Section 5.1(c)*, *Section 13.2* and *Section 13.3* contain the Parties' exclusive remedy against each other with respect to breaches of the representations, warranties, covenants and agreements of the Parties contained in this Agreement and the affirmations of such representations, warranties, covenants and agreements contained in the certificate delivered by each Party at Closing pursuant to *Section 11.3(g)* or *Section 11.3(h)*, as applicable. Except for the remedies contained in this *Article XIII*, and the provisions of *Section 6.2* and *Section 7.1* that extend past Closing, from and after Closing, Seller and Buyer each release, remise and forever discharge the other Party and its Affiliates and all such Persons' stockholders, officers, directors, employees, agents, advisors and representatives from any and all Liabilities in Law or in equity, known or unknown, which such Parties might now or subsequently may have, based on, relating to or arising out of (i) this Agreement or the consummation of the transactions contemplated by this Agreement, (ii) the ownership, use or operation of the Assets prior to the Closing, or the condition, quality, status or nature of the Assets prior to the Closing, including rights to contribution under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, (iii) breaches of statutory or implied warranties with respect to this Agreement, (iv) nuisance or other tort actions with respect to this Agreement, (v) rights to punitive damages with respect to this Agreement, (vi) common Law rights of contribution with respect to this Agreement, and (vii) rights under insurance maintained by Seller or any of its Affiliates with respect to this Agreement.

13.7 Indemnification Procedures. All claims for indemnification under *Section 5.1(c)*, *Section 8.1(b)(i)*, *Section 13.2* and *Section 13.3* shall be asserted and resolved as follows:

(a) For purposes of this *Article XIII*, the term "***Indemnifying Party***", when used in connection with particular Liabilities, shall mean the Party having an obligation to indemnify another Party or Person(s) with respect to such Liabilities pursuant to this *Article XIII*, and the term "***Indemnified Party***", when used in connection with particular Liabilities, shall mean the Party or Person(s) having the right to be indemnified with respect to such Liabilities by another Party pursuant to this *Article XIII*.

(b) To make claim for indemnification under *Section 5.1(c)*, *Section 13.2* or *Section 13.3*, an Indemnified Party shall notify the Indemnifying Party of its claim under this *Section 13.7*, including the specific details of and specific basis under this Agreement for its claim (the "***Claim Notice***"). In the event that the claim for indemnification is based upon a claim by a third party against the Indemnified Party (a "***Third Party Claim***"), the Indemnified Party shall provide its Claim Notice promptly after the Indemnified Party has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Party to give notice of a Third Party Claim as provided in this *Section 13.7* shall not relieve the Indemnifying Party of its obligations under *Section 5.1(c)*, *Section 13.2* or *Section 13.3* (as applicable) except to the extent such failure results in insufficient time being available to permit the Indemnifying Party to effectively defend against the Third Party Claim or otherwise materially prejudices the Indemnifying Party's ability to defend

against the claim. In the event that the claim for indemnification is based upon an inaccuracy or breach of a representation, warranty, covenant or agreement, the Claim Notice shall specify the representation, warranty, covenant or agreement that was inaccurate or breached.

(c) In the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Party shall have 30 days from its receipt of the Claim Notice to notify the Indemnified Party whether it admits or denies its liability to defend the Indemnified Party against such Third Party Claim at the sole cost and expense of the Indemnifying Party. The Indemnified Party is authorized, prior to and during such 30 day period, at the expense of the Indemnifying Party, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party and that is not prejudicial to the Indemnifying Party.

(d) If the Indemnifying Party admits its obligation to indemnify a Third Party Claim, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Third Party Claim provided that, where the Third Party Claim consists of a civil, criminal or regulatory proceeding, action, indictment or investigation against the Indemnified Party by any Governmental Authority, the Indemnified Party shall at its option have the right to control the defense and proceedings. Except as provided in the preceding sentence, the Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate in contesting any Third Party Claim that the Indemnifying Party elects to contest (provided, however, that the Indemnified Party shall not be required to bring any counterclaim or cross-complaint against any Person). The Indemnified Party may participate in, but not control, at its own expense, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this *Section 13.7(d)*. An Indemnifying Party shall not, without the written consent of the Indemnified Party, (i) settle any Third Party Claim or consent to the entry of any judgment with respect thereto which does not result in a final resolution of the Indemnified Party's Liability in respect of such Third Party Claim (including in the case of a settlement an unconditional written release of the Indemnified Party from all Liability in respect of such Third Party Claim) or (ii) settle any Third Party Claim or consent to the entry of any judgment with respect thereto in any manner that may materially and adversely affect the Indemnified Party (other than as a result of money damages covered by the indemnity).

(e) If the Indemnifying Party does not admit its obligation to indemnify and bear all expenses associated with a Third Party Claim or admits its obligation to indemnify and bear all expenses associated with a Third Party Claim but fails to diligently prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend against the Third Party Claim at the sole cost and expense of the Indemnifying Party, with counsel of the Indemnified Party's choosing, subject to the right of the Indemnifying Party to admit its obligation to indemnify and bear all expenses associated with a Third Party Claim and assume the defense of the Third Party Claim at any time prior to settlement or final determination thereof. If the Indemnifying Party has not yet admitted its obligation to indemnify and bear all expenses associated with a Third Party Claim, the Indemnified Party shall send written notice to the Indemnifying Party of any proposed settlement and the Indemnifying Party shall have the option for 10 Business Days following receipt of such notice to (i) admit in writing its obligation to indemnify and bear all

expenses associated with a Third Party Claim and (ii) if such obligation is so admitted, reject, in its reasonable judgment, the proposed settlement.

(f) In the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Party shall have 30 days from its receipt of the Claim Notice to (i) cure the Liabilities complained of, (ii) admit its obligation to indemnify for and bear all expenses associated with such Liability or (iii) dispute the claim for such Liabilities. If the Indemnifying Party does not notify the Indemnified Party within such 30 day period that it has cured the Liabilities or that it disputes the claim for such Liabilities, the amount of such Liabilities shall conclusively be deemed a liability of the Indemnifying Party hereunder.

13.8 Survival.

(a) The Fundamental Representations shall, in each case, survive the Closing indefinitely. All other representations and warranties of Seller shall survive the Closing for a period of twelve (12) Months. The representations and warranties of Buyer contained in *Article IV* shall survive the Closing indefinitely. Subject to *Section 13.8(b)*, the covenants and agreements of Seller and Buyer contained in this Agreement shall, in each case, survive indefinitely. Representations, warranties, covenants and agreements shall be of no further force and effect after the date of their expiration; provided that there shall be no termination of any bona fide claim asserted pursuant to this Agreement with respect to such a representation, warranty, covenant or agreement prior to its expiration date.

(b) The indemnities in *Section 13.2(a)* and *Section 13.2(b)* shall terminate as of the termination date of each respective representation, warranty, covenant or agreement that is subject to indemnification as set forth in *Section 13.8(a)*. The indemnities for the items covered by subparts *(iii)*, *(v)* and *(vi)* of the definition of Seller's Retained Obligations shall survive the Closing for a period of twenty-four (24) Months and the indemnities for the items covered by subparts *(i)*, *(ii)* and *(iv)* of the definition of Seller's Retained Obligations shall survive indefinitely. The indemnity contained in *Section 13.2(d)* shall survive the Closing until the applicable statute of limitations closes the taxable year to which the Taxes relate. Buyer's indemnities contained herein shall survive Closing without time limit. Notwithstanding the foregoing, there shall be no termination of any bona fide claim asserted pursuant to the indemnities in *Section 13.2* prior to the date of termination for such indemnity.

13.9 Non-Compensatory Damages. None of the Buyer Indemnified Parties or Seller Indemnified Parties shall be entitled to recover from Seller or Buyer, as applicable, or their respective Affiliates, any indirect, consequential, punitive or exemplary damages or damages for lost profits (except to the extent such lost profits are proven to be actual damages of such Indemnified Party) of any kind arising under or in connection with this Agreement or the transactions contemplated by this Agreement, except to the extent any such Party suffers such damages (including costs of defense and reasonable attorney's fees incurred in connection with defending of such damages) to a third party, which damages (including costs of defense and reasonable attorney's fees incurred in connection with defending against such damages) shall not be excluded by this provision as to recovery hereunder. Subject to the preceding sentence, Buyer, on behalf of each of the Buyer Indemnified Parties, and Seller, on behalf of each of Seller Indemnified Parties, each waive any right to recover punitive, special, exemplary and

consequential damages, including damages for lost profits (except to the extent such lost profits are proven to be actual damages of such Indemnified Party) of any kind, arising in connection with this Agreement or the transactions contemplated by this Agreement. This *Section 13.9* shall not restrict any Party's right to obtain specific performance or other equitable remedies (other than rescission) pursuant to *Section 12.2*.

ARTICLE XIV
MISCELLANEOUS

14.1 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic transmission shall be deemed an original signature hereto.

14.2 Notices. All notices and communications required or permitted to be given hereunder shall be sufficient in all respects if given in writing and delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered United States Mail with all postage fully prepaid, or sent by facsimile transmission or electronic mail (provided any such facsimile transmission or electronic mail is confirmed either orally or by written confirmation, and provided further that any notice of any breach or default of this Agreement may not be delivered by electronic mail), addressed to the appropriate Party at the address for such Party shown below or at such other address as such Party shall have theretofore designated by written notice delivered to the Party giving such notice:

If to Seller:

PetroShare Corp
9635 Maroon Circle, Suite 400
Englewood, CO 80112
Attention: Frederick J. Witsell, President
Email: fwitsell@petrosharecorp.com
Telephone: 303-500-1160

If to Buyer:

Grizzly Petroleum Company, LLC
1001 17th Street, Suite 2000
Denver, CO 80202
Attention: Steve R. Stacy
Email: sstacy@gwogco.com
Telephone: 720-595-2116

Any notice given in accordance herewith shall be deemed to have been given when (a) delivered to the addressee in person or by courier with written receipt confirmation, (b) transmitted by facsimile transmission during normal business hours with written receipt confirmation, (c) sent by electronic mail during normal business hours, or (d) upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the United States Mail, as the case may be. The Parties may change the address and facsimile numbers or electronic mail

address to which such communications are to be addressed by giving written notice to the other Parties in the manner provided in this *Section 14.2*.

14.3 Expenses. Except as otherwise specifically provided, all fees, costs and expenses incurred by the Parties in negotiating this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs and expenses.

14.4 Waivers; Rights Cumulative. Any of the terms, covenants or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of any Party or its respective officers, employees, agents or representatives, and no failure by a Party to exercise any of its rights under this Agreement shall, in either case, operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term or covenant. The rights of the Parties under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

14.5 Relationship of the Parties. The rights, duties, obligations and liabilities of the Parties under this Agreement shall be individual, not joint or collective. It is not the intention of the Parties to create, and this Agreement shall not be deemed or construed to create, a mining or other partnership, joint venture or association or a trust. This Agreement shall not be deemed or construed to authorize any Party to act as an agent, servant or employee for any other Party for any purpose whatsoever except as explicitly set forth in this Agreement. In their relations with each other under this Agreement, the Parties shall not be considered fiduciaries.

14.6 Entire Agreement; Conflicts. THIS AGREEMENT, THE EXHIBITS, SCHEDULES AND APPENDICES HERETO COLLECTIVELY CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES PERTAINING TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ALL PRIOR AGREEMENTS, UNDERSTANDINGS, NEGOTIATIONS AND DISCUSSIONS, WHETHER ORAL OR WRITTEN, OF THE PARTIES PERTAINING TO THE SUBJECT MATTER OF THIS AGREEMENT. THERE ARE NO WARRANTIES, REPRESENTATIONS OR OTHER AGREEMENTS AMONG THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, AND NO PARTY SHALL BE BOUND BY OR LIABLE FOR ANY ALLEGED REPRESENTATION, PROMISE, INDUCEMENT OR STATEMENTS OF INTENTION NOT SO SET FORTH. IN THE EVENT OF A CONFLICT BETWEEN THE TERMS AND PROVISIONS OF THIS AGREEMENT AND THE TERMS AND PROVISIONS OF ANY EXHIBIT HERETO; THE TERMS AND PROVISIONS OF THIS AGREEMENT SHALL GOVERN AND CONTROL; PROVIDED, HOWEVER, THAT THE INCLUSION IN ANY OF THE EXHIBITS HERETO OF TERMS AND PROVISIONS NOT ADDRESSED IN THIS AGREEMENT SHALL NOT BE DEEMED A CONFLICT, AND ALL SUCH ADDITIONAL PROVISIONS SHALL BE GIVEN FULL FORCE AND EFFECT.

14.7 Governing Law.

(a) THIS AGREEMENT AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. ALL OF THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF COLORADO FOR ANY DISPUTE. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.

(b) THE ASSIGNMENT TO BE DELIVERED TO BUYER AT CLOSING, INCLUDING THE SPECIAL WARRANTY OF DEFENSIBLE TITLE CONTAINED THEREIN, SHALL ALSO BE SUBJECT TO THE LAWS OF THE STATE OF COLORADO AS SET FORTH IN *SECTION 14.7(a)* ABOVE, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE OR LAW OF THE SITUS GOVERNING TRANSFERS OF THE ASSETS THAT MIGHT REFER CONSTRUCTION OF SUCH CONVEYANCE PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION.

14.8 Filings, Notices and Certain Governmental Approvals. Promptly after Closing, Buyer shall (a) record the Assignments and all state/federal assignments executed at Closing in all applicable real property records and/or, if applicable, all state or federal agencies, (b) send notices to vendors supplying goods and services for the Assets of the assignment of the Assets to Buyer, (c) actively pursue the approval of all applicable Governmental Authorities of the assignment of the Assets to Buyer and (d) actively pursue all other consents and approvals that may be required in connection with the (i) assignment of the Assets to Buyer and (ii) assumption of the Assumed Obligations by Buyer hereunder, in each case, that shall not have been obtained prior to Closing. Buyer obligates itself to take any and all action required by any Governmental Authority in order to obtain such unconditional approval, including but not limited to, the posting of any and all bonds or other security that may be required in excess of any existing bond.

14.9 Amendment. This Agreement may be amended only by an instrument in writing executed by all of the Parties and expressly identified as an amendment or modification hereof.

14.10 Parties in Interest. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than Seller and Buyer and their respective successors and permitted assigns, or the Parties' respective related Indemnified Parties hereunder, any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided that only a Party and its respective successors and permitted assigns will have the right to enforce the provisions of this Agreement on its own behalf or on behalf of any of its related Indemnified Parties (but shall not be obligated to do so).

14.11 Assignment. This Agreement may not be assigned by Buyer or Seller without the prior written consent of the non-assigning Party. In the event the non-assigning Party consents to

any such assignment, such assignment shall not relieve the assigning Party of any obligations and responsibilities hereunder. Any assignment made in contravention of the terms of this *Section 14.11* shall be void *ab initio*.

14.12 Publicity.

(a) Without reasonable prior notice and consent from the other Parties, no Party will issue, or permit any of its agents or Affiliates to issue, any press releases or otherwise make, or cause any of its agents or Affiliates to make, any public statements with respect to this Agreement or the activities contemplated hereby, except where such release or statement is deemed in good faith by the releasing Party to be required by Law or under the rules and regulations of a recognized stock exchange on which shares of such Party or any of its Affiliates are listed. If either Party desires to make a public announcement, it shall first give the other Party 24 hours written notification of its intention to make a public announcement. The written notification shall include (i) a request for consent to make the announcement (if applicable), and (ii) a written draft of the text of such public announcement. Notwithstanding the foregoing, neither Party shall identify the other Party in any such disclosure without such other Party's express written consent.

(b) Notwithstanding anything to the contrary in this *Section 14.12*, any Party or Affiliate of a Party may disclose information regarding the Assets in investor presentations, industry conference presentations or similar disclosures; provided neither Party shall identify the other Party in any such disclosure without such other Party's express written consent.

14.13 Preparation of Agreement. Both Seller and Buyer and their respective counsel participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, no presumption shall arise based on the identity of the draftsman of this Agreement.

14.14 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

14.15 Further Cooperation. After the Closing, Seller and Buyer shall execute and deliver, or shall cause to be executed and delivered, from time to time such further instruments of conveyance and transfer, and shall take such other actions as Seller or Buyer may reasonably request, to convey and deliver the Assets to Buyer, to perfect Buyer's title thereto and to accomplish the orderly transfer of the Assets to, and assumption of liabilities by, Buyer in the manner contemplated by this Agreement.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the Parties have executed this Agreement by their duly authorized representatives on and as of the Execution Date.

SELLER:

PETROSHARE CORP

By: ______________________
Name: Frederick J. Witsell
Title: President

BUYER:

GRIZZLY PETROLEUM COMPANY, LLC

By: ______________________________
Name: Jay Smith
Title: Manager

Annex I

Definitions

"***Accounting Arbitrator***" has the meaning set forth in *Section 2.7(c)*.

"***AFE***" has the meaning set forth in *Section 3.11*.

"***Affiliate***" means, with respect to any Party, a Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with, such Party.

"***Aggregate Threshold and Deductible***" has the meaning set forth in *Section 6.2(i)*.

"***Agreement***" has the meaning set forth in the preamble to this Agreement.

"***Allocated Value***" has the meaning set forth in *Section 2.5*.

"***Applicable Contracts***" means all Contracts to which Seller is a party that primarily relate to the Assets or that will be binding on the Assets or Buyer after Closing, including, without limitation; farmin and farmout agreements; bottomhole agreements; crude oil, condensate and natural gas purchase and sale agreements; gathering, transportation and marketing agreements; hydrocarbon storage agreements; acreage contribution agreements; operating agreements (including, for the avoidance of doubt, Applicable Operating Agreements); balancing agreements; pooling declarations or agreements; unitization agreements; processing agreements; crossing agreements and other similar contracts and agreements, but excluding the Leases and any master service agreements or other agreements held by Seller in its capacity as Operator of the Assets.

"***Applicable Operating Agreements***" means, collectively, the joint operating agreements applicable to the Assets, and "*Applicable Operating Agreement*" means any of them.

"***Asset Taxes***" means ad valorem, property, excise, sales, use, severance, production or similar taxes (including any interest, fine, penalty or additions to tax imposed by Governmental Authorities in connection with such taxes) based upon acquisition, operation or ownership of the Assets or the production of Hydrocarbons therefrom, but excluding, for the avoidance of doubt, Subject Transfer Taxes, income, capital gains and franchise taxes.

"***Assets***" means all of Seller's right, title and interest in and to the following: (a) (i) all oil and gas leases and interests described on **<u>Exhibit A</u>** and any leasehold estates, and other rights and interests to the oil and gas in place covered by such leases (the "***Purchased Leases***") and (ii) to the extent, and only to the extent, necessary to produce Hydrocarbons from the wellbore of a Border Well, all oil and gas leases and interests described on **<u>Exhibit A-1</u>** and any leasehold estates, and other rights and interests to the oil and gas in place covered by such leases (specifically taking into account such limits, such interests, the "***Border Lease Interests***", and, together with the Purchased Leases, the "***Leases***") and any pooled acreage, communitized acreage or units arising on account of Leases being pooled, communitized or unitized into such units ("***Units***"); (b) the oil, gas, casinghead gas, coal bed methane, condensate and other gaseous and liquid hydrocarbons or any combination thereof, sulphur extracted from hydrocarbons and all other lease

substances ("***Hydrocarbons***") under the Leases and that may be produced and saved under or otherwise be allocated or attributed to the Leases on or after the Effective Time; (c) the oil, gas, water or injection wells located on Leases or Units, whether producing, shut-in or temporarily abandoned, including those described on **Exhibit B – Part 1** (which shall include, for purposes of clarity, the wells subject to the AFEs on *Schedules 3.11(b)* and *(c)*, collectively, the "***Current Wells***" and, together with the Future Wells, the "***Wells***") and including all of the personal property, equipment, fixtures and improvements used in connection therewith; (d) the unitization, pooling and communitization agreements, declarations, orders and the units created thereby relating to the properties and interests described in clauses (a) through (c) or to the production, gathering, treatment, processing, storage, sale, disposal and other handling of Hydrocarbons, if any, attributable to said properties and interests; (e) all equipment, machinery, fixtures and other tangible personal property and improvements located on or used or held for use in connection with the operation of the interests described in clauses (a) through (d) or the production, gathering, treatment, processing, storage, sale, disposal, and other handling of Hydrocarbons attributable thereto, including any wells, tanks, boilers, buildings, fixtures, injection facilities, saltwater disposal facilities, compression facilities, pumping units and engines, platforms, flow lines, pipelines, gathering systems, gas and oil treating facilities, machinery, power lines, telephone and telegraph lines, roads, and other appurtenances, improvements and facilities (all of the foregoing, collectively, the "***Equipment***"); (f) all surface leases, permits, rights-of-way, licenses, easements and other surface rights agreements used in connection with the production, gathering, treatment, processing, storage, sale, disposal and other handling of Hydrocarbons or produced water from the interests described in clauses (a) through (e) (collectively, the "***Surface Contracts***"); (g) all Applicable Contracts; and (h) originals, to the extent available, or copies of all the files, records and data relating to the items described in clauses (a) through (g) above, which records shall include, without limitation: lease records, well records, division order records, well files, title records (including abstracts of title, title opinions and memoranda, and title curative documents), engineering records, geological and geophysical data (including seismic data) and all technical evaluations, interpretative data and technical data and information relating to the Assets, correspondence, electronic data files (if any), maps, production records, electric logs, core data, pressure data, decline curves and graphical production curves, reserve reports, appraisals and accounting and Asset Tax records (collectively, the "***Records***").

"***Assignment***" means the Assignment and Bill of Sale from Seller to Buyer, pertaining to the Assets (except with respect to the Border Lease Interests, which shall be conveyed by the Wellbore Assignment), substantially in the form attached hereto as **Exhibit C**.

"***Assumed Obligations***" has the meaning set forth in *Section 13.1*.

"***Border Lease Interests***" has the meaning set forth in the definition of "Assets" above.

"***Border Wells***" means those Current Wells that are marked as "Border" on **Exhibit B**.

"***Burdens***" means, with respect to any Asset, all royalties, overriding royalties, production payments, carried interests, net profits interests, reversionary interests, any amounts owed to other co-working interest owners and other burdens upon, measured by or payable out of, production therefrom.

"***Business Day***" means a day (other than a Saturday or Sunday) on which commercial banks in Denver are generally open for business.

"***Buyer***" has the meaning set forth in the preamble to this Agreement.

"***Buyer Indemnified Parties***" has the meaning set forth in *Section 13.2*.

"***Buyer Operated Assets***" means those Assets operated by Buyer as of or after the Execution Date.

"***Buyer's Representatives***" has the meaning set forth in *Section 5.1(a)*.

"***Casualty Loss***" has the meaning set forth in *Section 6.3(b)*.

"***Claim Notice***" has the meaning set forth in *Section 13.7(b)*.

"***Closing***" has the meaning set forth in *Section 11.1*.

"***Closing Amount***" means the Preliminary Purchase Price.

"***Closing Date***" has the meaning set forth in *Section 11.1*.

"***Code***" means the Internal Revenue Code of 1986, as amended.

"***Codell Formation***" means the geologic formation with the top at a measured depth of 8,083 feet and base at a measured depth of 8,104 feet and the stratigraphic equivalent depths thereof as identified in the triple combo log of the Kortum 1-21 Well (API # 05001094850000), recognizing that the actual depths will vary across the area where the Assets are located.

"***Confidentiality Agreement***" means that certain Confidentiality and Nondisclosure Agreement by and between PetroShare Corp. and Providence Energy Operators, LLC and Great Western Operating Company, LLC dated July 16, 2018.

"***Contract***" means any written contract; agreement; mortgage; license agreement; farmin and/or farmout agreement; participation, exploration or development agreement; crude oil, condensate or natural gas purchase and sale, gathering, processing, transportation, marketing, disposal or injection agreement; operating agreement; balancing agreement; unitization, pooling and communitization agreements; facilities or equipment lease; production handling agreement; or other similar contract.

"***Control***" and its derivatives mean, with respect to any Person, the possession, directly or indirectly, of the power to exercise or determine the voting of more than 50% of the voting rights in a corporation, and, in the case of any other type of entity, the right to exercise or determine the voting of more than 50% of the equity interests having voting rights, or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

"***Cure Period***" has the meaning set forth in *Section 6.2(d)*.

"***Current Wells***" has the meaning set forth in the definition of "Assets" above.

"***Customary Post-Closing Consents***" means those consents and approvals from Governmental Authorities for the assignment of the Assets to the Buyer that are customarily obtained after the assignment of properties similar to the Assets.

"***Defect Claim Date***" has the meaning set forth in *Section 6.2(a)*.

"***Defensible Title***" means ownership of Seller that is deducible from the applicable county, state and federal records, that, as of the Effective Time and as of the Closing Date, subject to and except for Permitted Encumbrances:

(a) entitles Seller to receive a share of the Hydrocarbons produced, saved and marketed from any Well shown in **Exhibit B** throughout the duration of the productive life of such Well, after satisfaction of all royalties, overriding royalties, nonparticipating royalties, net profits interests, production payments or other similar burdens on or measured by production of Hydrocarbons, of not less than the Net Revenue Interest shown in **Exhibit B** for such Well; except for (i) decreases resulting from the establishment or amendment from and after the Execution Date of pools or units in compliance with the terms of this Agreement, (ii) decreases required to allow other Working Interest owners to make up past underproduction or pipelines to make up past under deliveries;

(b) obligates Seller to bear a percentage of the costs and expenses for the maintenance, development, operation and the production relating to any Well throughout the productive life of such Well not greater than the Working Interest shown in **Exhibit B** for such Well without increase, except increases to the extent that they are accompanied by a proportionate increase in Seller's Net Revenue Interest and increases associated with non-consent elections by co-owners from and after Effective Time under applicable operating agreements;

(c) with respect to each Lease shown in **Exhibit A**, entitles Seller to the Net Acres set forth in **Exhibit A**, with respect to such Lease;

(d) is free and clear of Encumbrances, obligations or other defects; and

(e) covers all depths in each of the Codell Formation and Niobrara Formation with regard to each of the metrics discussed above in (a) through (d).

"***Dispute***" means any dispute, controversy or claim (of any and every kind or type, whether based on contract, tort, statute, regulation or otherwise) arising out of, relating to or connected with this Agreement or the transactions contemplated hereby, including but not limited to any dispute, controversy or claim concerning the existence, validity, interpretation, performance, breach or termination of this Agreement, the relationship of the Parties arising out of this Agreement or the transactions contemplated hereby.

"***Dispute Notice***" has the meaning set forth in *Section 2.7(b)*.

"***Effective Time***" means 7:00 a.m. local time at the location of the Assets on January 1, 2019.

"***Encumbrance***" means a mortgage, lien, security interest, pledge, charge or other encumbrance, and "*Encumber*" and other similar derivatives shall be construed accordingly.

"***Environmental Expert***" has the meaning set forth in *Section 7.1(e)*.

"***Environmental Condition***" means (a) a condition existing on the Defect Claim Date with respect to the air, soil, subsurface, surface waters, ground waters and/or sediments that causes any Asset (or Seller with respect to any Asset) not to be in compliance with any Environmental Law or (b) the existence as of the Defect Claim Date with respect to any Asset or the operation thereof of any environmental pollution, contamination, degradation, damage or injury caused by, related to such Asset for which remedial or corrective action is presently required (or if known, would be presently required) under Environmental Laws.

"***Environmental Defect***" means an Environmental Condition with respect to an Asset that is not set forth in *Schedule 3.13*.

"***Environmental Defect Notice***" has the meaning set forth in *Section 7.1(a)*.

"***Environmental Defect Property***" has the meaning set forth in *Section 7.1(a)*.

"***Environmental Laws***" means all applicable federal, state and local Laws in effect as of the Execution Date, including common Law, relating to the protection of the public health, welfare, safety and the environment, including, without limitation, those Laws relating to the generation, storage, handling, use, processing, treatment, transportation, disposal or other management of chemicals and other Hazardous Substances. The term "*Environmental Laws*" does not include good or desirable operating practices or standards that may be employed or adopted by other oil and gas well operators or recommended by any Governmental Authority.

"***Equipment***" has the meaning set forth in the definition of "Assets" above.

"***Execution Date***" has the meaning set forth in the preamble to this Agreement.

"***Excluded Assets***" means (a) all of Seller's corporate minute books, financial records and other business records that relate to Seller's business generally (including the ownership and operation of the Assets); (b) unless related to an Assumed Obligation, all trade credits, all accounts receivable, receivables and all other proceeds, income or revenues attributable to the Assets with respect to any period of time prior to the Effective Time; (c) subject to *Section 6.3*, all rights and interests relating to the Assets (i) under any existing policy or agreement of insurance, (ii) under any bond or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events, or damage to or destruction of property; (d) subject to the adjustment in *Section 2.4(b)(i)* all Hydrocarbons produced and sold from the Assets with respect to all periods prior to the Effective Time; (e) unless related to an Assumed Obligation, all claims of Seller or its Affiliates for refunds of or loss carry forwards with respect to (i) production or any other Taxes paid by Seller or its Affiliates attributable to any period prior to the Effective Time, (ii) income Taxes paid by Seller or its Affiliates or (iii) any Taxes attributable to the other Excluded Assets; (f) all personal computers and associated peripherals and all radio and telephone equipment; (g) all of Seller's proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property; (h) all documents and instruments of Seller that may be

protected by an attorney-client privilege; (i) all data that cannot be disclosed to Buyer as a result of confidentiality arrangements under agreements with third parties (provided that Seller has used its commercially reasonable efforts to have such confidentiality restrictions waived); (j) unless related to an Assumed Obligation, all audit rights arising under any of the (i) Applicable Contracts or otherwise with respect to any period prior to the Effective Time or (ii) other Excluded Assets, except for any Imbalances; (k) all geophysical and other seismic and related technical data and information relating to the Assets to the extent that such geophysical and other seismic and related technical data and information is not transferable without payment of a fee or other penalty to any third party under any Contract and which Buyer has not separately agreed in writing to pay; (l) documents prepared or received by Seller or its Affiliates with respect to (i) lists of prospective purchasers for the Assets, (ii) bids submitted by other prospective purchasers of the Assets, (iii) analyses by Seller or its Affiliates of any bids submitted by any prospective purchaser, (iv) correspondence between or among Seller, its representatives and any prospective purchaser other than Buyer, and (v) correspondence between Seller or any of its representatives with respect to any of the bids, the prospective purchasers or the transactions contemplated by this Agreement; (m) a copy of all Records; (n) any offices, office leases and any office furniture or office supplies located in or on such offices or office leases; (o) any Records that are solely related to Assets that are excluded pursuant to the provisions of *Section 6.2(d)(ii)*, *Section 6.4(c)(ii)*, *Section 6.4(d)(i)* or *Section 7.1(b)(ii)*; (p) any Contracts that constitute master services agreements or similar contracts; (q) any fee simple mineral interests; (r) all of Seller's right, title and interest in and to all oil and gas leases described on **Exhibit A-1** and any leasehold estates, and other rights and interests to the oil and gas in place covered by such oil and gas leases or lands pooled, communitized or unitized therewith, except such interests characterized as Border Lease Interests hereunder; (s) all vertical oil and gas wells located on Leases or Units or on lands pooled, communitized or unitized therewith, whether producing, shut-in or abandoned, including those described on **Exhibit E** (the "***Retained Vertical Wells***"); and (t) to the extent, and only to the extent, necessary to produce Hydrocarbons from the wellbore of a Retained Vertical Well, an interest in the Purchased Leases.

"***Final Purchase Price***" has the meaning set forth in *Section 2.7(b)*.

"***Final Settlement Statement***" has the meaning set forth in *Section 2.7(b)*.

"***Fundamental Representations***" means the representations and warranties of Seller contained in *Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.15, 3.16 and 3.18*

"***Future Wells***" means each potential oil and gas well described on **Exhibit B – Part 2**.

"***GAAP***" means the generally accepted accounting principles in the United States of America.

"***Governmental Authority***" means any federal, state, local, municipal, tribal or other government; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitle to exercise any administrative, executive, judicial, legislative, regulatory or taxing authority or power; and any court or governmental tribunal, including any tribal authority having or asserting jurisdiction.

"***Hazardous Substances***" means any pollutants, contaminants, toxics or hazardous or extremely hazardous substances, materials, wastes, constituents, compounds or chemicals that are regulated by, or may form the basis of any liability under, any Environmental Laws, including NORM and other substances referenced in *Section 7.2*.

"***Hydrocarbons***" has the meaning set forth in the definition of "Assets" above.

"***Imbalance***" means any imbalances at the (a) wellhead between the amount of Hydrocarbons produced from a Well and allocable to the interests of Seller therein and the shares of production from the relevant Well which Seller received or (b) pipeline flange between the amount of Hydrocarbons nominated by or allocated to Seller and the Hydrocarbons actually delivered on behalf of Seller at that point.

"***Indemnified Party***" has the meaning set forth in *Section 13.7(a)*.

"***Indemnifying Party***" has the meaning set forth in *Section 13.7(a)*.

"***Individual Environmental Threshold***" means $25,000.

"***Individual Title Defect Threshold***" means $25,000.

"***Interests Held in Suspense***" means funds payable to an interest holder that are held in suspense by the Seller or any Third Party Operator, pending resolution of title questions or other issues regarding such interests.

"***Interim Period***" means that period of time from and after the Execution Date up to Closing.

"***Invasive Activities***" has the meaning set forth in *Section 5.1(b)*.

"***Knowledge***" means with respect to Seller, the actual knowledge of Persons who are directly responsible for managing the Assets and with respect to Buyer, the actual knowledge of Steve R. Stacy (Senior Vice President – Land).

"***Laws***" means any constitution, decree, resolution, law, statute, act, ordinance, rule, directive, order, treaty, code or regulation and any injunction or final non-appealable judgment or any interpretation of the foregoing, as enacted, issued or promulgated by any Governmental Authority.

"***Leases***" has the meaning set forth in the definition of "Assets" above.

"***Liabilities***" means any and all claims, causes of actions, payments, charges, judgments, assessments, liabilities, losses, damages, penalties, fines, costs and expenses, including any attorneys' fees and legal or other expenses incurred in connection therewith and including liabilities, costs, losses and damages for personal injury or death or property damage.

"***Material Contracts***" means:

(i) any Applicable Contract that can reasonably be expected to result in aggregate payments of more than $50,000 during the current or any subsequent fiscal year (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues);

(ii) any Applicable Contract that can reasonably be expected to result in aggregate revenues of more than $50,000 during the current or any subsequent fiscal year (based solely on the terms thereof and current volumes, without regard to any expected increase in volumes or revenues);

(iii) any Applicable Contract that is a Hydrocarbon purchase and sale, transportation, processing, gathering, marketing, drilling disposal, injection or similar Applicable Contract and that is not terminable without penalty upon 30 days or less notice;

(iv) any Applicable Contract that is an indenture, mortgage, loan, credit or sale-leaseback or similar Applicable Contract;

(v) any Applicable Contract that constitutes a lease under which Seller is the lessor or the lessee of real or Personal Property which lease (A) cannot be terminated by Seller without penalty upon 30 days or less notice and (B) involves an annual base rental of more than $50,000;

(vi) any Applicable Operating Agreement and any Applicable Contract that is a farmout agreement, participation agreement, exploration agreement, development agreement, joint operating agreement, or similar Applicable Contract;

(vii) any Applicable Contract between Seller and any Affiliate of Seller;

(viii) any Applicable Contract that (A) contains or constitutes an existing area of mutual interest agreement or an agreement to enter into an area of mutual interest agreement in the future, (B) contains any carry obligation, production payment, net profits interest, call upon or option to purchase production, dedication of acreage or production, or (C) includes non-competition restrictions or other similar restrictions on doing business; and

(ix) any other Contract material to the Assets, their operation and ownership, or any portion thereof, or which could create any material Liability or loss for the owner of the Assets by the terms of such Contract.

"***Month***" means any of the months of the Gregorian calendar.

"***Net Acre***" means, as computed separately with respect to each Lease, (a) the number of gross acres in the lands covered by such Lease, *multiplied by* (b) the interest in oil, gas and other minerals covered by such Lease in such lands, *multiplied by* (c) the Working Interest of Seller in such Lease; provided that if items (b) and/or (c) vary as to different areas of such lands (including depths) covered by such Lease, a separate calculation shall be done for each such area.

"***Net Revenue Interest***" means, with respect to any Unit, Well, or Lease, the interest in and to all Hydrocarbons produced, saved and sold from or allocated to such Unit, Well, or Lease, after giving effect to all Burdens thereon.

"***Niobrara Formation***" means the geologic formation with the top at a measured depth of 7,651 feet and base at a measured depth of 8,083 feet, and the stratigraphic equivalent depths thereof, as identified in the triple combo log of the Kortum 1-21 Well (API # 05001094850000), recognizing that the actual depths will vary across the area where the Assets are located.

"***NORM***" means naturally occurring radioactive material.

"***Operating Expenses***" means all operating expenses (including costs of insurance, extension payments, renewal payments, rentals and other lease maintenance payments shut-in payments, and title examination and curative actions) and capital expenditures (including bonuses, broker fees, and other Lease acquisition costs, costs of drilling and completing wells, and costs of acquiring equipment) incurred in the ownership and operation of the Assets in the ordinary course of business and, where applicable, in accordance with any Applicable Operating Agreement, and overhead costs charged to the Assets under any Applicable Operating Agreement, but excluding (in all cases) Liabilities attributable to (a) personal injury or death, property damage or violation of any Law, (b) the Remediation of any Environmental Condition under applicable Environmental Laws, (c) obligations with respect to Imbalances, (d) obligations to pay Working Interests, royalties, overriding royalties or other interest owners revenues or proceeds attributable to sales of Hydrocarbons relating to the Assets, including those held in suspense, (e) obligations with respect to Taxes, and (f) obligations with respect to any Excluded Asset.

"***Operator***" means the Person serving as operator under any Applicable Operating Agreement.

"Outside Termination Date" has the meaning set forth in *Section 12.1(a)*.

"***Party***" and "***Parties***" have the meanings set forth in the preamble to this Agreement.

"***Payout Balance***" has the meaning set forth in *Section 3.20*.

"***Permitted Encumbrances***" means:

(a) lessor's royalties, non-participating royalties, overriding royalties, reversionary interests and similar burdens upon, measured by or payable out of production if the net cumulative effect of such burdens does not (i) materially impair the use, ownership or operation of the Assets (as currently owned and operated), (ii) reduce the Net Revenue Interest of Seller in any Well to an amount less than the Net Revenue Interest set forth on **Exhibit B** for such Well, (iii) obligate Seller to bear a Working Interest for such Well in any amount greater than the Working Interest set forth on **Exhibit B** for such Well (unless the Net Revenue Interest for such Asset is greater than the Net Revenue Interest set forth on **Exhibit B**, in the same proportion as any increase in such Working Interest), (iv) increase the royalty and overriding royalty burdens for any Lease to an amount greater than that set forth in **Exhibit A** or (v) serve to reduce the Net Acres for any Lease to an amount less than that set forth in **Exhibit A**;

(b) Preferential Rights or similar agreements with respect to which (A) waivers are obtained from the appropriate parties for the transaction contemplated hereby prior to the Closing Date, or (B) required notices have been given for the transaction contemplated hereby to the holders of such rights and the appropriate period for making an election has expired without an exercise of such rights prior to the Closing Date;

(c) required third party consents to assignments or similar agreements with respect to which (A) consents have been obtained from the appropriate parties for the transaction contemplated hereby prior to the Closing Date, or (B) required notices have been given for the transaction contemplated hereby to the holders of such rights and the applicable period (as specified in the contract, agreement or other instrument granting or reserving such rights) for giving notice of objection or withholding of consent has expired without an exercise of such rights or the period within which the failure to respond to such notice is considered under the relevant contract, agreement or other instrument as deemed consent has expired without Seller's receipt of a notice of objection or withholding of consent, in each case, prior to the Closing Date;

(d) liens for Taxes or assessments not yet due or delinquent;

(e) Customary Post-Closing Consents;

(f) other than such rights that have already been triggered, conventional rights of reassignment;

(g) such Title Defects as Buyer has expressly waived, or has been deemed to have waived pursuant to the express terms of this Agreement;

(h) all applicable Laws, and rights reserved to or vested in any Governmental Authority (i) to control or regulate any Asset in any manner; (ii) by the terms of any right, power, franchise, grant, license or permit, or by any provision of Law, to terminate such right, power, franchise grant, license or permit or to purchase, condemn, expropriate or recapture or to designate a purchaser of any of the Assets; (iii) to use such property in a manner which does not materially impair the use of such property for the purposes for which it is currently owned and operated and (iv) to enforce any obligations or duties affecting the Assets to any Governmental Authority, with respect to any franchise, grant, license or permit;

(i) rights of a common owner of any interest in rights-of-way or easements currently held by Seller and such common owner as tenants in common or through common ownership to the extent that the same does not materially impair the use or operation of the Assets as currently used and operated;

(j) easements, conditions, covenants, restrictions, servitudes, permits, rights-of-way, surface leases and other rights in the Assets for the purpose of surface operations, roads, alleys, highways, railways, pipelines, transmission lines, transportation lines, distribution lines, power lines, telephone lines and removal of timber, grazing, logging operations, canals, ditches, reservoirs and other like purposes, or for the joint or common use of real estate, rights-of-way, facilities and equipment, (in each case) that do not (i) materially impair the use, ownership or operation of the Assets (as currently owned and operated), (ii) reduce the Net Revenue Interest of Seller in any Well to an amount less than the Net Revenue Interest set forth on **Exhibit B** for such

Well, (iii) obligate Seller to bear a Working Interest for such Well in any amount greater than the Working Interest set forth on **Exhibit B** for such Well (unless the Net Revenue Interest for such Asset is greater than the Net Revenue Interest set forth on **Exhibit B**, in the same proportion as any increase in such Working Interest), (iv) increase the royalty and overriding royalty burdens for any Lease to an amount greater than that set forth in **Exhibit A** or (v) serve to reduce the Net Acres for any Lease to an amount less than that set forth in **Exhibit A**;

(k) zoning and planning ordinances and municipal regulations that do not materially impair the use, ownership or operation of the Assets (as currently owned and operated);

(l) vendors, carriers, warehousemen's, repairmen's, mechanics, workmen's, materialmen's, construction or other like Encumbrances arising by operation of Law in the ordinary course of business or incident to the construction or improvement of any property in respect of obligations that are not yet due;

(m) Encumbrances created under Leases and/or Applicable Operating Agreements or by operation of Law in respect of obligations that are not yet due;

(n) any Encumbrance affecting the Assets which is discharged by Seller at or prior to Closing;

(o) the restrictions or exclusions set forth on **Exhibit A** or **Exhibit B**, as applicable; and

(p) the Leases and the terms of the Applicable Contracts that (in each case) do not (i) materially impair the use, ownership or operation of the Assets (as currently owned and operated), (ii) reduce the Net Revenue Interest of Seller in any Well to an amount less than the Net Revenue Interest set forth on **Exhibit B** for such Well, (iii) obligate Seller to bear a Working Interest for such Well in any amount greater than the Working Interest set forth on **Exhibit B** for such Well (unless the Net Revenue Interest for such Asset is greater than the Net Revenue Interest set forth on **Exhibit B**, in the same proportion as any increase in such Working Interest), (iv) increase the royalty and overriding royalty burdens for any Lease to an amount greater than that set forth in **Exhibit A** or (v) serve to reduce the Net Acres for any Lease to an amount less than that set forth in **Exhibit A**.

"***Person***" means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, Governmental Authority or any other entity.

"***Personal Property***" means equipment, machinery, fixtures, and other real, immovable, personal, movable and mixed property, including saltwater disposal wells, well equipment, casing, rods, tanks, boilers, buildings, tubing, pumps, motors, fixtures, machinery, compression equipment, flow lines, and separation facilities, structures, materials, and other items used or held for use in the operation thereof and located upstream of the outlet flange of the relevant custody transfer meter (or, in the case of Hydrocarbon liquids, upstream of the outlet flange in the tanks).

"***Preferential Right***" has the meaning set forth in *Section 6.4*.

"***Preliminary Purchase Price***" has the meaning set forth in *Section 2.7(a)*.

"***Preliminary Settlement Statement***" has the meaning set forth in *Section 2.7(a)*.

"***Purchased Leases***" has the meaning set forth in the definition of "Assets" above.

"***Purchase Price***" has the meaning set forth in *Section 2.2*, as such amount may be adjusted from time to time pursuant to *Section 2.4* and *Section 2.7*.

"***Records***" has the meaning set forth in the definition of "Assets" above.

"***Remediation***" means, with respect to an Environmental Condition, and in a manner agreed to by the parties, the implementation and completion of any remedial, removal, response, construction, closure, disposal or other corrective actions required under Environmental Laws to correct or remove such Environmental Condition.

"***Remediation Amount***" means, with respect to an Environmental Condition, the present value as of the Closing Date of the cost (net to the Asset) of the most cost effective Remediation of such Environmental Condition as agreed to by the Parties that is reasonably available and would result in a full Remediation of the Environmental Condition.

"***Requisite Financial Statement Information***" has the meaning set forth in *Section 8.3*.

"***Required Consent***" has the meaning set forth in *Section 6.4 (d)(i)*.

"***Retained Vertical Wells***" has the meaning set forth in the definition of "Excluded Assets" above.

"***Scheduled Closing Date***" has the meaning set forth in *Section 11.1*.

"***Schedules***" means the schedule delivered to Buyer prior to the execution of this Agreement setting forth specific exceptions to Seller's representations and warranties set forth in this Agreement.

"***Security Suspended Funds***" has the meaning set forth in *Section 2.4(b)(iv)*.

"***Seller***" has the meaning set forth in the preamble to this Agreement.

"***Seller Group***" has the meaning set forth in *Section 8.3*.

"***Seller Indemnified Parties***" has the meaning set forth in *Section 13.3*.

"***Seller's Retained Obligations***" has the meaning set forth in *Section 13.1*.

"***Straddle Period***" means any Tax period beginning before and ending after the Effective Time.

"***Subject Loan***" means (a) all amounts that are owed by Buyer and its Affiliates to Seller and its Affiliates with respect to the Assets or other oil and gas properties of Buyer and its

Affiliates, whether as a result of unpaid or past due JIBs or otherwise, plus (b) interest on such amounts at 10% per annum measured from the date that is 30 days following the original due date of each such amount until the date repaid.

"***Surface Contracts***" has the meaning set forth in the definition of "Assets" above.

"***Tax Allocation***" has the meaning set forth in *Section 2.6*.

"***Tax Allocation***" means any return (including any information return), report, statement, schedule, notice, form, election, estimated Tax filing, claim for refund or other document (including any attachments thereto and amendment thereof) filed with or submitted to, or required to be filed with or submitted to, and Governmental Authority with respect to any Tax.

"***Taxes***" shall mean any and all federal, state, local, foreign and other taxes or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profit share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated severance, stamp, occupation, premium, property, windfall profit or other taxes of any kind whatsoever, together with any interests, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto, whether disputed or not and including any obligation to indemnify or otherwise assume or succeed to the Tax liability of any other Person and the term "*Tax*" means any one of the foregoing Taxes.

"***Third Party Claim***" has the meaning set forth in *Section 13.7(b)*.

"***Third Party Operator***" has the meaning set forth in *Section 5.1(a)*.

"***Title Expert***" has the meaning set forth in *Section 6.2(j)*.

"***Title Benefit***" means any right, circumstance or condition that operates to increase the Net Revenue Interest being assigned to Buyer in any Well above that shown for such Well in **Exhibit B**, to the extent the same does not cause a greater than proportionate increase in the Working Interest being assigned to Buyer therein above that shown in **Exhibit B**.

"***Title Benefit Amount***" has the meaning set forth in *Section 6.2(e)*.

"***Title Benefit Notice***" has the meaning set forth in *Section 6.2(b)*.

"***Title Benefit Property***" has the meaning set forth in *Section 6.2(b)*.

"***Title Defect***" means any Encumbrance, defect or other matter that causes Seller not to have Defensible Title in and to any Asset, including, without limitation, matters determined after giving effect to both before- and after-payout interests, to the extent applicable; provided that the following shall not be considered Title Defects:

(a) defects in the chain of title consisting of the failure to recite marital status in a document or omissions of successions of heirship or estate proceedings, unless Buyer provides

affirmative evidence that such failure or omission could reasonably be expected to result in another Person's superior claim of title to the relevant Asset;

(b) defects arising out of lack of survey, unless a survey is expressly required by applicable Laws;

(c) liens created under deeds of trust, mortgages and similar instruments by the lessor under a Lease covering the lessor's surface and mineral interests in the land covered thereby that would customarily be accepted in taking oil and gas leases or purchasing undeveloped oil and gas leases and for which the lessee would not customarily seek a subordination of such lien to the oil and gas leasehold estate prior to conducting drilling activities on the Lease;

(d) defects arising out of lack of corporate or other entity authorization unless Buyer provides affirmative evidence that causes Buyer to reasonably believe such corporate or other entity action may not have been authorized and could reasonably be expected to result in another Person's superior claim of title to the relevant Asset;

(e) defects based on a gap in Seller's chain of title in the state's records as to state Leases, or in the county records as to other Leases, unless such gap is affirmatively shown to exist in such records by an abstract of title, title opinion or landman's title chain or runsheet, which documents shall be included in a Title Defect Notice; and

(f) defects that have been cured by possession under applicable Laws of limitations, adverse possession or prescription, waiver, ratification, estoppels or other similar legal or equitable rights;

(g) defects that affect only those depths or formations other than the Codell and Niobrara Formations;

(h) defects affecting any Asset that does not have an Allocated Value; and

(i) defects based on the use of an affidavit of heirship or similar instrument of record filed more than 20 years prior to the Execution Date to provide evidence of the death of an individual in the chain of title and their heirs or successors in interest, in each case, unless Buyer provides affirmative evidence that such defect results in another party's superior claim of title.

"***Title Defect Amount***" has the meaning set forth in *Section 6.2(g)*.

"***Title Defect Notice***" has the meaning set forth in *Section 6.2(a)*.

"***Title Defect Property***" has the meaning set forth in *Section 6.2(a)*.

"***Title Disputed Matters***" has the meaning set forth in *Section 6.2(j)*.

"***Treasury Regulations***" means the regulations promulgated by the United States Department of the Treasury pursuant to and in respect of provisions of the Internal Revenue Code. All references herein to sections of the Treasury Regulations shall include any corresponding provision or provisions of succeeding, similar, substitute, proposed or final Treasury Regulations.

"***Unit***" has the meaning set forth in the definition of "Assets" above.

"***Well***" has the meaning set forth in the definition of "Assets" above.

"***Wellbore Assignment***" means the Assignment and Bill of Sale from Seller to Buyer, pertaining to the Border Lease Interests, substantially in the form attached hereto as **Exhibit D**.

"***Working Interest***" means, with respect to any Unit, Well or Lease, the interest in and to such Unit, Well or Lease that is burdened with the obligation to bear and pay costs and expenses of maintenance, development and operations on or in connection with such Unit, Well or Lease, but without regard to the effect of any royalties, overriding royalties, production payments, net profits interests and other similar burdens upon, measured by, or payable out of production therefrom.

Exhibit A

Attached to and made a part of that certain Purchase and Sale Agreement by and between
Grizzly Petroleum Company, LLC and Petroshare Corp.,
dated January 15, 2019

Purchased Leases

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100001BI	LR LS	TODD CREEK FARMS LLC KINGDOM RESOURCES, LLC	11/24/14	133.6900	133.6900	66.8450	T1S R67W SEC 15: THOSE PORTIONS OF THE TODD CREEK FARMS SUBDIVISION LYING IN SECTION 15 AS MORE PARTICULARLY DESCRIBED IN THE LEASE			2015000002735
100002A	LR LS	22 ASSOCIATES, LLC KINGDOM RESOURCES, LLC	12/01/15	240.0000	179.7163	89.8582	T1S R67W SEC 22: THAT PORTION OF THE NE AS MORE PARTICULARLY DESCRIBED IN THE LEASE			2016000017023
100003	LR LS	MARCUS A AND SOPHIA S DEGENHART, HUSBAND AND WIFE ROCKY MOUNTAIN OIL & GAS COMPANY, INC	06/01/70	360.9480	360.9480	162.4266	T1S R67W SEC 5: NW, NE, PART OF THE SW AND SE AS MORE PARTICULARLY DESCRIBED BY THE LEASE			
100004	LR LS	RALPH J SMITH AND JOHN T LANE HILIGHT DRILLING CO	03/31/70	16.8920	16.8920	7.6014	T1S R67W SEC 5: W2SESW, EXCLUDING A PARCEL AS MORE PARTICULARLY DESCRIBED BY THE LEASE			
100021	LR LS	MILTON W FONAY AND VIRGINIA M FONAY, HUSBAND AND WIFE VESSELS OIL & GAS COMPANY	01/29/90	70.6665	70.6665	7.4906	T1S R68W SEC 22: S2NW LESS AND EXCEPT THE WELLBORE OF THE NORTH HURON 1-22 (API #05-001-09035)	3644 3698	806 959	927006 957736
100022	LR LS	FRONT RANGE INVESTMENT CORPORATION OF COLORADO ROCKY MOUNTAIN OIL AND GAS COMPANY	01/14/71	160.0000	160.0000	60.0000	T1S R67W SEC 18: E2NE FROM THE TOP OF THE DAKOTA TO THE BASE OF THE DAKOTA FROM THE TOP OF THE SURFACE TO THE TOP OF THE DAKOTA SEC 18: W2NE FROM THE TOP OF THE DAKOTA TO THE BASE OF THE DAKOTA LESS AND EXCEPT THE WELLBORES OF THE FRONT RANGE 4 (API #05-001-08750)	1657	61	910296

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100023	LR LS	ABNER GUTHRIE AND VIOLET GUTHRIE, HUSBAND AND WIFE TOM VESSELS	05/07/70	284.9800	284.9800	142.4900	INSOFAR AND ONLY INSOFAR AS LEASE COVERS: T1S R67W SEC 2: N2 LIMITED TO THE CODELL AND NIOBRARA FORMATIONS, AS TO THE NW LIMITED FROM THE BASE OF THE SHANNON TO THE BASE OF THE DAKOTA, AS TO THE NE LESS AND EXCEPT THE WELLBORES OF THE GUTHRIE 12-2 (API #05-001-09564), GUTHRIE 21-2 (API #05-001-09463), GUTHRIE 22-2 (API #05-001-09389), GUTHRIE 31-2 (API #05-001-09541), GUTHRIE 41-2 (API #05-001-09540), GUTHRIE 42-2 (API #05-001-09563), AND GUTHRIE ABNER 1 (API #05-001-06251)	1601	50	
100025	LR LS	MOUNTAIN VIEW WATER USERS ASSOCIATION ROCKY MOUNTAIN GAS AND OIL PRODUCERS	02/02/72	0.2290	0.2290	0.1145	T1S R67W SEC 4: PART OF THE SW AS MORE PARTICULARLY DESCRIBED BY THE LEASE LESS AND EXCEPT THE WELLBORES OF THE ZARLENGO 14-4 (API #05-001-09384), ZARLENGO 2 (API #05-001-08810), ZARLENGO 21-4 (API #05-001-09468), ZARLENGO 23-4 (API #05-001-09555), AND ZARLENGO 24-4 (API #05-001-09377)	1781	504	950828
100026	LR LS	THE COLORADO NATIONAL BANK OF DENVER, TRUSTEE HILIGHT DRILLING CO	08/27/70	219.7910	219.7910	109.8955	T1S R67W SEC 4: W2, EXCLUDING THE NE OF THE W2 WHEREIN LIES THE SIGNAL RESERVOIR IN SECTION 4 LESS AND EXCEPT THE WELLBORES OF THE ZARLENGO 14-4 (API #05-001-09384), ZARLENGO 2 (API #05-001-08810), ZARLENGO 21-4 (API #05-001-09468), ZARLENGO 23-4 (API #05-001-09555), AND ZARLENGO 24-4 (API #05-001-09377)	1627	131	900605
100027A	LR LS	NOEL AND PAULA HUBERT ROCKY MOUNTAIN GAS AND OIL PRODUCERS, INC	01/26/72	10.9190	5.4595	2.7298	T1S R67W SEC 4: THAT METES & BOUNDS PARCEL MORE PARTICULARLY DESCRIBED BY THE LEASE, ONLY AS TO THAT PORTION LYING IN THE E2W2 LIMITED TO FORMATIONS BELOW THE BASE OF THE SUSSEX AND LIMITED TO GAS RIGHTS ONLY IN THE J SAND LESS AND EXCEPT THE WELLBORES OF THE EHLER 44-4 (API #05-001-09379), SELTZER G U 2-4 (API #05-001-09025), ZARLENGO 14-4 (API #05-001-09384), ZARLENGO 2 (API #05-001-08810), ZARLENGO 21-4 (API #05-001-09468), ZARLENGO 23-4 (API #05-001-09555), AND ZARLENGO 24-4 (API #05-001-09377)	1779	447	949531

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100027B	LR LS	EDITH B MCCLINTOCK AND THE FIRST NATIONAL BANK OF DENVER, CO-SUCCESSOR TESTAMENTARY TRUSTEES OF THE ESTATE OF T E MCCLINTOCK, DECEASED MARTIN J FREEDMAN	07/15/70	30.7000	15.3500	5.4687	INSOFAR AND ONLY INSOFAR AS LEASE COVERS: T1S R67W SEC 4: THAT PORTION OF THE E2NW, NESW, SWNE, AND NWSE AS MORE PARTICULARLY DESCRIBED BY THE LEASE AS TO THAT PORTION IN THE E2W2: LIMITED TO FORMATIONS BELOW THE BASE OF THE SUSSEX AND LIMITED TO GAS RIGHTS ONLY IN THE J SAND AS TO THAT PORTION IN THE W2E2: LIMITED TO FORMATIONS BELOW THE BASE OF THE SUSSEX, EXCEPT THE WELLBORE OF THE EHLER 44-4 (API #05-001-09379) WHICH IS LIMITED FROM THE SURFACE TO THE BASE OF THE CODELL FORMATION AND EXCEPT THE WELLBORE OF THE SELTZER G U 2-4 (API #05-001-09025) WHICH IS LIMITED FROM THE SURFACE TO THE TOP OF THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE EHLER 44-4 (API #05-001-09379), SELTZER G U 2-4 (API #05-001-09025), ZARLENGO 14-4 (API #05-001-09384), ZARLENGO 2 (API #05-001-08810), ZARLENGO 21-4 (API #05-001-09468), ZARLENGO 23-4 (API #05-001-09555), AND ZARLENGO 24-4 (API #05-001-09377)	1666	308	
100027C	LR LS	PAUL E AND NORMA L EDWARDS ROCKY MOUNTAIN OIL AND GAS CO	06/17/70	10.7000	5.3500	2.6750	T1S R67W SEC 4: THAT PORTION OF THE NENW AS MORE PARTICULARLY DESCRIBED BY THE LEASE LIMITED TO FORMATIONS BELOW THE BASE OF THE SUSSEX AND LIMITED TO GAS RIGHTS ONLY IN THE J SAND LESS AND EXCEPT THE WELLBORES OF THE ZARLENGO 14-4 (API #05-001-09384), ZARLENGO 2 (API #05-001-08810), ZARLENGO 21-4 (API #05-001-09468), ZARLENGO 23-4 (API #05-001-09555), AND ZARLENGO 24-4 (API #05-001-09377)	1618	71	897590
100037	LR LS	JOHN H EHLER AND J GAYLE EHLER, HUSBAND AND WIFE M E THRASH	05/05/70	68.7600	68.7600	34.3800	INSOFAR AND ONLY INSOFAR AS LEASE COVERS: T1S R67W SEC 4: NWSE, SESE LIMITED TO THE J SAND FORMATION, EXCEPT THE WELLBORE OF THE EHLER 44-4 (API #05-001-09379) WHICH IS LIMITED FROM THE SURFACE TO THE BASE OF THE CODELL FORMATION AND EXCEPT THE WELLBORE OF THE SELTZER G U 2-4 (API #05-001-09025) WHICH IS LIMITED FROM THE SURFACE TO THE TOP OF THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE EHLER 44-4 (API #05-001-09379) AND SELTZER G U 2-4 (API #05-001-09025)	1602	240	

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100038	LR LS	MELVIN F PORTERFIELD AND PATRICIA ANN PORTERFIELD, HUSBAND AND WIFE ENERGY MINERALS CORP	04/08/75	5.0100	5.0100	2.5050	T1S R67W SEC 4: THAT PART OF THE SE AS MORE PARTICULARLY DESCRIBED BY THE LEASE LIMITED TO THE J SAND FORMATION, EXCEPT THE WELLBORE OF THE EHLER 44-4 (API #05-001-09379) WHICH IS LIMITED FROM THE SURFACE TO THE BASE OF THE CODELL FORMATION AND EXCEPT THE WELLBORE OF THE SELTZER G U 2-4 (API #05-001-09025) WHICH IS LIMITED FROM THE SURFACE TO THE TOP OF THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE EHLER 44-4 (API #05-001-09379) AND SELTZER G U 2-4 (API #05-001-09025)	1990	970	
100039	LR LS	ADAMS COUNTY, A POLITICAL SUBDIVISION OF THE STATE OF COLORADO, ACTING BY AND THROUGH ITS DULY AUTHORIZED BOARD OF COUNTY COMMISSIONERS ENERGY MINERAL CORPS	04/14/75	1.8300	1.8300	0.9150	T1S R67W SEC 4: A PART OF THE SE AS MORE PARTICULARLY DESCRIBED BY THE LEASE LESS AND EXCEPT THE WELLBORES OF THE EHLER 44-4 (API #05-001-09379) AND SELTZER G U 2-4 (API #05-001-09025)	1995	2	
100040	LR LS	SIGNAL RESERVOIR AND IRRIGATION COMPANY HIGHLIGHT DRILLING CO., INC.	06/06/70	81.9510	81.9510	40.9755	T1S R67W SEC 4: THAT PART OF THE NW SURROUNDING AND ENCOMPASSING THE SIGNAL RESERVOIR LESS AND EXCEPT THE WELLBORES OF THE ZARLENGO 14-4 (API #05-001-09384), ZARLENGO 2 (API #05-001-08810), ZARLENGO 21-4 (API #05-001-09468), ZARLENGO 23-4 (API #05-001-09555), AND ZARLENGO 24-4 (API #05-001-09377)	1604	126	
100050	LR LS	ROBERT M WILLSEY AND PATRICIA J WILLSEY, HUSBAND AND WIFE DAN H SEBASTIAN	10/14/70	9.4900	9.4900	0.8897	T1S R67W SEC 18: TWO PARCELS OF LAND IN THE SW AS MORE PARTICULARLY DESCRIBED BY THE LEASE LIMITED TO THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE LAYTON GREEN 1 (API #05-001-06281) AND CARLSON 12-18 (API #05-001-09709)	1676	69	
100051	LR LS	FRANK VERNON VAN DEUSEN AND GERTRUDE M VAN DEUSEN, HUSBAND AND WIFE DAN H SEBASTIAN	02/18/71	22.4100	22.4100	2.1009	T1S R67W SEC 18: A PARCEL OF LAND IN THE SW AS MORE PARTICULARLY DESCRIBED BY THE LEASE LIMITED TO THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE LAYTON GREEN 1 (API #05-001-06281) AND CARLSON 12-18 (API #05-001-09709)	1678	107	917015

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100052	LR LS	DONALD VAN DEUSEN AND BARBARA L VAN DEUSEN DAN J SEBASTIAN	02/18/71	2.5600	2.5600	0.2400	T1S R67W SEC 18: A PARCEL OF LAND IN THE SW AS MORE PARTICULARLY DESCRIBED BY THE LEASE LIMITED TO THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE LAYTON GREEN 1 (API #05-001-06281) AND CARLSON 12-18 (API #05-001-09709)	1678	110	917016
100053	LR LS	BOARD OF COUNTY COMMISSIONERS OF THE COUNTY OF ADAMS, STATE OF COLORADO THE ANSCHUTZ CORPORATION, INC	03/17/71	5.1200	5.1200	0.4800	T1S R67W SEC 18: LOT 21, BLOCK 1, LAYTON SUBDIVISION LIMITED TO THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE LAYTON GREEN 1 (API #05-001-06281) AND CARLSON 12-18 (API #05-001-09709)	1683	357	918821
100054	LR LS	LAUREN C STRASSBURG AND JANICE K STRASSBURG, HUSBAND AND WIFE DAN H SEBASTIAN	10/14/70	5.0200	5.0200	0.4706	T1S R67W SEC 18: LOTS 13, 14, 15 AND 16 OF BLOCK II OF THE LAYTON SUBDIVISION IN THE SW LIMITED TO THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE LAYTON GREEN 1 (API #05-001-06281) AND CARLSON 12-18 (API #05-001-09709)	1663	404	
100055	LR LS	MUNIR F IBRAHIM AND ARDELLA N IBRAHIM THE ANSCHUTZ CORPORATION, INC	04/07/71	11.0700	11.0700	1.0378	T1S R67W SEC 18: LOTS 12, 13, 14, 15, 16, 17, 18, 19 OF BLOCK 2, LAYTON SUBDIVISION, BEING A PART OF THE SW LIMITED TO THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE LAYTON GREEN 1 (API #05-001-06281) AND CARLSON 12-18 (API #05-001-09709)	1691	198	921184
100056	LR LS	DONALD J SHELLEY AND PATRICIA JO ANNE SHELLY, HUSBAND AND WIFE DAN H SEBASTIAN	10/14/70	4.8800	4.8800	0.4575	T1S R67W SEC 18: LOTS 5, 6, 7 AND 8 OF BLOCK I OF THE LAYTON SUBDIVISION IN THE SW LIMITED TO THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE LAYTON GREEN 1 (API #05-001-06281) AND CARLSON 12-18 (API #05-001-09709)	1663	414	

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100057	LR LS	LOUIS A CARICATO AND BETTE JEAN CARICATO, HUSBAND AND WIFE DAN H SEBASTIAN	10/14/70	5.0700	5.0700	0.4753	T1S R67W SEC 18: LOTS 9, 10, 11 AND 12 BLOCK I OF THE LAYTON SUBDIVISION IN THE SW LIMITED TO THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE LAYTON GREEN 1 (API #05-001-06281) AND CARLSON 12-18 (API #05-001-09709)	1676	78	916328
100058	LR LS	JOE A HOLEMAN AND IONE S HOLEMAN, HUSBAND AND WIFE DAN H SEBASTIAN	10/14/70	5.2300	5.2300	0.4903	T1S R67W SEC 18: LOTS 1, 2, 3, AND 4 OF BLOCK I OF THE LAYTON SUBDIVISION IN THE SW LIMITED TO THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE LAYTON GREEN 1 (API #05-001-06281) AND CARLSON 12-18 (API #05-001-09709)	411		912374
100059	LR LS	SAMUEL L DUNHAM AND CARMA J DUNHAM, HUSBAND AND WIFE DAN H SEBASTIAN	10/14/70	5.0700	5.0700	0.4753	T1S R67W SEC 18: LOTS 5, 6, 7 AND 8 OF BLOCK II OF THE LAYTON SUBDIVISION IN THE SW LIMITED TO THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE LAYTON GREEN 1 (API #05-001-06281) AND CARLSON 12-18 (API #05-001-09709)	1663	401	912368
100060	LR LS	CHARLES D HOYT AND JEANNETTE L HOYT, HUSBAND AND WIFE DAN H SEBASTIAN	11/04/70	5.0300	5.0300	0.4716	T1S R67W SEC 18: LOTS 1, 2, 3 AND 4 BLOCK II OF THE LAYTON SUBDIVISION IN THE SW LIMITED TO THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE LAYTON GREEN 1 (API #05-001-06281) AND CARLSON 12-18 (API #05-001-09709)	1663	408	912372
100061	LR LS	TERYL J RICHMAN AND CARYLON J RICHMAN, HUSBAND AND WIFE DAN H SEBASTIAN	10/14/70	5.0300	5.0300	0.4716	T1S R67W SEC 18: LOTS 9, 10 AND 11 OF BLOCK II OF THE LAYTON SUBDIVISION LOCATED IN THE SW LIMITED TO THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE LAYTON GREEN 1 (API #05-001-06281) AND CARLSON 12-18 (API #05-001-09709)	1663	421	912379

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100062	LR LS	D GEORGE LAYTON AND EDNA E LAYTON, HUSBAND AND WIFE DAN H SEBASTIAN	10/14/70	47.7900	47.7900	4.4803	T1S R67W SEC 18: THAT PORTION OF THE SW AS MORE PARTICULARLY DESCRIBED BY THE LEASE LIMITED TO THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE LAYTON GREEN 1 (API #05-001-06281) AND CARLSON 12-18 (API #05-001-09709)	1676	63	916322
100063	LR LS	GARY H WEBER AND GAYLIA A WEBER, HUSBAND AND WIFE CREST OIL AND GAS COMPANY	06/06/72	5.4700	5.4700	0.5128	T1S R67W SEC 18: LOTS 17, 18, 19 AND 20, OF BLOCK 1, THE LAYTON SUB-DIVISION LIMITED TO THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE LAYTON GREEN 1 (API #05-001-06281) AND CARLSON 12-18 (API #05-001-09709)	1864	652	
100064	LR LS	D GEORGE LAYTON AND EDNA E LAYTON, HUSBAND AND WIFE CREST OIL AND GAS COMPANY	06/16/72	0.0000	0.0000	0.0000	T1S R67W SEC 18: IN THE SW, A STRIP OF LAND BEGINNING IN THE SE CORNER OF SAID SW, THENCE 20 FEET WEST, THENCE RUNNING NORTH 760.00 FEET, THENCE EAST 20 FEET TO THE BORDER LINE OF SAID SW, THENCE SOUTH TO THE POINT OF BEGINNING LIMITED TO THE J SAND FORMATION LESS AND EXCEPT THE WELLBORES OF THE LAYTON GREEN 1 (API #05-001-06281) AND CARLSON 12-18 (API #05-001-09709)	1864	654	
100130A	LR LS	COBANK FCB, A FEDERALLY CHARTERED INSTRUMENT OF THE UNITED STATES MORNING GUN EXPLORATION LLC	11/13/15	160.0000	80.0000	40.0000	T1S R67W SEC 8: NW LIMITED TO DEPTHS AND FORMATIONS FROM THE SURFACE TO THE BASE OF THE SUSSEX FORMATION			2016000005856
100167	LR LS	RODGER BAILEY, POA FOR THELMA I BAILEY PETROSHARE CORP	04/10/17	2.5000	2.5000	1.2500	T1S R67W SEC 28: SENE			2017000049438
100175	LR LS	JAMES R VAN METER AND JOYCE L VAN METER, AS JOINT TENANTS PETROSHARE CORP	02/07/17	0.2404	0.2404	0.1202	T1S R67W SEC 28: BLOCK 1, LOT 6 OF THE VILLAGES AT RIVERDALE FILING #1			2017000029699
100176	LR LS	JANET E WEAR, A TENANT IN SEVERALTY PETROSHARE CORP	02/07/17	0.3076	0.3076	0.1538	T1S R67W SEC 28: BLOCK 3, LOT 24 OF THE VILLAGES AT RIVERDALE FILING #1			2017000029701
100177	LR LS	MARY M FILSINGER, A TENANT IN SEVERALTY PETROSHARE CORP	02/15/17	0.3013	0.3013	0.1507	T1S R67W SEC 28: BLOCK 2, LOT 9A OF THE VILLAGES AT RIVERDALE FILING #2, AMENDMENT #1			2017000029690

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100178	LR LS	ROBERT C HADDEN AND LINDA C HADDEN, AS JOINT TENANTS PETROSHARE CORP	02/07/17	0.1970	0.1970	0.0985	T1S R67W SEC 28: BLOCK 4, LOT 5 OF THE VILLAGES AT RIVERDALE FILING #1			2017000030296
100179	LR LS	ARIC SANCHEZ PETROSHARE CORP	02/07/17	0.3091	0.3091	0.1545	T1S R67W SEC 28: BLOCK 3, LOT 20 OF THE VILLAGES AT RIVERDALE FILING #1			2017000029697
100180	LR LS	RONALD LEE PEARMAN II AND DANIELLE PEARMAN PETROSHARE CORP	02/07/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 6, LOT 3 OF THE VILLAGES AT RIVERDALE FILING #1			2017000029695
100181	LR LS	GUADALUPE BAUTISTA AND CELIA BAUTISTA, AS JOINT TENANTS PETROSHARE CORP	02/07/17	0.2911	0.2911	0.1456	T1S R67W SEC 28: BLOCK 1, LOT 20 OF THE VILLAGES AT RIVERDALE FILING #1			2017000029687
100182	LR LS	CRAIG S MAURER AND MICHELLE A MILLIGAN, AS JOINT TENANTS PETROSHARE CORP	02/15/17	0.2108	0.2108	0.1054	T1S R67W SEC 28: BLOCK 2, LOT 7A OF THE VILLAGES AT RIVERDALE FILING #2, AMENDMENT #1			2017000029692
100183	LR LS	ROBERT WALKER AND ASAKO TSUTSUI, AS JOINT TENANTS PETROSHARE CORP	02/15/17	0.1721	0.1721	0.0861	T1S R67W SEC 28: BLOCK 5, LOT 19 OF THE VILLAGES AT RIVERDALE FILING #2			2017000037680
100184	LR LS	RICHARD P PHILLIPS PETROSHARE CORP	02/07/17	0.1721	0.1721	0.0861	T1S R67W SEC 28: BLOCK 6, LOT 5 OF THE VILLAGES AT RIVERDALE FILING #1			2017000029696
100185	LR LS	ARTHUR L MAGILL PETROSHARE CORP	02/07/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 4, LOT 14 OF THE VILLAGES AT RIVERDALE FILING #1			2017000029691
100186	LR LS	KATIE RAMIREZ, A TENANT IN SEVERALTY PETROSHARE CORP	02/07/17	0.1928	0.1928	0.0964	T1S R67W SEC 28: BLOCK 3, LOT 38 OF THE VILLAGES AT RIVERDALE FILING #1			2017000030301
100187	LR LS	LANTZIA C THAO AND OMEE THAO PETROSHARE CORP	02/07/17	0.2726	0.2726	0.1363	T1S R67W SEC 28: BLOCK 6, LOT 15 OF THE VILLAGES AT RIVERDALE FILING #1			2017000029698
100188	LR LS	LAURA L BINGAMAN PETROSHARE CORP	02/15/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 5, LOT 21 OF THE VILLAGES AT RIVERDALE FILING #2			2017000029688
100189	LR LS	PATRICIA NIEHOFF AND JAMES NIEHOFF, AS JOINT TENANTS PETROSHARE CORP	02/07/17	0.3083	0.3083	0.1542	T1S R67W SEC 28: BLOCK 1, LOT 17 OF THE VILLAGES AT RIVERDALE FILING #1			2017000029694
100190	LR LS	RIEM SON AND SANA T THACH, AS JOINT TENANTS PETROSHARE CORP	02/07/17	0.3199	0.3199	0.1600	T1S R67W SEC 28: BLOCK 5, LOT 1 OF THE VILLAGES AT RIVERDALE FILING #1			2017000030302

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100191	LR LS	ALEXANDER WELLS AND DAWN WELLS, AS JOINT TENANTS PETROSHARE CORP	02/07/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 5, LOT 14 OF THE VILLAGES AT RIVERDALE FILING #1			2017000029702
100192	LR LS	AMY NAFTOLIN AND DAN WESTER, AS JOINT TENANTS PETROSHARE CORP	02/15/17	0.2080	0.2080	0.1040	T1S R67W SEC 28: BLOCK 3, LOT 3A OF THE VILLAGES AT RIVERDALE FILING #2, AMENDMENT #1			2017000029693
100193	LR LS	DARRELL DOBSON AND KIMBERLY K DOBSON AS JOINT TENANTS PETROSHARE CORP	02/15/17	0.3022	0.3022	0.1511	T1S R67W SEC 28: BLOCK 2, LOT 4 OF THE VILLAGES AT RIVERDALE FILING #2			2017000029689
100194	LR LS	ROBERT O KIRKLAND AND CHERYL A KIRKLAND AS JOINT TENANTS PETROSHARE CORP	02/07/17	0.2385	0.2385	0.1192	T1S R67W SEC 28: BLOCK 1, LOT 18 OF THE VILLAGES AT RIVERDALE FILING #1			2017000030298
100195	LR LS	TROY J BUSTAMANTE PETROSHARE CORP	02/15/17	0.2049	0.2049	0.1024	T1S R67W SEC 28: BLOCK 5, LOT 3B OF THE VILLAGES AT RIVERDALE FILING #2			2017000030294
100196	LR LS	BLAINE L FANNING PETROSHARE CORP	02/15/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 5, LOT 5 OF THE VILLAGES AT RIVERDALE FILING #2			2017000030295
100197	LR LS	DAVID M HENDRICKS AND AMY B HENDRICKS AS JOINT TENANT PETROSHARE CORP	02/15/17	0.1890	0.1890	0.0945	T1S R67W SEC 28: BLOCK 5, LOT 7 OF THE VILLAGES AT RIVERDALE FILING #2			2017000030297
100198	LR LS	MICHAEL J LAGE AND BUFFI K LAGE, AS JOINT TENANTS PETROSHARE CORP	02/15/17	0.2106	0.2106	0.1053	T1S R67W SEC 28: BLOCK 2, LOT 3A OF THE VILLAGES AT RIVERDALE FILING #2, AMENDMENT #1			2017000041897
100199	LR LS	CHARLES B HODGES AND MOLLY M HODGES, AS JOINT TENANTS PETROSHARE CORP	02/15/17	0.1903	0.1903	0.0951	T1S R67W SEC 28: BLOCK 5, LOT 6 OF THE VILLAGES AT RIVERDALE FILING #2			2017000068989
100200	LR LS	NOAH A SHEPARD AND ABBY M SHEPARD, AS JOINT TENANTS PETROSHARE CORP	02/07/17	0.2726	0.2726	0.1363	T1S R67W SEC 28: BLOCK 5, LOT 16 OF THE VILLAGES AT RIVERDALE FILING #1			2017000037678
100201	LR LS	HESTER FAMILY TRUST PETROSHARE CORP	04/13/17	0.3517	0.3517	0.1759	T1S R67W SEC 28: BLOCK 2, LOT 5 OF THE VILLAGES AT RIVERDALE FILING #1			2017000041895
100202	LR LS	ADAM BROOKHART AND ROBIN BROOKHART, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.2001	0.2001	0.1001	T1S R67W SEC 28: BLOCK 4, LOT 4 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035432
100203	LR LS	AMANDA VAN BLARICOM PETROSHARE CORP	04/19/17	0.3883	0.3883	0.1941	T1S R67W SEC 28: BLOCK 1, LOT 6 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035433

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100204	LR LS	ANDREW J PALMGREN, A TENANT IN SEVERALTY PETROSHARE CORP	04/19/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 6, LOT 4 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035434
100205	LR LS	BENJAMIN M YOST AND JENNIFER A YOST, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.3281	0.3281	0.1641	T1S R67W SEC 28: BLOCK 9, LOT 10 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035435
100206	LR LS	BRENT W BOWERS AND ELLEN G BOWERS, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.2089	0.2089	0.1045	T1S R67W SEC 28: BLOCK 2, LOT 12A OF THE VILLAGES AT RIVERDALE FILING #3, AMENDMENT #1			2017000035436
100207	LR LS	CONNIE S EBERLE PETROSHARE CORP	04/19/17	0.2970	0.2970	0.1485	T1S R67W SEC 28: BLOCK 5, LOT 37 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035437
100208	LR LS	CURT E FENDERSON JR AND FAYE L FENDERSON, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.1997	0.1997	0.0998	T1S R67W SEC 28: BLOCK 7, LOT 11 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035438
100209	LR LS	DANIELLE MORALES AND NICHOLAS P MORALES, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.2109	0.2109	0.1055	T1S R67W SEC 28: BLOCK 2, LOT 8A OF THE VILLAGES AT RIVERDALE FILING #2, AMENDMENT #1			2017000035439
100210	LR LS	DARIN K HELGESON AND NICHELE A HELGESON, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.1794	0.1794	0.0897	T1S R67W SEC 28: BLOCK 6, LOT 3 OF THE VILLAGES AT RIVERDALE FILING #3			2017000035440
100211	LR LS	DARREN SHANK AND CRYSTAL K SHANK, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.1945	0.1945	0.0973	T1S R67W SEC 28: BLOCK 4, LOT 3 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035441
100212	LR LS	DARRIN J KUNSELMAN AND JILL M KUNSELMAN, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.2727	0.2727	0.1363	T1S R67W SEC 28: BLOCK 5, LOT 24 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035442
100213	LR LS	DARYL L FLANAGAN AND LINDSAY M FLANAGAN, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.3129	0.3129	0.1565	T1S R67W SEC 28: BLOCK 5, LOT 36 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035443
100214	LR LS	DENISE SWIEKATUN PETROSHARE CORP	04/19/17	0.2097	0.2097	0.1048	T1S R67W SEC 28: BLOCK 9, LOT 2 OF THE VILLAGES AT RIVERDALE FILING #3			2017000035444
100215	LR LS	DOMENICK MIHAICH AND BRENDA C PRENTUP PETROSHARE CORP	04/19/17	0.3610	0.3610	0.1805	T1S R67W SEC 28: BLOCK 11, LOT 2 OF THE VILLAGES AT RIVERDALE FILING #3			2017000035445
100216	LR LS	DONALD CLIFFORD AND DARLENE CLIFFORD, AS A JOINT TENANT PETROSHARE CORP	04/19/17	0.1791	0.1791	0.0896	T1S R67W SEC 28: BLOCK 3, LOT 5 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035446

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100217	LR LS	DOUGLAS STINTON PETROSHARE CORP	04/19/17	0.2410	0.2410	0.1205	T1S R67W SEC 28: BLOCK 1, LOT 2A OF THE VILLAGES AT RIVERDALE FILING #3, AMENDMENT #1			2017000035447
100218	LR LS	ERIK L COX AND TAHLEA COX, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.2901	0.2901	0.1451	T1S R67W SEC 28: BLOCK 9, LOT 11 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035448
100219	LR LS	GEORGE N MEDINA PETROSHARE CORP	04/19/17	0.1726	0.1726	0.0863	T1S R67W SEC 28: BLOCK 3, LOT 3 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035449
100220	LR LS	HOPE K ANDERSON PETROSHARE CORP	04/19/17	0.2726	0.2726	0.1363	T1S R67W SEC 28: BLOCK 7, LOT 9 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035450
100221	LR LS	HOUA LOR AND CHAI VANG, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.3130	0.3130	0.1565	T1S R67W SEC 28: BLOCK 3, LOT 31 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035451
100222	LR LS	JAMISON P MARTIN AND COURTNEY A MARTIN, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 6, LOT 6 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035452
100223	LR LS	JARRED M RATZLAFF AND SARA E RATZLAFF PETROSHARE CORP	04/19/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 5, LOT 22 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035453
100224	LR LS	JEFFREY DOLPH AND HEATHER A DOLPH, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.2708	0.2708	0.1354	T1S R67W SEC 28: BLOCK 9, LOT 8 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035454
100225	LR LS	JENNIFER D TIERNEY PETROSHARE CORP	04/19/17	0.1860	0.1860	0.0930	T1S R67W SEC 28: BLOCK 5, LOT 2 OF THE VILLAGES AT RIVERDALE FILING #3			2017000035455
100226	LR LS	JOHN M OLIVER II AND MARY F OLIVER, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.2224	0.2224	0.1112	T1S R67W SEC 28: BLOCK 3, LOT 5A OF THE VILLAGES AT RIVERDALE FILING #2, AMENDMENT #1			2017000035456
100227	LR LS	JOSEPH R HOUSWORTH AND EMILY A HOUSWORTH, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.3348	0.3348	0.1674	T1S R67W SEC 28: BLOCK 5, LOT 9 OF THE VILLAGES AT RIVERDALE FILING #3			2017000035457
100228	LR LS	JOYCE M ORR, A TENANT IN SEVERALTY PETROSHARE CORP	04/19/17	0.2080	0.2080	0.1040	T1S R67W SEC 28: BLOCK 3, LOT 7 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035458
100229	LR LS	JUSTIN PYLES PETROSHARE CORP	04/19/17	0.2410	0.2410	0.1205	T1S R67W SEC 28: BLOCK 1, LOT 5A OF THE VILLAGES AT RIVERDALE FILING #3, AMENDMENT #1			2017000035459

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100230	LR LS	KEVIN SCHROEDER AND JULIE M SCHROEDER, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.1912	0.1912	0.0956	T1S R67W SEC 28: BLOCK 3, LOT 3 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035404
100231	LR LS	KIRSTEN J ANDERSON, A TENANT IN SEVERALTY PETROSHARE CORP	04/19/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 4, LOT 18 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035405
100232	LR LS	KRISTINE L ROPER PETROSHARE CORP	04/19/17	0.1865	0.1865	0.0932	T1S R67W SEC 28: BLOCK 5, LOT 18 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035406
100233	LR LS	LARRY D DURAN AND RENEE Y DURAN, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.2089	0.2089	0.1045	T1S R67W SEC 28: BLOCK 6, LOT 8 OF THE VILLAGES AT RIVERDALE FILING #3			2017000035407
100234	LR LS	LESLIE A THORN, A TENANT IN SEVERALTY PETROSHARE CORP	04/19/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 5, LOT 5 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035408
100235	LR LS	MANUEL J URDIALES PETROSHARE CORP	04/19/17	0.1753	0.1753	0.0877	T1S R67W SEC 28: BLOCK 4, LOT 27 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035409
100236	LR LS	MARK J ZEBROWSKI AND KENDRA L FRIESEN PETROSHARE CORP	04/19/17	0.2906	0.2906	0.1453	T1S R67W SEC 28: BLOCK 2, LOT 35 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035410
100237	LR LS	MAROYA FAIED AND JAHED NABIYAR, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.2107	0.2107	0.1053	T1S R67W SEC 28: BLOCK 2, LOT 4A OF THE VILLAGES AT RIVERDALE FILING #2, AMENDMENT #1			2017000035411
100238	LR LS	MICHAEL ANTHONY BOCHERT AND DARLENE J BOCHERT, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.2226	0.2226	0.1113	T1S R67W SEC 28: BLOCK 3, LOT 8 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035412
100239	LR LS	MICHAEL E PLANSKER AND RACHAEL L MONK, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.1826	0.1826	0.0913	T1S R67W SEC 28: BLOCK 6, LOT 22 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035413
100240	LR LS	MICHELE M NORDAHL PETROSHARE CORP	04/19/17	0.1832	0.1832	0.0916	T1S R67W SEC 28: BLOCK 4, LOT 22 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035414
100241	LR LS	NATHAN T DOUGHERTY AND DARCI M DOUGHERTY, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.2448	0.2448	0.1224	T1S R67W SEC 28: BLOCK 10, LOT 10 OF THE VILLAGES AT RIVERDALE FILING #3			2017000035415
100242	LR LS	NICOLE M SHAVER AND BRANDON J SHAVER, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 5, LOT 12 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035416
100243	LR LS	OKE IVAR JOHNSON III AND ELIZABETH ASYA JOHNSON, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.1793	0.1793	0.0896	T1S R67W SEC 28: BLOCK 6, LOT 6 OF THE VILLAGES AT RIVERDALE FILING #3			2017000035417

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100244	LR LS	PATRICK O BREWER AND KATHI G BREWER, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.1933	0.1933	0.0966	T1S R67W SEC 28: BLOCK 4, LOT 21 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035418
100245	LR LS	RICHARD J KRAMER AND CHRISTINE A KRAMER, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 5, LOT 40 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035419
100246	LR LS	RICHARD P KEIL AND LINDA M KEIL, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 4, LOT 25 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035420
100247	LR LS	ROGER J ANDERSON, A TENANT IN SEVERALTY PETROSHARE CORP	04/19/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 4, LOT 24 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035421
100248	LR LS	RYAN L PASKO, A TENANT IN SEVERALTY PETROSHARE CORP	04/19/17	0.2149	0.2149	0.1075	T1S R67W SEC 28: BLOCK 2, LOT 6A OF THE VILLAGES AT RIVERDALE FILING #3, AMENDMENT #1			2017000035422
100249	LR LS	RYAN W FUNCHION AND HANNAH L FUNCHION, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.2344	0.2344	0.1172	T1S R67W SEC 28: BLOCK 2, LOT 1 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035423
100250	LR LS	SARAH J RODRIGUEZ AND CHRISTOPHER J RODRIGUEZ, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 4, LOT 26 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035424
100251	LR LS	SEAN THOMAS CASSADY AND TAMARA CASSADY PETROSHARE CORP	04/19/17	0.3645	0.3645	0.1822	T1S R67W SEC 28: BLOCK 3, LOT 19 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035425
100252	LR LS	SUE ANN CRUTCHFIELD PETROSHARE CORP	04/19/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 5, LOT 41 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035426
100253	LR LS	SUSAN PREISENDORF PETROSHARE CORP	04/19/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 6, LOT 23 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035427
100254	LR LS	TAB LYNN DAVIS JR AND MEGAN E DAVIS, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.3869	0.3869	0.1935	T1S R67W SEC 28: BLOCK 9, LOT 1 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035428
100255	LR LS	TAMARA L DAVIS AND KEVIN S DAVIS, AS JOINT TENANTS PETROSHARE CORP	04/19/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 6, LOT 12 OF THE VILLAGES AT RIVERDALE FILING #1			2017000035429
100256	LR LS	THE JOHN ERIC KRAMER AND REBECCA LYNN KRAMER JOINT LIVING TRUST, DATED 10/15/12 PETROSHARE CORP	04/19/17	0.1792	0.1792	0.0896	T1S R67W SEC 28: BLOCK 6, LOT 7 OF THE VILLAGES AT RIVERDALE FILING #3			2017000035430

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100257	LR LS	THE VILLAGES AT RIVERDALE HOMEOWNERS ASSOCIATION, INC., AKA VILLAGES AT RIVERDALE HOMEOWNERS ASSOCIATION PETROSHARE CORP	04/19/17	36.3344	36.3344	18.1672	T1S R67W SEC 28: THE VILLAGES AT RIVERDALE FILING #1, TRACTS A, B, C, D, E, F, K, L, M, N THE VILLAGES AT RIVERDALE FILING #2, TRACTS B, C, D, E, F, G, H, J, K, L, M, N			2017000035460
100258	LR LS	TIMOTHY P HEWITT PETROSHARE CORP	04/19/17	0.2970	0.2970	0.1485	T1S R67W SEC 28: BLOCK 9, LOT 7 OF THE VILLAGES AT RIVERDALE FILING #2			2017000035431
100259	LR LS	CHRISTOPHER E DIEDA AND VERONICA DIEDA, AS JOINT TENANTS PETROSHARE CORP	04/13/17	0.1723	0.1723	0.0862	T1S R67W SEC 28: BLOCK 9, LOT 14 OF THE VILLAGES AT RIVERDALE FILING #2			2017000041891
100260	LR LS	KEITH LUGO AND TAMARA ANN LUGO, AS JOINT TENANTS PETROSHARE CORP	04/13/17	0.2769	0.2769	0.1384	T1S R67W SEC 28: BLOCK 5, LOT 29 OF THE VILLAGES AT RIVERDALE FILING #1			2017000041898
100261	LR LS	JEFFREY A MEISTER AND TERRA M MEISTER, AS JOINT TENANTS PETROSHARE CORP	02/07/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 5, LOT 4 OF THE VILLAGES AT RIVERDALE FILING #1			2017000041899
100262	LR LS	CHRISTOPHER A HEPBURN PETROSHARE CORP	04/13/17	0.1793	0.1793	0.0896	T1S R67W SEC 28: BLOCK 6, LOT 4 OF THE VILLAGES AT RIVERDALE FILING #3			2017000041894
100263	LR LS	NICOLE CONNER F/K/A NICOLE R STAFF AND JUSTIN T CONNER, AS JOINT TENANTS PETROSHARE CORP	02/15/17	0.1903	0.1903	0.0951	T1S R67W SEC 28: BLOCK 2, LOT 7 OF THE VILLAGES AT RIVERDALE FILING #2			2017000041890
100264	LR LS	GARRY M UPTON AND DIANA T UPTON, AS JOINT TENANTS PETROSHARE CORP	04/28/17	0.1975	0.1975	0.0988	T1S R67W SEC 28: BLOCK 10, LOT 7 OF THE VILLAGES AT RIVERDALE FILING #3			2017000041901
100265	LR LS	JASON A KNIGHT AND MICHELLE R KNIGHT AS JOINT TENANTS PETROSHARE CORP	04/28/17	0.3311	0.3311	0.1656	T1S R67W SEC 28: BLOCK 3, LOT 1A OF THE VILLAGES AT RIVERDALE FILING #2, AMENDMENT #1			2017000041896
100266	LR LS	CASEY J NELSON PETROSHARE CORP	04/28/17	0.3020	0.3020	0.1510	T1S R67W SEC 28: BLOCK 4, LOT 1 OF THE VILLAGES AT RIVERDALE FILING #1			2017000041900
100267	LR LS	ROBERT E WINDHOLZ AND CONNIE D WINDHOLZ, AS JOINT TENANTS PETROSHARE CORP	04/28/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 5, LOT 16 OF THE VILLAGES AT RIVERDALE FILING #2			2017000041902
100268	LR LS	JOHN ALKHATIB AND JACLYN ALKHATIB, AS JOINT TENANTS PETROSHARE CORP	04/28/17	0.1791	0.1791	0.0896	T1S R67W SEC 28: BLOCK 3, LOT 8 OF THE VILLAGES AT RIVERDALE FILING #2			2017000041889

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100269	LR LS	NICHOLAS ALDEN HOFFMAN AND ALYSSA KAY HOFFMAN F/K/A ALYSSA KAY GOODSON, AS JOINT TENANTS PETROSHARE CORP	04/28/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 5, LOT 14 OF THE VILLAGES AT RIVERDALE FILING #2			2017000055718
100270	LR LS	RICHARD EDDIE PHILLIPS AND BRITTANY MICHELLE PHILLIPS, AS JOINT TENANTS PETROSHARE CORP	04/28/17	0.1819	0.1819	0.0910	T1S R67W SEC 28: BLOCK 6, LOT 20 OF THE VILLAGES AT RIVERDALE FILING #1			2017000053196
100271	LR LS	JENNIFER E GARRUS AND MICHAEL A ELLISON, AS JOINT TENANTS PETROSHARE CORP	04/28/17	0.4257	0.4257	0.2129	T1S R67W SEC 28: BLOCK 2, LOT 34 OF THE VILLAGES AT RIVERDALE FILING #2			2017000041892
100272	LR LS	PAUL L HEBINCK AND LISA K HEBINCK PETROSHARE CORP	04/28/17	0.3260	0.3260	0.1630	T1S R67W SEC 28: BLOCK 7, LOT 10 OF THE VILLAGES AT RIVERDALE FILING #2			2017000041893
100273	LR LS	JACOB G PERROTTO AND BRITTANY L PERROTTO, AS JOINT TENANTS PETROSHARE CORP	04/28/17	0.3294	0.3294	0.1647	T1S R67W SEC 28: BLOCK 2, LOT 2 OF THE VILLAGES AT RIVERDALE FILING #2			2017000055713
100274	LR LS	GALINA POPOVA PETROSHARE CORP	05/02/17	0.1794	0.1794	0.0897	T1S R67W SEC 28: BLOCK 6, LOT 2 OF THE VILLAGES AT RIVERDALE FILING #3			2017000053195
100275	LR LS	THE SHARON K ALBERS TRUST PETROSHARE CORP	04/28/17	0.1727	0.1727	0.0863	T1S R67W SEC 28: BLOCK 3, LOT 2 OF THE VILLAGES AT RIVERDALE FILING #1			2017000053199
100276	LR LS	ALICIA L HELGESON AND MICHAEL J HELGESON, AS JOINT TENANTS PETROSHARE CORP	04/28/17	0.2109	0.2109	0.1055	T1S R67W SEC 28: BLOCK 1, LOT 16A OF THE VILLAGES AT RIVERDALE FILING #3, AMENDMENT #1			2017000053194
100277	LR LS	SARA A GREEN, A TENANT IN SEVERALTY PETROSHARE CORP	04/28/17	0.3717	0.3717	0.1858	T1S R67W SEC 28: BLOCK 1, LOT 15 OF THE VILLAGES AT RIVERDALE FILING #1			2017000053197
100278	LR LS	XAYSAKANH SAYCOCIE AND SHERYL SAYCOCIE PETROSHARE CORP	04/19/17	0.2441	0.2441	0.1221	T1S R67W SEC 28: BLOCK 3, LOT 2 OF THE VILLAGES AT RIVERDALE FILING #2			2017000053200
100279	LR LS	SHELLEY RAGLAND, A TENANT IN SEVERALTY PETROSHARE CORP	05/22/17	0.3460	0.3460	0.1730	T1S R67W SEC 28: BLOCK 1, LOT 13 OF THE VILLAGES AT RIVERDALE FILING #1			2017000053198
100280	LR LS	ADAM L NORMAN PETROSHARE CORP	05/10/17	0.1992	0.1992	0.0996	T1S R67W SEC 28: BLOCK 1, LOT 3 OF THE VILLAGES AT RIVERDALE FILING #2			2017000055710
100281	LR LS	ROBERT J COLEMAN AND ASHLEY D COLEMAN, AS JOINT TENANTS PETROSHARE CORP	04/28/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 6, LOT 25 OF THE VILLAGES AT RIVERDALE FILING #1			2017000055720

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100282	LR LS	MICHAEL R ENGLISH AND SHELLEY ADEL ENGLISH, AS JOINT TENANTS PETROSHARE CORP	05/02/17	0.2082	0.2082	0.1041	T1S R67W SEC 28: BLOCK 5, LOT 16 OF THE VILLAGES AT RIVERDALE FILING #3			2017000055717
100283	LR LS	JAMES J WITT AND LYNNE F WITT AS JOINT TENANTS PETROSHARE CORP	05/30/17	0.1791	0.1791	0.0896	T1S R67W SEC 28: BLOCK 10, LOT 8 OF THE VILLAGES AT RIVERDALE FILING #3			2017000055714
100284	LR LS	HEATHER M LONG PETROSHARE CORP	05/30/17	0.2283	0.2283	0.1142	T1S R67W SEC 28: BLOCK 3, LOT 9 OF THE VILLAGES AT RIVERDALE FILING #2			2017000055712
100285	LR LS	RODNEY A EVANS, A TENANT IN SEVERALTY PETROSHARE CORP	05/30/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 5, LOT 11 OF THE VILLAGES AT RIVERDALE FILING #1			2017000055721
100286	LR LS	KENNETH WILLIAMS AND KAREN WILLIAMS, AS JOINT TENANTS PETROSHARE CORP	05/30/17	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 1, LOT 26 OF THE VILLAGES AT RIVERDALE FILING #1			2017000055716
100287	LR LS	WARLENE ALVAREZ PETROSHARE CORP	05/30/17	0.2004	0.2004	0.1002	T1S R67W SEC 28: BLOCK 10, LOT 6 OF THE VILLAGES AT RIVERDALE FILING #3			2017000055722
100288	LR LS	DWIGHT L FORTSON AND GAIL S FORTSON, AS JOINT TENANTS PETROSHARE CORP	05/02/17	0.1860	0.1860	0.0930	T1S R67W SEC 28: BLOCK 5, LOT 5 OF THE VILLAGES AT RIVERDALE FILING #3			2017000055711
100289	LR LS	KEITH MCNAIL AND KATHRYN M MCNAIL, AS JOINT TENANTS PETROSHARE CORP	05/02/17	0.2245	0.2245	0.1123	T1S R67W SEC 28: BLOCK 10, LOT 11 OF THE VILLAGES AT RIVERDALE FILING #3			2017000055715
100290	LR LS	JOHN P HOGG AND PAULA M HOGG, AS JOINT TENANTS PETROSHARE CORP	05/30/17	0.2009	0.2009	0.1004	T1S R67W SEC 28: BLOCK 3, LOT 8A OF THE VILLAGES AT RIVERDALE FILING #2, AMENDMENT #1			2017000057591
100291	LR LS	JASON M WALLACE AND EMILY M WALLACE, AS JOINT TENANTS PETROSHARE CORP	05/02/17	0.2531	0.2531	0.1265	T1S R67W SEC 28: BLOCK 4, LOT 9 OF THE VILLAGES AT RIVERDALE FILING #3			2017000057590
100292	LR LS	CHANG W LEE AND KYUNG S LEE AND KISUN LEE AND LINDA S LEE, AS JOINT TENANTS PETROSHARE CORP	05/30/17	0.2914	0.2914	0.1457	T1S R67W SEC 28: BLOCK 1, LOT 14 OF THE VILLAGES AT RIVERDALE FILING #1			2017000057587
100293	LR LS	SALVATORE DISALLE AND MELITA J DISALLE, AS JOINT TENANTS PETROSHARE CORP	07/26/17	0.4229	0.4229	0.2114	T1S R67W SEC 28: BLOCK 9, LOT 9 OF THE VILLAGES AT RIVERDALE FILING #2			2017000068990
100294	LR LS	DEAN RUSSELL MAGNUSON PETROSHARE CORP	06/21/17	0.3992	0.3992	0.1996	T1S R67W SEC 28: BLOCK 3, LOT 10 OF THE VILLAGES AT RIVERDALE FILING #1			2017000057588

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100295	LR LS	JASON GARNER AND MELISSA GARNER, AS JOINT TENANTS PETROSHARE CORP	05/30/17	0.1791	0.1791	0.0896	T1S R67W SEC 28: BLOCK 3, LOT 6 OF THE VILLAGES AT RIVERDALE FILING #2			2017000057589
100296	LR LS	STEVEN MEEHAN AND BEATRIZ L MEEHAN, AS JOINT TENANTS PETROSHARE CORP	06/21/17	0.1865	0.1865	0.0932	T1S R67W SEC 28: BLOCK 4, LOT 6 OF THE VILLAGES AT RIVERDALE FILING #1			2017000057593
100297	LR LS	BRIANNE M HOGUE AND CHRISTOPHER M HOGUE, AS JOINT TENANTS PETROSHARE CORP	05/02/17	0.2019	0.2019	0.1009	T1S R67W SEC 28: BLOCK 5, LOT 13 OF THE VILLAGES AT RIVERDALE FILING #3			2017000057586
100298	LR LS	MATTHEW DUNSCOMB AND KATHRYN DUNSCOMB, AS JOINT TENANTS PETROSHARE CORP	05/02/17	0.2082	0.2082	0.1041	T1S R67W SEC 28: BLOCK 5, LOT 15 OF THE VILLAGES AT RIVERDALE FILING #3			2017000057592
100299	LR LS	JASON BERSANO AND JILL BERSANO PETROSHARE CORP	02/07/17	0.1815	0.1815	0.0907	T1S R67W SEC 28: BLOCK 5, LOT 9 OF THE VILLAGES AT RIVERDALE FILING #1			2017000068138
100300	LR LS	AMY STRATTON PETROSHARE CORP	05/30/17	0.4370	0.4370	0.2185	T1S R67W SEC 28: BLOCK 2, LOT 3 OF THE VILLAGES AT RIVERDALE FILING #2			2017000068134
100301	LR LS	ANGELA R ALVARADO AND ANDREW ALVARADO PETROSHARE CORP	06/21/17	0.2081	0.2081	0.1041	T1S R67W SEC 28: BLOCK 1, LOT 11 OF THE VILLAGES AT RIVERDALE FILING #1			2017000068135
100302	LR LS	SARAH SHEPHARD MCCARTNEY AND ANDREW MCCARTNEY PETROSHARE CORP	06/21/17	0.1795	0.1795	0.0897	T1S R67W SEC 28: BLOCK 6, LOT 1 OF THE VILLAGES AT RIVERDALE FILING #3			2017000068140
100303	LR LS	MADDHOUSE LLC PETROSHARE CORP	06/21/17	0.2904	0.2904	0.1452	T1S R67W SEC 28: BLOCK 5, LOT 6 OF THE VILLAGES AT RIVERDALE FILING #3			2017000068139
100304	LR LS	BRETT HENDERSON PETROSHARE CORP	07/26/17	0.1744	0.1744	0.0872	T1S R67W SEC 28: BLOCK 3, LOT 4 OF THE VILLAGES AT RIVERDALE FILING #1			2017000068136
100305	LR LS	TANGUY GORE AND DELPHINE GORE PETROSHARE CORP	06/26/17	0.1819	0.1819	0.0910	T1S R67W SEC 28: BLOCK 1, LOT 27 OF THE VILLAGES AT RIVERDALE FILING #1			2017000068449
100306	LR LS	DANEYA D ROMERO AND ARRAN H FAIRFIELD PETROSHARE CORP	07/26/17	0.2114	0.2114	0.1057	T1S R67W SEC 28: BLOCK 1, LOT 14A OF THE VILLAGES AT RIVERDALE FILING #3, AMENDMENT #1			2017000068446
100307	LR LS	ERIC ALLEN CARRICO AND PATRICIA LYNN CARRICO, AS JOINT TENANTS PETROSHARE CORP	03/26/17	0.6664	0.6664	0.3332	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 6, LOT 3			2017000049832
100308	LR LS	SCOTT STANTON AND DEBBIE STANTON, JOINT TENANTS PETROSHARE CORP	04/14/17	1.0863	1.0863	0.5432	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 11, LOT 4			2017000048599

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100309	LR LS	MATTHEW J CARTWRIGHT AND DIANE L CARTWRIGHT, JOINT TENANTS PETROSHARE CORP	04/14/17	1.0553	1.0553	0.5276	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 13, LOT 9			2017000048602
100310	LR LS	KNUDSEN FAMILY TRUST DATED 8/30/96 PETROSHARE CORP	04/03/17	1.0812	1.0812	0.5406	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 13, LOT 4			2017000045376
100311	LR LS	DAVID YOUNG AND DENISE YOUNG, JOINT TENANTS PETROSHARE CORP	04/14/17	1.2707	1.2707	0.6353	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 3, LOT 3			2017000052871
100312	LR LS	CAROL ANNE AHRENS AND SEAN PATRICK AHRENS, JOINT TENANTS PETROSHARE CORP	04/14/17	1.3224	1.3224	0.6612	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 1, LOT 1			2017000045402
100313	LR LS	DALE R ALGRIM II AND DIONE S ALGRIM, JOINT TENANTS PETROSHARE CORP	04/14/17	1.1041	1.1041	0.5521	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 4, LOT 3			2017000048589
100314	LR LS	DOUGLAS J ENRIGHT AND LUCINDA M FERNANDEZ, AS JOINT TENANTS PETROSHARE CORP	04/21/17	1.5576	1.5576	0.7788	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 7, BLOCK 3, LOT 4A			2017000048598
100315	LR LS	DOUGLAS L VUNDER AND DIXIE VUNDER, JOINT TENANTS PETROSHARE CORP	04/14/17	0.5358	0.5358	0.2679	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 6, LOT 22			2017000048612
100316	LR LS	ROGER L GEER AND LINDA L GEER, AS JOINT TENANTS PETROSHARE CORP	04/14/17	1.2472	1.2472	0.6236	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 2, LOT 11			2017000048603
100317	LR LS	DOUGLAS J SPICER, TRUSTEE OF THE DOUGLAS J SPICER REVOCABLE TRUST AND LOIS JEAN SPICER, TRUSTEE OF THE LOIS JEAN SPICER REVOCABLE TRUST PETROSHARE CORP	04/14/17	1.1513	1.1513	0.5756	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 2, LOT 6			2017000048605
100318	LR LS	STEVEN DANIEL WOLFE AND LORI ELIZABETH WOLFE, JOINT TENANTS PETROSHARE CORP	04/14/17	1.2780	1.2780	0.6390	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 5, LOT 1			2017000048607
100319	LR LS	ROBERT E CASEY AS TRUSTEE OF THE ROBERT E CASEY REVOCABLE TRUST, UTA 11/06/2015; ROBERT E CASEY AS TRUSTEE OF THE LINDA C CASEY REVOCABLE TRUST, UTA 11/06/2015; LINDA C CASEY AS TRUSTEE OF THE ROBERT E CASEY REVOCABLE TRUST, UTA 11/06/2015; AND LINDA C CASEY AS TRUSTEE OF THE LINDA C CASEY REVOCABLE TRUST, UTA 11/06/2015 PETROSHARE CORP	04/21/17	1.1049	1.1049	0.5524	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 7, BLOCK 3, LOT 5A			2017000048594
100320	LR LS	TOM C MOSCHETTI, A SINGLE MAN PETROSHARE CORP	04/14/17	0.7890	0.7890	0.3945	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 6, LOT 17			2017000045383

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100321	LR LS	GLENN J GLASSER, TRUSTEE OF THE GLENN J GLASSER TRUST DATED 10/28/15 AND PAMELA N GLASSER, TRUSTEE OF THE PAMELA N GLASSER TRUST DATED 10/28/15, EQUALLY AS TENANTS IN COMMON PETROSHARE CORP	04/28/17	0.8087	0.8087	0.4043	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 7, LOT 5			2017000059386
100322	LR LS	ERNESTO AVENA AND LAZARO BAROCIO, JOINT TENANTS PETROSHARE CORP	04/14/17	0.6537	0.6537	0.3268	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 6, LOT 16			2017000048608
100323	LR LS	JOEL SCHWARTZ AND DORIS SCHWARTZ, JOINT TENANTS PETROSHARE CORP	04/20/17	1.5002	1.5002	0.7501	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 4, BLOCK 6, LOT 24A			2017000049269
100324	LR LS	MARK A BROSS, AS TRUSTEE OF THE MARK A BROSS TRUST AND PATRICIA ANN BROSS, AS TRUSTEE OF THE PATRICIA ANN BROSS TRUST PETROSHARE CORP	04/14/17	1.0739	1.0739	0.5370	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 1, LOT 5			2017000048592
100325	LR LS	SUSAN L MCCORMICK, A MARRIED WOMAN PETROSHARE CORP	04/14/17	1.3517	1.3517	0.6758	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 3, LOT 8			2017000048601
100326	LR LS	KEITH KOHTZ AND TANYA KOHTZ PETROSHARE CORP	04/21/17	1.2422	1.2422	0.6211	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 11, LOT 1			2017000048593
100327	LR LS	BEVERLY OTTEN PETROSHARE CORP	04/14/17	1.1070	1.1070	0.5535	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 3, LOT 2			2017000046495
100328	LR LS	CHRIS BUTLER AND TONI BUTLER, JOINT TENANTS PETROSHARE CORP	04/21/17	0.5763	0.5763	0.2882	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 8, LOT 5			2017000045380
100329	LR LS	CRAIG W WILHOYTE AND DEBRA K BABB, JOINT TENANTS PETROSHARE CORP	04/14/17	1.1383	1.1383	0.5692	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 1, LOT 4			2017000045395
100330	LR LS	GEOFFREY M LEOPOLD AND TARA LEIGH LEOPOLD, JOINT TENANTS PETROSHARE CORP	04/27/17	1.2858	1.2858	0.6429	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 13, LOT 3			2017000045373
100331	LR LS	JAMES A BRIX AND ERICA A BRIX, JOINT TENANTS PETROSHARE CORP	04/14/17	0.8223	0.8223	0.4112	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 6, LOT 8			2017000045389
100332	LR LS	JOHN G BALLMAN AND DEBORAH A BALLMAN, JOINT TENANTS PETROSHARE CORP	04/21/17	1.2947	1.2947	0.6473	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 9, LOT 1			2017000045377
100333	LR LS	JOHN HOFMANN AND JESSICA HOFMANN, JOINT TENANTS PETROSHARE CORP	04/14/17	1.0892	1.0892	0.5446	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 4, LOT 1			2017000045427

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100334	LR LS	MICHAEL J DEMATTEE AND KELLY J DEMATTEE, JOINT TENANTS PETROSHARE CORP	05/01/17	0.7734	0.7734	0.3867	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 6, LOT1			2017000045394
100335	LR LS	MOHANA GOPALAKRISHNA AND SUPRIVA UMADEVI, AS JOINT TENANTS PETROSHARE CORP	04/14/17	1.0285	1.0285	0.5142	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 2, LOT 8			2017000045398
100336	LR LS	RICHARD D WHITE AND LINDA M WHITE, JOINT TENANTS PETROSHARE CORP	05/01/17	0.6365	0.6365	0.3182	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 6, BLOCK 8, LOT 28			2017000045382
100337	LR LS	SEYED H KALANTAR AND MAHASTI KALANTAR, JOINT TENANTS PETROSHARE CORP	04/14/17	1.2090	1.2090	0.6045	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 1, LOT 2			2017000045400
100338	LR LS	WAYNE L SUMMONS PETROSHARE CORP	04/28/17	1.1012	1.1012	0.5506	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 3, LOT 7			2017000045396
100339	LR LS	GREGORY D SCHRINER AND MINDY E SCHRINER, JOINT TENANTS PETROSHARE CORP	04/24/17	1.2452	1.2452	0.6226	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 9, LOT 5			2017000046659
100340	LR LS	DOUGLAS D NEDVED, A TENANT IN SEVERALTY PETROSHARE CORP	04/14/17	1.0955	1.0955	0.5477	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 2, LOT 5			2017000045387
100341	LR LS	JAMES R FRITZ AND SHEILA K FRITZ, AS JOINT TENANTS PETROSHARE CORP	05/03/17	1.2701	1.2701	0.6351	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 1, LOT 6			2017000045388
100342	LR LS	JASON CURTIS AND STEFANIE CURTIS, AS JOINT TENANTS PETROSHARE CORP	04/28/17	1.2449	1.2449	0.6224	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 11, LOT 3			2017000045378
100343	LR LS	JOHN F AND STACY R SILVA, JOINT TENANTS PETROSHARE CORP	04/14/17	0.6693	0.6693	0.3347	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 6, LOT 6			2017000045391
100344	LR LS	JUDY K TERRANOVA PETROSHARE CORP	05/04/17	0.8022	0.8022	0.4011	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 6, LOT 13			2017000045386
100345	LR LS	WADE BALLIET AND MICHELLE BALLIET, AS JOINT TENANTS PETROSHARE CORP	05/04/17	0.9737	0.9737	0.4869	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 6, LOT 4			2017000045392
100346	LR LS	VICTOR A DOMENICO AND MONICA A DOMENICO, JOINT TENANTS PETROSHARE CORP	04/26/17	1.8622	1.8622	0.9311	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 5, BLOCK 7, LOT 1A			2017000048611
100347	LR LS	KURT LUDWIG ZUGER, TRUSTEE OF THE KURT AND MARCIA ZUGER FAMILY TRUST DATED 07/16/02 AND MARCIA JEAN ZUGER, TRUSTEE OF THE KURT AND MARCIA ZUGER FAMILY TRUST DATED 07/16/02 PETROSHARE CORP	05/08/17	0.6113	0.6113	0.3056	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 6, LOT 11			2017000046660

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100348	LR LS	ALBERT KENDRICK AND JENNIFER KENDRICK, JOINT TENANTS PETROSHARE CORP	04/21/17	1.4464	1.4464	0.7232	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 9, LOT 2			2017000048595
100349	LR LS	DARREL RAY WILMOTH AND BARBARA JANEL WILMOTH, JOINT TENANTS PETROSHARE CORP	04/14/17	0.8001	0.8001	0.4001	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 6, LOT 15			2017000049433
100350	LR LS	ARTURO RODRIGUEZ CANO PETROSHARE CORP	04/24/17	1.0955	1.0955	0.5477	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 10, LOT 2			2017000048604
100351	LR LS	JEFFREY W BARR AND PAMELA J BARR, JOINT TENANTS PETROSHARE CORP	04/14/17	0.6690	0.6690	0.3345	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 6, LOT 7			2017000045390
100352	LR LS	JERRY ARAGON AND DANETTE ARAGON, AS JOINT TENANTS PETROSHARE CORP	05/08/17	1.2016	1.2016	0.6008	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 11, LOT 6			2017000045375
100353	LR LS	JOANNE H LEE PETROSHARE CORP	04/28/17	1.2934	1.2934	0.6467	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 2, LOT 9			2017000045397
100354	LR LS	RUSSELL N WATTERSON, TRUSTEE OF THE NILA J WATTERSON DECLARATION OF TRUST, DATED 4/18/05 PETROSHARE CORP	04/21/17	1.0637	1.0637	0.5319	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 2, LOT 4			2017000045401
100355	LR LS	JUAN RODRIGUEZ, TRUSTEE OF THE JUAN AND JOANN RODRIGUEZ LIVING TRUST DATED 4/24/13 AND JOANN RODRGIUEZ, TRUSTEE OF THE JUAN AND JOANN RODRIGUEZ LIVING TRUST DATED 4/24/13 PETROSHARE CORP	04/21/17	0.9778	0.9778	0.4889	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 7, LOT 8			2017000045385
100356	LR LS	MARK CLINTON GUNN AND JENNIFER MARIE GUNN, AS JOINT TENANTS PETROSHARE CORP	04/14/17	1.0848	1.0848	0.5424	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 2, LOT 13			2017000048600
100357	LR LS	P NICOLE NELSON PETROSHARE CORP	04/14/17	1.2770	1.2770	0.6385	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 4, LOT 4			2017000048606
100358	LR LS	MICHAEL C TSOU PETROSHARE CORP	05/01/17	0.6900	0.6900	0.3450	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 6, LOT 2			2017000045393
100359	LR LS	CHIP L BEAN AND SUSAN L BEAN, AS JOINT TENANTS PETROSHARE CORP	04/21/17	1.0248	1.0248	0.5124	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 13, LOT 7			2017000045372

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100360	LR LS	DOUGLAS ROBERTS AND TINA ROBERTS, JOINT TENANTS PETROSHARE CORP	04/24/17	1.2562	1.2562	0.6281	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 10, LOT 3			2017000045426
100361	LR LS	EISSA HIZHLEY AND SANDRA K HIZHLEY, JOINT TENANTS PETROSHARE CORP	04/21/17	0.7887	0.7887	0.3943	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 3, BLOCK 8, LOT 3A			2017000045379
100362	LR LS	LAWRENCE L LIGON AND SUSAN J DAVIS, AS JOINT TENANTS PETROSHARE CORP	04/14/17	1.3071	1.3071	0.6535	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 2, LOT 7			2017000045399
100363	LR LS	GHAZANFAR KHAN PETROSHARE CORP	04/21/17	1.0934	1.0934	0.5467	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 12, LOT 1			2017000045374
100364	LR LS	JOSE LAGUNA AND PAULINA LAGUNA, JOINT TENANTS PETROSHARE CORP	04/20/17	0.7620	0.7620	0.3810	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 7, LOT 7			2017000045384
100365	LR LS	WILLIAM A WHITE AND SHERRYE D WHITE, JOINT TENANTS PETROSHARE CORP	04/24/17	1.2387	1.2387	0.6193	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 13, LOT 10			2017000045371
100366	LR LS	WILLIAM R PERSICHETTE JR AND VALERIE PERSICHETTE, AS JOINT TENANTS PETROSHARE CORP	04/21/17	1.1120	1.1120	0.5560	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 13, LOT 8			2017000045370
100367	LR LS	ROBERT R FEIS AND MALINDA M FEIS, JOINT TENANTS PETROSHARE CORP	05/01/17	0.7914	0.7914	0.3957	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 3, BLOCK 8, LOT 1A			2017000046496
100368	LR LS	JUDITH A GIAMPIERI, TRUSTEE OF THE JUDITH A GIAMPIERI TRUST PETROSHARE CORP	06/01/17	1.1606	1.1606	0.5803	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 13, LOT 1			2017000050798
100369	LR LS	NOEL PORTILLO PETROSHARE CORP	06/09/17	0.6837	0.6837	0.3418	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 6, LOT 14			2017000050797
100370	LR LS	EDWIN E OLIVAS AND BRENDA Y RODRIGUEZ, JOINT TENANTS PETROSHARE CORP	06/12/17	1.0930	1.0930	0.5465	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 6, BLOCK 14, LOT 5A			2017000050800
100371	LR LS	LANCE R TOEPPER AND JULIE A TOEPPER, JOINT TENANTS PETROSHARE CORP	04/14/17	0.5601	0.5601	0.2801	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 6, LOT 10			2017000055153
100372	LR LS	COLE H GAUGER AND KIMBERLY J GAUGER, JOINT TENANTS PETROSHARE CORP	06/12/17	0.5708	0.5708	0.2854	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 8, LOT 6			2017000055655
100373	LR LS	FERNANDO CORRALES AND LORENA CORRALES, JOINT TENANTS PETROSHARE CORP	06/06/17	0.6766	0.6766	0.3383	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 7, LOT 3			2017000059038

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100374	LR LS	JIM BRADY AND LEANN BRADY, AS JOINT TENANTS PETROSHARE CORP	07/10/17	1.2878	1.2878	0.6439	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 3, LOT 1			2017000064997
100375	LR LS	JORGE ESCALERA AND MARGARITA ESCALERA, JOINT TENANTS PETROSHARE CORP	07/06/17	1.1112	1.1112	0.5556	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 1, LOT 3			2017000065000
100376	LR LS	ANDREW GONZALES AND JEAN GONZALES, JOINT TENANTS PETROSHARE CORP	06/29/17	0.6579	0.6579	0.3290	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 6, LOT 9			2017000065063
100377	LR LS	STEVEN D NORTON JR AND CRISTAL K NORTON, AS JOINT TENANTS PETROSHARE CORP	07/12/17	0.5660	0.5660	0.2830	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 6, LOT 19			2017000068823
100378	LR LS	HOLLY OSGOOD PETROSHARE CORP	06/13/17	1.2461	1.2461	0.6230	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 13, LOT 2			2017000068137
100379	LR LS	JEFFREY ALAN STINNETT AND LAURA ERIN STINNETT, JOINT TENANTS PETROSHARE CORP	06/20/17	1.0546	1.0546	0.5273	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 11, LOT 2			2017000062262
100380	LR LS	DANIEL R SATRIANA, JR PETROSHARE CORP	04/14/17	1.2713	1.2713	0.6357	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 1, BLOCK 5, LOT 2			2017000062476
100400	LR LS	JORGE MARTINEZ AND EDITH MELENDEZ PETROSHARE CORP	09/19/17	0.8251	0.8251	0.4125	T1S R67W SEC 28: GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 2, BLOCK 7, LOT 6			2017000086714
100402	LR LS	WILLIAM R DALKE PETROSHARE CORP	05/02/17	0.1943	0.1943	0.0972	T1S R67W SEC 28: BLOCK 4, LOT 3 OF THE VILLAGES AT RIVERDALE FILING #3			2017000093481
100404	LR LS	RYAN M DANTINO AND KERRI L DANTINO, AS JOINT TENANTS PETROSHARE CORP	11/02/17	0.1933	0.1933	0.0966	T1S R67W SEC 28: BLOCK 3, LOT 6 OF THE VILLAGES AT RIVERDALE FILING #1			2017000098777
100405	LR LS	CHRISTOPHER R ANDREGG AND JAMI ANDREGG F/K/A JAMI SEVERANCE, AS JOINT TENANTS PETROSHARE CORP	11/02/17	0.2089	0.2089	0.1045	T1S R67W SEC 28: BLOCK 2, LOT 10A OF THE VILLAGES AT RIVERDALE FILING #3, AMENDMENT #1			2017000098776
100407	LR LS	DEBRA K YOUNG PETROSHARE CORP	11/01/17	0.1793	0.1793	0.0896	T1S R67W SEC 28: BLOCK 6, LOT 5 OF THE VILLAGES AT RIVERDALE FILING 3			2017000104731
100408	LR LS	ANDREW J BARGA AND REBECCA BARGA, AS JOINT TENANTS PETROSHARE CORP	10/23/17	0.2974	0.2974	0.1487	T1S R67W SEC 28: BLOCK 9, LOT 3 OF THE VILLAGES AT RIVERDALE FILING #2, AMENDMENT #0			2017000105259
100420	LR LS	JC WEBB, A TENANT IN SEVERALTY PETROSHARE CORP	12/07/17	0.1867	0.1867	0.0934	T1S R67W SEC 28: BLOCK 2, LOT 9 OF THE VILLAGES AT RIVERDALE FILING #2			2018000003227

Lease	Lea	Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100423	LR LS	CONNIE R BORCHARDT PETROSHARE CORP	04/10/17	2.5000	2.5000	1.2500	T1S R67W SEC 28: A PORTION OF THE NENE AS MORE PARTICULARLY DESCRIBED IN THE LEASE			2017000076505
100424	LR LS	DANIEL R BRAUCHER AND VICTORIA A BRAUCHER, AS JOINT TENANTS PETROSHARE CORP	05/16/18	0.2089	0.2089	0.1045	T1S R67W SEC 28: BLOCK 3, LOT 4A OF THE VILLAGES AT RIVERDALE FILING #3, AMENDMENT #1			2018000047540
100425	LR LS	JEREMY J GUZMAN AND RHONDA J GUZMAN, AS JOINT TENANTS PETROSHARE CORP	05/16/18	0.2025	0.2025	0.1013	T1S R67W SEC 28: BLOCK 3, LOT 28 OF THE VILLAGES AT RIVERDALE FILING #1			2018000047541
100426	LR LS	THE KERN FAMILY REVOCABLE TRUST DATED 06/15/15 PETROSHARE CORP	06/26/18	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 6, LOT 13 OF THE VILLAGES AT RIVERDALE FILING #1			2018000057285
100427	LR LS	CHRISTOPHER C WESTON AND HAYLIE M WESTON, H/W, AS JOINT TENANTS PETROSHARE CORP	05/16/18	0.1722	0.1722	0.0861	T1S R67W SEC 28: BLOCK 5, LOT 15 OF THE VILLAGES AT RIVERDALE FILING #2			2018000047543
100429	LR LS	STEPHANE KAUFFMANN AND ANJA KAUFFMANN, AS JOINT TENANTS PETROSHARE CORP	05/16/18	0.2508	0.2508	0.1254	T1S R67W SEC 28: BLOCK 10, LOT 3 OF THE VILLAGES AT RIVERDALE FILING #3			2018000047542
100440A	LR LS	CFW RESOURCES LLC PETROSHARE CORP	06/01/18	146.8200	73.4100	73.4100	T1S R67W SEC 28: THAT PORTION OF THE NE AS MORE PARTICULARLY DESCRIBED IN THE LEASE			2018000054645
100447	LR LS	RYAN MODISETTE AND JENNIFER MODISETTE, AS JOINT TENANTS PETROSHARE CORP	06/26/18	0.1860	0.1860	0.0930	T1S R67W SEC 28: BLOCK 5, LOT 21 OF THE VILLAGES AT RIVERDALE FILING #3			2018000062902
100448A	LR LS	GLENEAGLE ESTATES HOMEOWNER'S ASSOCIATION, INC PETROSHARE CORP	06/01/18	18.2576	9.1288	4.5644	T1S R67W SEC 28: TRACTS A, B, D, E, F, G, H, I GLENEAGLE ESTATES SUBDIVISION, AMENDMENT NO 1; TRACTS J, K, M GLENEAGLE ESTATES SUBDIVISION, AMENDMENT NO 2; TRACT L, GLENEAGLE ESTATES SUBDIVISION, AMENDMENT 3			2018000062905
			TOTAL	2,312.9122	2,063.9302	943.1632				

Exhibit A-1

Attached to and made a part of that certain Purchase and Sale Agreement by and between
Grizzly Petroleum Company, LLC and Petroshare Corp.,
dated January15, 2019

Border Lease Interests

Lease		Lessor/Lessee	Eff Date	Gross Acres	Net Acres	PSC Net Acres	Legal Description	Book	Page	Entry
100000A	LR LS	CLARICE E SHOOK, INDIVIDUALLY AND AS GUARDIAN OF THE ESTATE OF LORETTA W MOORE LEONARD REED	12/18/84	60.0000	60.0000	15.3463	T1S R67W SEC 3: SWSE, W2SESE LIMITED TO THE WELLBORES OF THE MARCUS LD 11-379HN (API #05-123-42867), MARCUS LD 11-380HN (API #05-123-42866), AND MARCUS LD 11-380HNX (API #05-123-45388)	2934	979	B537477
100010	LR LS	LORETTA W MOORE, FORMERLY KNOWN AS LORETTA W RUCKER, A MARRIED WOMAN DEALING IN HER SOLE AND SEPARATE PROPERTY AMOCO PRODUCTION COMPANY	12/05/74	80.0000	80.0000	40.0000	T1S R67W SEC 10: E2NE LIMITED TO THOSE DEPTHS AND FORMATIONS BELOW THE BASE OF THE SUSSEX FORMATION FURTHER LIMITED TO THE WELLBORES OF THE MARCUS LD 11-379HN (API #05-123-42867), MARCUS LD 11-380HN (API #05-123-42866), AND MARCUS LD 11-380HNX (API #05-123-45388)	1972	465	
100011	LR LS	JOHN H EHLER AMOCO PRODUCTION COMPANY	02/21/75	140.0000	140.0000	70.0000	T1S R67W SEC 10: W2NESE, W2SE, SESE LIMITED TO THOSE DEPTHS AND FORMATIONS BELOW THE BASE OF THE SHANNON FORMATION FURTHER LIMITED TO THE WELLBORES OF THE MARCUS LD 11-379HN (API #05-123-42867), MARCUS LD 11-380HN (API #05-123-42866), AND MARCUS LD 11-380HNX (API #05-123-45388)	1972	467	
			TOTAL	220.0000	220.0000	110.0000				

Exhibit B - Part 1

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC and Petroshare Corp. dated January 15, 2019

							BPO		APO 200%		APO 300%						
Lease Well No	Reservoir	Sec	Twn	Rng	API	Operator	WI (%)	NRI (%)	WI (%)	NRI (%)	WI (%)	NRI (%)	Status	Border Well	Spacing Unit	Gross Acres	Lateral Length
B-FARM LD 18-034HC	CODELL	7	1 S	67 W	05001100980000	GREAT WESTERN	2.500502%	1.719095%					PDP		Sec 7: E2 Sec 18: N2NE	398.42	1_MILE
B-FARM LD 18-037HC	CODELL	7	1 S	67 W	05001100910000	GREAT WESTERN	2.500502%	1.719095%					PDP		Sec 7: E2 Sec 18: N2NE	398.42	1_MILE
B-FARM LD 18-039HC	CODELL	7	1 S	67 W	05001100900000	GREAT WESTERN	2.500502%	1.719095%					PDP		Sec 7: E2 Sec 18: N2NE	398.42	1_MILE
JACOBUCCI 32K-243	NIOBRARA	32	1 N	67 W	05123411700000	PDC ENERGY INC	8.615430%	6.030950%					PDP		Sec 32: W2SW Sec 5: W2W2 Sec 6: E2E2	400	1.5_MILE
JACOBUCCI 32K-323	NIOBRARA	32	1 N	67 W	05123411680000	PDC ENERGY INC	18.141200%	12.698840%					PDP		Sec 32: SW Sec 5: W2	469.12	1.5_MILE
JACOBUCCI 32K-403	FORT HAYS-CODELL-CAR	32	1 N	67 W	05123411690000	PDC ENERGY INC	10.666330%	7.466430%					PDP		Sec 32: SW Sec 5: W2W2	314.56	1.5_MILE
JACOBUCCI 32K-443	CODELL FORT HAYES	32	1 N	67 W	05123412500000	PDC ENERGY INC	8.615430%	6.030950%					PDP		Sec 32: W2SW Sec 5: W2W2 Sec 6: E2E2	389.441	1.5_MILE
JACOBUCCI 32O-203	NIOBRARA	32	1 N	67 W	05123411840000	PDC ENERGY INC	18.141200%	12.698840%					PDP		Sec 32: E2SW W2SE Sec 5: W2	480	1.5_MILE
JACOBUCCI 32O-303	NIOBRARA	32	1 N	67 W	05123411910000	PDC ENERGY INC	16.388610%	11.472020%					PDP		Sec 32: E2SW W2SE Sec 5: E2W2	314.56	1.5_MILE
JACOBUCCI 32O-423	CODELL FORT HAYES	32	1 N	67 W	05123411930000	PDC ENERGY INC	21.968350%	15.377850%					PDP		Sec 32: E2SW W2SE Sec 5: E2W2 W2E2	468.92	1.5_MILE
JACOBUCCI 32O-443	FORT HAYS-CODELL-CAR	32	1 N	67 W	05123411900000	PDC ENERGY INC	21.870890%	15.309620%					PDP		Sec 32: E2SW Sec 5: W2	400	1.5_MILE
JACOBUCCI 32S-203	NIOBRARA	32	1 N	67 W	05123419410000	PDC ENERGY INC	21.859730%	15.301810%					PDP		Sec 32: SE Sec 5: E2W2 E2W2	471.25	1.5_MILE
JACOBUCCI 32S-303	NIOBRARA	32	1 N	67 W	05123419420000	PDC ENERGY INC	18.028470%	12.619930%					PDP		Sec 32: SE Sec 5: E2	470.9006	1.5_MILE
JACOBUCCI 32S-323	NIOBRARA	32	1 N	67 W	05123419400000	PDC ENERGY INC	10.566170%	7.396320%					PDP		Sec 32: E2SE Sec 33: W2SW Sec 5: E2E2	316.5405	1.5_MILE
JACOBUCCI 32S-343	NIOBRARA	32	1 N	67 W	05123419440000	PDC ENERGY INC	26.487200%	18.541040%					PDP		Sec 32: W2SE Sec 5: E2W2 E2W2	388.92	1.5_MILE
JACOBUCCI 32S-403	CODELL FORT HAYES NI	32	1 N	67 W	05123419430000	PDC ENERGY INC	21.716640%	15.201650%					PDP		Sec 32: E2SE Sec 5: E2	390.9006	1.5_MILE
JACOBUCCI 32S-423	FORT HAYES NIOBRARA	32	1 N	67 W	05123420230000	PDC ENERGY INC	18.034380%	12.619930%					PDP		Sec 32: SE Sec 5: E2	470.9006	1.5_MILE
MARCUS LD 11-361HN	NIOBRARA	34	1 N	67 W	05123439450000	GREAT WESTERN	6.324080%	5.248968%	5.650292%	4.661490%			PDP		Sec 2: E2E2 Sec 11: E2E2 Sec 12: W2W2 Sec 1: W2W2	619.26	2_MILE

							BPO		APO 200%		APO 300%						
Lease Well No	Reservoir	Sec	Twn	Rng	API	Operator	WI (%)	NRI (%)	WI (%)	NRI (%)	WI (%)	NRI (%)	Status	Border Well	Spacing Unit	Gross Acres	Lateral Length
MARCUS LD 11-369HN	NIOBRARA	34	1 N	67 W	05123440410000	GREAT WESTERN	12.373760%	9.823414%	11.512696%	9.085706%			PDP		Sec 2: W2E2 E2W2 Sec 11: W2E2 E2W2	619.49	2_MILE
MARCUS LD 11-370HC	CODELL	34	1 N	67 W	05123440420000	GREAT WESTERN	12.373760%	9.823414%	11.512696%	9.085706%			PDP		Sec 2: W2E2 E2W2 Sec 11: W2E2 E2W2	619.49	2_MILE
MARCUS LD 11-371HN	NIOBRARA	34	1 N	67 W	05123440400000	GREAT WESTERN	12.373760%	9.823414%	11.512696%	9.085706%			PDP		Sec 2: W2E2 E2W2 Sec 11: W2E2 E2W2	619.49	2_MILE
MARCUS LD 11-371HNX	NIOBRARA	34	1 N	67 W	05123453830000	GREAT WESTERN	12.399500%	9.845467%	11.512696%	9.085706%			PDP		Sec 2: W2E2 E2W2 Sec 11: W2E2 E2W2	619.49	2_MILE
MARCUS LD 11-372HN	NIOBRARA	34	1 N	67 W	05123440430000	GREAT WESTERN	11.867960%	9.823414%	11.512696%	9.085706%			PDP		Sec 2: W2E2 E2W2 Sec 11: W2E2 E2W2	619.49	2_MILE
MARCUS LD 11-373HN	NIOBRARA	34	1 N	67 W	05123440530000	GREAT WESTERN	11.867960%	8.980444%	11.579548%	8.728084%			PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE
MARCUS LD 11-373HNX	NIOBRARA	34	1 N	67 W	05123453800000	GREAT WESTERN	12.169050%	9.221863%	11.579548%	8.728084%			PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE
MARCUS LD 11-376HNX	NIOBRARA	34	1 N	67 W	05123453850000	GREAT WESTERN	12.169050%	9.221863%	11.579548%	8.728084%			PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE
MARCUS LD 11-378HNX	NIOBRARA	34	1 N	67 W	05123453870000	GREAT WESTERN	12.169050%	9.221863%	11.579548%	8.728084%			PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE
MARCUS LD 11-379HN	NIOBRARA	34	1 N	67 W	05123428670000	GREAT WESTERN	15.109920%	12.911186%	13.057277%	11.207950%	18.641330%	15.464832%	PDP	Border Well	Sec 2: W2W2 Sec 11: W2W2 Sec 3: E2E2 Sec 10: E2E2	625.17	2_MILE
MARCUS LD 11-380HN	NIOBRARA	34	1 N	67 W	05123428660000	GREAT WESTERN	15.109920%	12.911186%	13.057277%	11.207950%	18.641330%	15.464832%	PDP	Border Well	Sec 2: W2W2 Sec 11: W2W2 Sec 3: E2E2 Sec 10: E2E2	625.17	2_MILE
MARCUS LD 11-380HNX	NIOBRARA	34	1 N	67 W	05123453880000	GREAT WESTERN	22.060810%	18.270963%	18.641330%	15.464832%			PDP	Border Well	Sec 2: W2W2 Sec 11: W2W2 Sec 3: E2E2 Sec 10: E2E2	625.17	2_MILE
WARD RIVERDALE 15-02-11HC	CODELL	14	1 S	67 W	05001099260000	GREAT WESTERN	10.672730%	8.811563%					PDP		Sec 15: ALL	640	1_MILE
WILLOW BEND LD 18-22HC	CODELL	18	1 S	67 W	0500109774	GREAT WESTERN	0.000000%	0.000000%			12.500000%	8.593750%	PDP		Sec 18: E2E2	160	1_MILE
WILLOW BEND LD 18-23HN	NIOBRARA	18	1 S	67 W	0500109773	GREAT WESTERN	0.000000%	0.000000%			6.250000%	4.296875%	PDP		Sec 18: E2	320	1_MILE
WILLOW BEND LD 18-37HN	NIOBRARA	18	1 S	67 W	0500109775	GREAT WESTERN	0.000000%	0.000000%			6.250000%	4.296875%	PDP		Sec 18: E2	320	1_MILE
WILLOW BEND LD 18-22HN	NIOBRARA	18	1 S	67 W	0500109772	GREAT WESTERN	0.000000%	0.000000%			12.500000%	8.593750%	PDP		Sec 18: E2E2	160	1_MILE
WILLOW BEND LD 18-361HC	CODELL	18	1S	67W	0500109841	GREAT WESTERN	0.000000%	0.000000%			12.535256%	8.617988%	PDP		Sec 18: E2E2 Sec 17: W2W2	319.1	Total
WILLOW BEND LD 18-366HC	CODELL	18	1 S	67 W	0500109777	GREAT WESTERN	0.000000%	0.000000%			6.250000%	4.296875%	PDP		Sec 18: E2	320	1_MILE
MARCUS LD 11-374HC	CODELL	34	1 N	67 W	0512342585	GREAT WESTERN	0.000000%	0.000000%			23.159095%	17.456168%	PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE
MARCUS LD 11-374HN	NIOBRARA	34	1 N	67 W	0512341121	GREAT WESTERN	0.000000%	0.000000%			11.579548%	8.728084%	PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE
MARCUS LD 11-376HN	NIOBRARA	34	1 N	67 W	0512342588	GREAT WESTERN	0.000000%	0.000000%			11.579548%	8.728084%	PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE
MARCUS LD 11-377HC	CODELL	34	1 N	67 W	0512341131	GREAT WESTERN	0.000000%	0.000000%			11.579548%	8.728084%	PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE

							BPO		APO 200%		APO 300%						
Lease Well No	Reservoir	Sec	Twn	Rng	API	Operator	WI (%)	NRI (%)	WI (%)	NRI (%)	WI (%)	NRI (%)	Status	Border Well	Spacing Unit	Gross Acres	Lateral Length
MARCUS LD 11-377HN	NIOBRARA	34	1 N	67 W	0512342586	GREAT WESTERN	0.000000%	0.000000%			11.579548%	8.728084%	PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE
MARCUS LD 11-378HN	NIOBRARA	34	1 N	67 W	0512342584	GREAT WESTERN	0.000000%	0.000000%			11.579548%	8.728084%	PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE
MARCUS LD 11-379HC	CODELL	34	1 N	67 W	0512342867	GREAT WESTERN	0.000000%	0.000000%			11.579548%	8.728084%	PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE
B-FARM LD 18-034HN	NIOBRARA	7	1 S	67 W	0500110095	GREAT WESTERN	0.000000%	0.000000%			2.500502%	1.719095%	PDP		Sec 7: E2 Sec 18: N2NE	398.42	2_MILE
B-FARM LD 18-036HN	NIOBRARA	7	1 S	68 W	0500110092	GREAT WESTERN	0.000000%	0.000000%			2.500502%	1.719095%	PDP		Sec 7: E2 Sec 18: N2NE	398.42	2_MILE

Exhibit B - Part 2

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC and Petroshare Corp. dated January15, 2019

Lease Well No	Reservoir	Sec	Twn	Rng	API	Operator	WI (%)	NRI (%)	Status	Spacing Unit	Gross Acres	Lateral Length
GUS SRL CD1	CODELL	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%	Other	Sec 22: N2	320	1_MILE
GUS SRL CD2	CODELL	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%	Other	Sec 22: N2	320	1_MILE
GUS SRL CD3	CODELL	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%	Other	Sec 22: N2	320	1_MILE
GUS SRL NIO1	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%	Other	Sec 22: N2	320	1_MILE
GUS SRL NIO2	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%	Other	Sec 22: N2	320	1_MILE
GUS SRL NIO3	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%	Other	Sec 22: N2	320	1_MILE
GUS SRL NIO4	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%	Other	Sec 22: N2	320	1_MILE
GUS SRL NIO5	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%	Other	Sec 22: N2	320	1_MILE
GUS SRL NIO6	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%	Other	Sec 22: N2	320	1_MILE
GUS SRL NIO7	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%	Other	Sec 22: N2	320	1_MILE
GUS SRL NIO8	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%	Other	Sec 22: N2	320	1_MILE
GUS SRL NIO9	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%	Other	Sec 22: N2	320	1_MILE
GUS XRL CD1	CODELL	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL CD2	CODELL	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL CD3	CODELL	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL CD4	CODELL	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL NIO1	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE

Lease Well No	Reservoir	Sec	Twn	Rng	API	Operator	WI (%)	NRI (%)	Status	Spacing Unit	Gross Acres	Lateral Length
GUS XRL NIO10	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL NIO11	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL NIO12	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL NIO13	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL NIO14	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL NIO15	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL NIO16	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL NIO17	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL NIO18	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL NIO2	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL NIO3	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE

Lease Well No	Reservoir	Sec	Twn	Rng	API	Operator	WI (%)	NRI (%)	Status	Spacing Unit	Gross Acres	Lateral Length
GUS XRL NIO4	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL NIO5	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL NIO6	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL NIO7	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL NIO8	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
GUS XRL NIO9	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%	Other	Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE
JACOBUCCI K NIOA1	NIOBRARA A	32	1 N	67 W		PDC ENERGY	18.141200%	12.698840%	Other	Sec 32: SW Sec 5: W2	469.12	1.5_MILE
JACOBUCCI K NIOA2	NIOBRARA A	32	1 N	67 W		PDC ENERGY	18.141200%	12.698840%	Other	Sec 32: SW Sec 5: W2	469.12	1.5_MILE
JACOBUCCI O NIOA1	NIOBRARA A	32	1 N	67 W		PDC ENERGY	21.968350%	15.377850%	Other	Sec 32: E2SW W2SE Sec 5: E2W2 W2E2	468.92	1.5_MILE
JACOBUCCI S NIOA1	NIOBRARA A	32	1 N	67 W		PDC ENERGY	26.487200%	18.541040%	Other	Sec 32: W2SE Sec 5: E2W2 W2E2	388.92	1.5_MILE
Kortum LD 21-362HN	NIOBRARA	21	1 S	67 W	0500109893	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE
Kortum LD 21-367HC	CODELL	21	1 S	67 W	0500109886	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE
Kortum LD 21-372HN	NIOBRARA	21	1 S	67 W	0500109882	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE

Lease Well No	Reservoir	Sec	Twn	Rng	API	Operator	WI (%)	NRI (%)	Status	Spacing Unit	Gross Acres	Lateral Length
Kortum LD 21-379HN	NIOBRARA	21	1 S	67 W	0500109876	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE
Kortum LD 21-377HC	CODELL	21	1 S	67 W	0500109874	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE
Kortum LD 21-373HN	NIOBRARA	21	1 S	67 W	0500109878	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE
Kortum LD 21-378HN	NIOBRARA	21	1 S	67 W	0500109871	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE
Kortum LD 21-374HN	NIOBRARA	21	1 S	67 W	0500109880	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE
Kortum LD 21-369HN	NIOBRARA	21	1 S	67 W	0500109881	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE
Kortum LD 21-363HN	NIOBRARA	21	1 S	67 W	0500109890	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE
Kortum LD 21-361HN	NIOBRARA	21	1 S	67 W	0500109894	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE
Kortum LD 21-364HC	CODELL	21	1 S	67 W	0500109896	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE
Kortum LD 21-380HN	NIOBRARA	21	1 S	67 W	0500109877	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE
Kortum LD 21-364HN	NIOBRARA	21	1 S	67 W	0500109892	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE
Kortum LD 21-371HN	NIOBRARA	21	1 S	67 W	0500109897	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE
Kortum LD 21-367HN	NIOBRARA	21	1 S	67 W	0500109885	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE
Kortum LD 21-376HN	NIOBRARA	21	1 S	67 W	0500109884	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE
Kortum LD 21-369HC	CODELL	21	1 S	67 W	0500109873	GREAT WESTERN	12.350000%	9.880000%	Permitted	Sec 21: ALL Sec 28: ALL	1280	2_MILE
KORTUM CD4	CODELL	21	1 S	67 W		GREAT WESTERN	12.350000%	9.880000%	Other	Sec 21: ALL Sec 28: ALL	1280	2_MILE

Lease Well No	Reservoir	Sec	Twn	Rng	API	Operator	WI (%)	NRI (%)	Status	Spacing Unit	Gross Acres	Lateral Length
KORTUM NIO7	NIOBRARA	21	1 S	67 W		GREAT WESTERN	12.350000%	9.880000%	Other	Sec 21: ALL Sec 28: ALL	1280	2_MILE
KORTUM NIO8	NIOBRARA	21	1 S	67 W		GREAT WESTERN	12.350000%	9.880000%	Other	Sec 21: ALL Sec 28: ALL	1280	2_MILE
KORTUM NIO9	NIOBRARA	21	1 S	67 W		GREAT WESTERN	12.350000%	9.880000%	Other	Sec 21: ALL Sec 28: ALL	1280	2_MILE
MARCUS LD 11-361HNX	NIOBRARA	2	1 S	67 W	0512345381	GREAT WESTERN	6.324080%	5.248970%	Permitted	Sec 2: E2E2 Sec 11: E2E2 Sec 12: W2W2 Sec 1: W2W2	619.39	2_MILE
MARCUS LD 11-362HC	CODELL	2	1 S	67 W	0512343991	GREAT WESTERN	11.340830%	9.356180%	Permitted	Sec 2: E2 Sec 11: E2	620.81	2_MILE
MARCUS LD 11-362HN	NIOBRARA	2	1 S	67 W	0512343946	GREAT WESTERN	6.324080%	5.248970%	Permitted	Sec 2: E2E2 Sec 11: E2E2 Sec 12: W2W2 Sec 1: W2W2	619.39	2_MILE
MARCUS LD 11-363HN	NIOBRARA	2	1 S	67 W	0512344053	GREAT WESTERN	11.340830%	9.356180%	Permitted	Sec 2: E2 Sec 11: E2	620.81	2_MILE
MARCUS LD 11-363HNX	NIOBRARA	2	1 S	67 W	0512345382	GREAT WESTERN	11.340830%	9.356180%	Permitted	Sec 2: E2 Sec 11: E2	620.81	2_MILE
MARCUS LD 11-364HN	NIOBRARA	2	1 S	67 W	0512343994	GREAT WESTERN	11.340830%	9.356180%	Permitted	Sec 2: E2 Sec 11: E2	620.81	2_MILE
MARCUS LD 11-365HC	CODELL	2	1 S	67 W	0512343993	GREAT WESTERN	11.340830%	9.356180%	Permitted	Sec 2: E2 Sec 11: E2	620.81	2_MILE
MARCUS LD 11-365HN	NIOBRARA	2	1 S	67 W	0512343995	GREAT WESTERN	11.340830%	9.356180%	Permitted	Sec 2: E2 Sec 11: E2	620.81	2_MILE
MARCUS LD 11-365HNX	NIOBRARA	2	1 S	67 W	0512345386	GREAT WESTERN	11.340830%	9.356180%	Permitted	Sec 2: E2 Sec 11: E2	620.81	2_MILE
MARCUS LD 11-367HC	CODELL	2	1 S	67 W	0512344038	GREAT WESTERN	11.340830%	9.356180%	Permitted	Sec 2: E2 Sec 11: E2	620.81	2_MILE
Ward Riverdale 15-2-9HC	CODELL	15	1 S	67 W	0500109922	GREAT WESTERN	10.672730%	8.811560%	Permitted	Sec 15: ALL	640	1_MILE
Ward Riverdale 15-2-7HC	CODELL	15	1 S	67 W	0500109928	GREAT WESTERN	10.672730%	8.811560%	Permitted	Sec 15: ALL	640	1_MILE
Todd Creek Farms 15-2-3HC	CODELL	15	1 S	67 W	0500109854	GREAT WESTERN	10.672730%	8.811560%	Permitted	Sec 15: ALL	640	1_MILE

Lease Well No	Reservoir	Sec	Twn	Rng	API	Operator	WI (%)	NRI (%)	Status	Spacing Unit	Gross Acres	Lateral Length
Todd Creek Farms 15-2-5HC	CODELL	15	1 S	67 W	0500109853	GREAT WESTERN	10.672730%	8.811560%	Permitted	Sec 15: ALL	640	1_MILE
Todd Creek Farms 15-2-2HN	NIOBRARA	15	1 S	67 W	0500109855	GREAT WESTERN	10.672730%	8.811560%	Permitted	Sec 15: ALL	640	1_MILE
Ward Riverdale 15-2-12HN	NIOBRARA	15	1 S	67 W	0500109930	GREAT WESTERN	10.672730%	8.811560%	Permitted	Sec 15: ALL	640	1_MILE
Ward Riverdale 15-2-10HN	NIOBRARA	15	1 S	67 W	0500109931	GREAT WESTERN	10.672730%	8.811560%	Permitted	Sec 15: ALL	640	1_MILE
Ward Riverdale 15-2-8HN	NIOBRARA	15	1 S	67 W	0500109924	GREAT WESTERN	10.672730%	8.811560%	Permitted	Sec 15: ALL	640	1_MILE
Todd Creek Farms 15-2-6HN	NIOBRARA	15	1 S	67 W	0500109852	GREAT WESTERN	10.672730%	8.811560%	Permitted	Sec 15: ALL	640	1_MILE
Todd Creek Farms 15-2-4HN	NIOBRARA	15	1 S	67 W	0500109856	GREAT WESTERN	10.672730%	8.811560%	Permitted	Sec 15: ALL	640	1_MILE
SELTZER 21-31HC	CODELL - leaseline	4	1 S	67 W	0500110199	GREAT WESTERN	7.494090%	5.399490%	Permitted	Sec 4: W2E2 E2W2 Sec 9: W2E2 E2W2 Sec 16: W2E2 E2W2 Sec 21: NWNE NENW	1027.06	2_MILE
SELTZER 21-32HN	NIOBRARA - leaseline	4	1 S	67 W	0500109967	GREAT WESTERN	7.494090%	5.399490%	Permitted	Sec 4: W2E2 E2W2 Sec 9: W2E2 E2W2 Sec 16: W2E2 E2W2 Sec 21: NWNE NENW	1027.06	2_MILE
SELTZER 21-32HNX	NIOBRARA - leaseline	4	1 S	67 W	0500109966	GREAT WESTERN	7.494090%	5.399490%	Permitted	Sec 4: W2E2 E2W2 Sec 9: W2E2 E2W2 Sec 16: W2E2 E2W2 Sec 21: NWNE NENW	1027.06	2_MILE
Seltzer LD 09-373HC	CODELL	4	1 S	67 W	0500110198	GREAT WESTERN	19.027000%	13.624850%	Permitted	Sec 9: W2 Sec 4: W2	627.62	2_MILE
Seltzer LD 09-379HC	CODELL	4	1 S	67 W	0500110193	GREAT WESTERN	19.027000%	13.624850%	Permitted	Sec 9: W2 Sec 4: W2	627.62	2_MILE
Seltzer LD 09-376HC	CODELL	4	1 S	67 W	0500110194	GREAT WESTERN	19.027000%	13.624850%	Permitted	Sec 9: W2 Sec 4: W2	627.62	2_MILE
SELTZER CD4	CODELL	4	1 S	67 W		GREAT WESTERN	19.027000%	13.624850%	Other	Sec 9: W2 Sec 4: W2	627.62	2_MILE
Seltzer LD 09-378HNX	NIOBRARA	4	1 S	67 W	0500110190	GREAT WESTERN	19.027000%	13.624850%	Permitted	Sec 9: W2 Sec 4: W2	627.62	2_MILE
Seltzer LD 09-371HN	NIOBRARA	4	1 S	67 W	0500110195	GREAT WESTERN	19.027000%	13.624850%	Permitted	Sec 9: W2 Sec 4: W2	627.62	2_MILE
Seltzer LD 09-379HN	NIOBRARA	4	1 S	67 W	0500110189	GREAT WESTERN	19.027000%	13.624850%	Permitted	Sec 9: W2 Sec 4: W2	627.62	2_MILE

Lease Well No	Reservoir	Sec	Twn	Rng	API	Operator	WI (%)	NRI (%)	Status	Spacing Unit	Gross Acres	Lateral Length
Seltzer LD 09-378HN	NIOBRARA	4	1 S	67 W	0500110196	GREAT WESTERN	19.027000%	13.624850%	Permitted	Sec 9: W2 Sec 4: W2	627.62	2_MILE
Seltzer LD 09-373HN	NIOBRARA	4	1 S	67 W	0500110188	GREAT WESTERN	19.027000%	13.624850%	Permitted	Sec 9: W2 Sec 4: W2	627.62	2_MILE
Seltzer LD 09-375HN	NIOBRARA	4	1 S	67 W	0500110191	GREAT WESTERN	19.027000%	13.624850%	Permitted	Sec 9: W2 Sec 4: W2	627.62	2_MILE
Seltzer LD 09-376HN	NIOBRARA	4	1 S	67 W	0500110197	GREAT WESTERN	19.027000%	13.624850%	Permitted	Sec 9: W2 Sec 4: W2	627.62	2_MILE
Seltzer LD 09-375HNX	NIOBRARA	4	1 S	67 W	0500110192	GREAT WESTERN	19.027000%	13.624850%	Permitted	Sec 9: W2 Sec 4: W2	627.62	2_MILE

Exhibit B-1

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC, and Petroshare Corp. dated January 15, 2019

Lease Well No	Reservoir	Sec	Twn	Rng	API	Operator	BPO WI (%)	BPO NRI (%)	APO 200% WI (%)	APO 200% NRI (%)	APO 300% WI (%)	APO 300% NRI (%)	Status	Border Well	Spacing Unit	Gross Acres	Lateral Length	Allocation Of Purchase Price
B-FARM LD 18-034HC	CODELL	7	1 S	67 W	05001100980000	GREAT WESTERN	2.500502%	1.719095%					PDP		Sec 7: E2 Sec 18: N2NE	398.42	1_MILE	$ 84,109
B-FARM LD 18-037HC	CODELL	7	1 S	67 W	05001100910000	GREAT WESTERN	2.500502%	1.719095%					PDP		Sec 7: E2 Sec 18: N2NE	398.42	1_MILE	$ 83,397
B-FARM LD 18-039HC	CODELL	7	1 S	67 W	05001100900000	GREAT WESTERN	2.500502%	1.719095%					PDP		Sec 7: E2 Sec 18: N2NE	398.42	1_MILE	$ 82,343
JACOBUCCI 32K-243	NIOBRARA	32	1 N	67 W	05123411700000	PDC ENERGY INC	8.615430%	6.030950%					PDP		Sec 32: W2SW Sec 5: W2W2 Sec 6: E2E2	400	1.5_MILE	$ 99,998
JACOBUCCI 32K-323	NIOBRARA	32	1 N	67 W	05123411680000	PDC ENERGY INC	18.141200%	12.698840%					PDP		Sec 32: SW Sec 5: W2	469.12	1.5_MILE	$ 107,628
JACOBUCCI 32K-403	FORT HAYS-CODELL-CAR	32	1 N	67 W	05123411690000	PDC ENERGY INC	10.666330%	7.466430%					PDP		Sec 32: SW Sec 5: W2W2	314.56	1.5_MILE	$ 182,503
JACOBUCCI 32K-443	CODELL FORT HAYES	32	1 N	67 W	05123412500000	PDC ENERGY INC	8.615430%	6.030950%					PDP		Sec 32: W2SW Sec 5: W2W2 Sec 6: E2E2	389.441	1.5_MILE	$ 200,306
JACOBUCCI 32O-203	NIOBRARA	32	1 N	67 W	05123411840000	PDC ENERGY INC	18.141200%	12.698840%					PDP		Sec 32: E2SW W2SE Sec 5: W2	480	1.5_MILE	$ 176,315
JACOBUCCI 32O-303	NIOBRARA	32	1 N	67 W	05123411910000	PDC ENERGY INC	16.388610%	11.472020%					PDP		Sec 32: E2SW W2SE Sec 5: E2W2	314.56	1.5_MILE	$ 142,600
JACOBUCCI 32O-423	CODELL FORT HAYES	32	1 N	67 W	05123411930000	PDC ENERGY INC	21.968350%	15.377850%					PDP		Sec 32: E2SW W2SE Sec 5: E2W2 W2E2	468.92	1.5_MILE	$ 355,076
JACOBUCCI 32O-443	FORT HAYS-CODELL-CAR	32	1 N	67 W	05123411900000	PDC ENERGY INC	21.870890%	15.309620%					PDP		Sec 32: E2SW Sec 5: W2	400	1.5_MILE	$ 470,939
JACOBUCCI 32S-203	NIOBRARA	32	1 N	67 W	05123419410000	PDC ENERGY INC	21.859730%	15.301810%					PDP		Sec 32: SE Sec 5: E2W2 E2W2	471.25	1.5_MILE	$ 258,927
JACOBUCCI 32S-303	NIOBRARA	32	1 N	67 W	05123419420000	PDC ENERGY INC	18.028470%	12.619930%					PDP		Sec 32: SE Sec 5: E2	470.9006	1.5_MILE	$ 246,563
JACOBUCCI 32S-323	NIOBRARA	32	1 N	67 W	05123419400000	PDC ENERGY INC	10.568170%	7.396820%					PDP		Sec 32: E2SE Sec 33: W2SW Sec 5: E2E2	316.5405	1.5_MILE	$ 208,013
JACOBUCCI 32S-343	NIOBRARA	32	1 N	67 W	05123419440000	PDC ENERGY INC	26.487200%	18.541040%					PDP		Sec 32: W2SE Sec 5: E2W2 E2W2	388.92	1.5_MILE	$ 381,544
JACOBUCCI 32S-403	CODELL FORT HAYES NI	32	1 N	67 W	05123419430000	PDC ENERGY INC	21.716640%	15.201650%					PDP		Sec 32: E2SE Sec 5: E2	390.9006	1.5_MILE	$ 594,429
JACOBUCCI 32S-423	FORT HAYES NIOBRARA	32	1 N	67 W	05123420230000	PDC ENERGY INC	18.034380%	12.619930%					PDP		Sec 32: SE Sec 5: E2	470.9006	1.5_MILE	$ 369,967
MARCUS LD 11-363HN	NIOBRARA	34	1 N	67 W	05123439450000	GREAT WESTERN	6.324080%	5.248968%	5.650292%	4.661490%			PDP		Sec 2: E2E2 Sec 11: E2E2 Sec 12: W2W2 Sec 1: W2W2	619.36	2_MILE	$ 174,822
MARCUS LD 11-369HN	NIOBRARA	34	1 N	67 W	05123440410000	GREAT WESTERN	12.373760%	9.823414%	11.512696%	9.085706%			PDP		Sec 2: W2E2 E2W2 Sec 11: W2E2 E2W2	619.49	2_MILE	$ 156,768
MARCUS LD 11-370HC	CODELL	34	1 N	67 W	05123440420000	GREAT WESTERN	12.373760%	9.823414%	11.512696%	9.085706%			PDP		Sec 2: W2E2 E2W2 Sec 11: W2E2 E2W2	619.49	2_MILE	$ 153,712
MARCUS LD 11-371HN	NIOBRARA	34	1 N	67 W	05123440400000	GREAT WESTERN	12.373760%	9.823414%	11.512696%	9.085706%			PDP		Sec 2: W2E2 E2W2 Sec 11: W2E2 E2W2	619.49	2_MILE	$ 483,126
MARCUS LD 11-371HNX	NIOBRARA	34	1 N	67 W	05123453830000	GREAT WESTERN	12.399500%	9.845467%	11.512696%	9.085706%			PDP		Sec 2: W2E2 E2W2 Sec 11: W2E2 E2W2	619.49	2_MILE	$ 970,771

							BPO		APO 200%		APO 300%							
Lease Well No	Reservoir	Sec	Twn	Rng	API	Operator	WI (%)	NRI (%)	WI (%)	NRI (%)	WI (%)	NRI (%)	Status	Border Well	Spacing Unit	Gross Acres	Lateral Length	Allocation Of Purchase Price
MARCUS LD 11-372HN	NIOBRARA	34	1 N	67 W	05123440430000	GREAT WESTERN	11.867960%	9.823414%	11.512096%	9.085706%			PDP		Sec 2: W2E2 E2W2 Sec 11: W2E2 E2W2	619.49	2_MILE	$ 864,434
MARCUS LD 11-373HN	NIOBRARA	34	1 N	67 W	05123440530000	GREAT WESTERN	11.867960%	8.980444%	11.579548%	8.728084%			PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE	$ 881,142
MARCUS LD 11-373HNX	NIOBRARA	34	1 N	67 W	05123453800000	GREAT WESTERN	12.169050%	9.221863%	11.579548%	8.728084%			PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE	$ 950,269
MARCUS LD 11-376HNX	NIOBRARA	34	1 N	67 W	05123453850000	GREAT WESTERN	12.169050%	9.221863%	11.579548%	8.728084%			PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE	$ 961,856
MARCUS LD 11-378HNX	NIOBRARA	34	1 N	67 W	05123453870000	GREAT WESTERN	12.169050%	9.221863%	11.579548%	8.728084%			PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE	$ 808,278
MARCUS LD 11-379HN	NIOBRARA	34	1 N	67 W	05123428670000	GREAT WESTERN	15.109920%	12.911186%	13.057277%	11.207950%	18.641330%	15.464832%	PDP	Border Well	Sec 2: W2W2 Sec 11: W2W2 Sec 3: E2E2 Sec 10: E2E2	625.17	2_MILE	$ 448,253
MARCUS LD 11-380HN	NIOBRARA	34	1 N	67 W	05123428660000	GREAT WESTERN	15.109920%	12.911186%	13.057277%	11.207950%	18.641330%	15.464832%	PDP	Border Well	Sec 2: W2W2 Sec 11: W2W2 Sec 3: E2E2 Sec 10: E2E2	625.17	2_MILE	$ 396,305
MARCUS LD 11-380HNX	NIOBRARA	34	1 N	67 W	05123453880000	GREAT WESTERN	20.671010%	17.357070%	18.641330%	15.464832%			PDP	Border Well	Sec 2: W2W2 Sec 11: W2W2 Sec 3: E2E2 Sec 10: E2E2	625.17	2_MILE	$ 972,760
WARD RIVERDALE 15-02-11HC	CODELL	14	1 S	67 W	05001099260000	GREAT WESTERN	10.872730%	8.811563%					PDP		Sec 13: ALL	640	1_MILE	$ 347,367
WILLOW BEND LD 18-22HC	CODELL	18	1 S	67 W	0500109774	GREAT WESTERN	0.000000%	0.000000%			12.500000%	8.593750%	PDP		Sec 18: E2E2	160	1_MILE	
WILLOW BEND LD 18-23HN	NIOBRARA	18	1 S	67 W	0500109773	GREAT WESTERN	0.000000%	0.000000%			6.250000%	4.296875%	PDP		Sec 18: E2	320	1_MILE	
WILLOW BEND LD 18-37HN	NIOBRARA	18	1 S	67 W	0500109775	GREAT WESTERN	0.000000%	0.000000%			6.250000%	4.296875%	PDP		Sec 18: E2	320	1_MILE	
WILLOW BEND LD 18-22HN	NIOBRARA	18	1 S	67 W	0500109772	GREAT WESTERN	0.000000%	0.000000%			12.500000%	8.593750%	PDP		Sec 18: E2E2	160	1_MILE	
WILLOW BEND LD 18-383HC	CODELL	18	1S	67W	0500109843	GREAT WESTERN	0.000000%	0.000000%			12.535256%	8.617588%	PDP		Sec 18: E2E2 Sec 17: W2W2	319.1	Total	
WILLOW BEND LD 18-366HC	CODELL	18	1 S	67 W	0500109777	GREAT WESTERN	0.000000%	0.000000%			6.250000%	4.296875%	PDP		Sec 18: E2	320	1_MILE	
MARCUS LD 11-374HC	CODELL	34	1 N	67 W	0512342585	GREAT WESTERN	0.000000%	0.000000%			23.139095%	17.454168%	PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE	
MARCUS LD 11-374HN	NIOBRARA	34	1 N	67 W	0512341121	GREAT WESTERN	0.000000%	0.000000%			11.579548%	8.728084%	PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE	
MARCUS LD 11-376HN	NIOBRARA	34	1 N	67 W	0512342588	GREAT WESTERN	0.000000%	0.000000%			11.579548%	8.728084%	PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE	
MARCUS LD 11-377HC	CODELL	34	1 N	67 W	0512341131	GREAT WESTERN	0.000000%	0.000000%			11.579548%	8.728084%	PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE	
MARCUS LD 11-377HN	NIOBRARA	34	1 N	67 W	0512342586	GREAT WESTERN	0.000000%	0.000000%			11.579548%	8.728084%	PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE	
MARCUS LD 11-378HN	NIOBRARA	34	1 N	67 W	0512342584	GREAT WESTERN	0.000000%	0.000000%			11.579548%	8.728084%	PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE	
MARCUS LD 11-379HC	CODELL	34	1 N	67 W	0512342867	GREAT WESTERN	0.000000%	0.000000%			11.579548%	8.728084%	PDP		Sec 2: W2 Sec 11: W2	622.52	2_MILE	
B-FARM LD 18-634HN	NIOBRARA	7	1 S	67 W	0500110095	GREAT WESTERN	0.000000%	0.000000%			2.500502%	1.719095%	PDP		Sec 7: E2 Sec 18: N2NE	398.42	2_MILE	
B-FARM LD 18-636HN	NIOBRARA	7	1 S	68 W	0500110092	GREAT WESTERN	0.000000%	0.000000%			2.500502%	1.719095%	PDP		Sec 7: E2 Sec 18: N2NE	398.42	2_MILE	
GUS SRL CD1	CODELL	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%					Other		Sec 22: N2	320	1_MILE	$ 43,171
GUS SRL CD2	CODELL	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%					Other		Sec 22: N2	320	1_MILE	$ 27,097
GUS SRL CD3	CODELL	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%					Other		Sec 22: N2	320	1_MILE	$ 25,125
GUS SRL NIO1	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%					Other		Sec 22: N2	320	1_MILE	$ 22,373

							BPO		APO 200%		APO 300%							
Lease Well No	Reservoir	Sec	Twn	Rng	API	Operator	WI (%)	NRI (%)	WI (%)	NRI (%)	WI (%)	NRI (%)	Status	Border Well	Spacing Unit	Gross Acres	Lateral Length	Allocation Of Purchase Price
GUS SRL NIO2	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%					Other		Sec 22: N2	320	1_MILE	$ 22,573
GUS SRL NIO3	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%					Other		Sec 22: N2	320	1_MILE	$ 22,573
GUS SRL NIO4	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%					Other		Sec 22: N2	320	1_MILE	$ 14,212
GUS SRL NIO5	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%					Other		Sec 22: N2	320	1_MILE	$ 14,212
GUS SRL NIO6	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%					Other		Sec 22: N2	320	1_MILE	$ 14,212
GUS SRL NIO7	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%					Other		Sec 22: N2	320	1_MILE	$ 14,212
GUS SRL NIO8	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%					Other		Sec 22: N2	320	1_MILE	$ 13,183
GUS SRL NIO9	NIOBRARA	22	1 S	67 W		GREAT WESTERN	16.250000%	13.000000%					Other		Sec 22: N2	320	1_MILE	$ 13,183
GUS XRL CD1	CODELL	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 9,149
GUS XRL CD2	CODELL	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 12,027
GUS XRL CD3	CODELL	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 12,027
GUS XRL CD4	CODELL	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 9,149
GUS XRL NIO1	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 8,837
GUS XRL NIO10	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 8,837
GUS XRL NIO11	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 8,837
GUS XRL NIO12	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 8,837
GUS XRL NIO13	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 8,837
GUS XRL NIO14	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 8,837
GUS XRL NIO15	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 8,837
GUS XRL NIO16	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 8,837
GUS XRL NIO17	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 8,837
GUS XRL NIO18	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 6,722
GUS XRL NIO20	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 6,722

							BPO		APO 200%		APO 300%							
Lease Well No	Reservoir	Sec	Twn	Rng	API	Operator	WI (%)	NRI (%)	WI (%)	NRI (%)	WI (%)	NRI (%)	Status	Border Well	Spacing Unit	Gross Acres	Lateral Length	Allocation Of Purchase Price
GUS XRL NIO3	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 8,837
GUS XRL NIO4	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 6,722
GUS XRL NIO5	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 6,722
GUS XRL NIO6	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 8,837
GUS XRL NIO7	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 8,837
GUS XRL NIO8	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 8,837
GUS XRL NIO9	NIOBRARA	22	1 S	67 W		GREAT WESTERN	3.125000%	2.500000%					Other		Sec 22: S2 Sec 27: ALL Sec 35: N2	1280	2_MILE	$ 8,837
JACOBUCCI K NIOA1	NIOBRARA A	32	1 N	67 W		PDC ENERGY	18.141200%	12.698840%					Other		Sec 32: E2SW, W2SE Sec 5: W2	480	1.5_MILE	$ 31,904
JACOBUCCI K NIOA2	NIOBRARA A	32	1 N	67 W		PDC ENERGY	18.141200%	12.698840%					Other		Sec 32: E2SW, W2SE Sec 5: W2	480	1.5_MILE	$ 31,904
JACOBUCCI O NIOA1	NIOBRARA A	32	1 N	67 W		PDC ENERGY	21.968350%	15.377850%					Other		Sec 32: E2SW W2SE Sec 5: E2W2 W2E2	468.92	1.5_MILE	$ 38,069
JACOBUCCI S NIOA1	NIOBRARA A	32	1 N	67 W		PDC ENERGY	26.487200%	18.541040%					Other		Sec 32: W2SE Sec 5: E2W2 W2E2	388.92	1.5_MILE	$ 45,900
Kortum LD 21-362HN	NIOBRARA	21	1 S	67 W	0500109891	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 40,866
Kortum LD 21-367HC	CODELL	21	1 S	67 W	0500109886	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 128,128
Kortum LD 21-372HN	NIOBRARA	21	1 S	67 W	0500109882	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 95,141
Kortum LD 21-379HN	NIOBRARA	21	1 S	67 W	0500109876	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 93,708
Kortum LD 21-377HC	CODELL	21	1 S	67 W	0500109874	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 126,202
Kortum LD 21-373HN	NIOBRARA	21	1 S	67 W	0500109878	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 93,708
Kortum LD 21-378HN	NIOBRARA	21	1 S	67 W	0500109871	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 93,708
Kortum LD 21-374HN	NIOBRARA	21	1 S	67 W	0500109880	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 93,708
Kortum LD 21-369HN	NIOBRARA	21	1 S	67 W	0500109881	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 93,708
Kortum LD 21-363HN	NIOBRARA	21	1 S	67 W	0500109890	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 93,708
Kortum LD 21-361HN	NIOBRARA	21	1 S	67 W	0500109894	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 85,105
Kortum LD 21-364HC	CODELL	21	1 S	67 W	0500109896	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 126,202
Kortum LD 21-380HN	NIOBRARA	21	1 S	67 W	0500109877	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 40,866

							BPO		APO 200%		APO 300%							
Lease Well No	Reservoir	Sec	Twn	Rng	API	Operator	WI (%)	NRI (%)	WI (%)	NRI (%)	WI (%)	NRI (%)	Status	Border Well	Spacing Unit	Gross Acres	Lateral Length	Allocation Of Purchase Price
Kortum LD 21-364HN	NIOBRARA	21	1 S	67 W	0500109892	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 40,866
Kortum LD 21-371HN	NIOBRARA	21	1 S	67 W	0500109897	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 40,866
Kortum LD 21-367HN	NIOBRARA	21	1 S	67 W	0500109885	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 40,249
Kortum LD 21-376HN	NIOBRARA	21	1 S	67 W	0500109884	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 40,249
Kortum LD 21-369HC	CODELL	21	1 S	67 W	0500109873	GREAT WESTERN	12.350000%	9.880000%					Permitted		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 55,017
KORTUM CD4	CODELL	21	1 S	67 W		GREAT WESTERN	12.350000%	9.880000%					Other		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 35,105
KORTUM NIO7	NIOBRARA	21	1 S	67 W		GREAT WESTERN	12.350000%	9.880000%					Other		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 40,866
KORTUM NIO8	NIOBRARA	21	1 S	67 W		GREAT WESTERN	12.350000%	9.880000%					Other		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 93,708
KORTUM NIO9	NIOBRARA	21	1 S	67 W		GREAT WESTERN	12.350000%	9.880000%					Other		Sec 21: ALL Sec 28: ALL	1280	2_MILE	$ 93,708
MARCUS LD 11-361HNX	NIOBRARA	2	1 S	67 W	0512345381	GREAT WESTERN	6.324080%	5.248970%					Permitted		Sec 2: E2E2 Sec 11: E2E2 Sec 12: W2W2 Sec 1: W2W2	619.39	2_MILE	$ 49,646
MARCUS LD 11-362HC	CODELL	2	1 S	67 W	0512343991	GREAT WESTERN	11.340830%	9.356180%					Permitted		Sec 2: E2 Sec 11: E2	620.81	2_MILE	$ 134,206
MARCUS LD 11-362HN	NIOBRARA	2	1 S	67 W	0512343946	GREAT WESTERN	6.324080%	5.248970%					Permitted		Sec 2: E2E2 Sec 11: E2E2 Sec 12: W2W2 Sec 1: W2W2	619.39	2_MILE	$ 50,406
MARCUS LD 11-363HN	NIOBRARA	2	1 S	67 W	0512364053	GREAT WESTERN	11.340830%	9.356180%					Permitted		Sec 2: E2 Sec 11: E2	620.81	2_MILE	$ 102,424
MARCUS LD 11-363HNX	NIOBRARA	2	1 S	67 W	0512345382	GREAT WESTERN	11.340830%	9.356180%					Permitted		Sec 2: E2 Sec 11: E2	620.81	2_MILE	$ 50,406
MARCUS LD 11-364HN	NIOBRARA	2	1 S	67 W	0512343994	GREAT WESTERN	11.340830%	9.356180%					Permitted		Sec 2: E2 Sec 11: E2	620.81	2_MILE	$ 130,341
MARCUS LD 11-365HC	CODELL	2	1 S	67 W	0512343993	GREAT WESTERN	11.340830%	9.356180%					Permitted		Sec 2: E2 Sec 11: E2	620.81	2_MILE	$ 66,889
MARCUS LD 11-365HN	NIOBRARA	2	1 S	67 W	0512343995	GREAT WESTERN	11.340830%	9.356180%					Permitted		Sec 2: E2 Sec 11: E2	620.81	2_MILE	$ 39,875
MARCUS LD 11-365HNX	NIOBRARA	2	1 S	67 W	0512345386	GREAT WESTERN	11.340830%	9.356180%					Permitted		Sec 2: E2 Sec 11: E2	620.81	2_MILE	$ 28,346
MARCUS LD 11-367HC	CODELL	2	1 S	67 W	0512364038	GREAT WESTERN	11.340830%	9.356180%					Permitted		Sec 2: E2 Sec 11: E2	620.81	2_MILE	$ 93,437
Ward Riverdale 15-2-0HC	CODELL	15	1 S	67 W	0500109922	GREAT WESTERN	10.672730%	8.811560%					Permitted		Sec 15: ALL	640	1_MILE	$ 20,149
Ward Riverdale 15-2-7HC	CODELL	15	1 S	67 W	0500109928	GREAT WESTERN	10.672730%	8.811560%					Permitted		Sec 15: ALL	640	1_MILE	$ 20,149
Todd Creek Farms 15-2-3HC	CODELL	15	1 S	67 W	0500109854	GREAT WESTERN	10.672730%	8.811560%					Permitted		Sec 15: ALL	640	1_MILE	$ 20,149
Todd Creek Farms 15-2-5HC	CODELL	15	1 S	67 W	0500109853	GREAT WESTERN	10.672730%	8.811560%					Permitted		Sec 15: ALL	640	1_MILE	$ 20,149
Todd Creek Farms 15-2-2HN	NIOBRARA	15	1 S	67 W	0500109851	GREAT WESTERN	10.672730%	8.811560%					Permitted		Sec 15: ALL	640	1_MILE	$ 10,594
Ward Riverdale 15-2-12HN	NIOBRARA	15	1 S	67 W	0500109930	GREAT WESTERN	10.672730%	8.811560%					Permitted		Sec 15: ALL	640	1_MILE	$ 10,594
Ward Riverdale 15-2-10HN	NIOBRARA	15	1 S	67 W	0500109931	GREAT WESTERN	10.672730%	8.811560%					Permitted		Sec 15: ALL	640	1_MILE	$ 10,594
Ward Riverdale 15-2-8HN	NIOBRARA	15	1 S	67 W	0500109924	GREAT WESTERN	10.672730%	8.811560%					Permitted		Sec 15: ALL	640	1_MILE	$ 10,594
Todd Creek Farms 15-2-6HN	NIOBRARA	15	1 S	67 W	0500109852	GREAT WESTERN	10.672730%	8.811560%					Permitted		Sec 15: ALL	640	1_MILE	$ 10,594
Todd Creek Farms 15-2-4HN	NIOBRARA	15	1 S	67 W	0500109856	GREAT WESTERN	10.672730%	8.811560%					Permitted		Sec 15: ALL	640	1_MILE	$ 20,149

							BPO		APO 200%		APO 300%							
Lease Well No	Reservoir	Sec	Twn	Rng	API	Operator	WI (%)	NRI (%)	WI (%)	NRI (%)	WI (%)	NRI (%)	Status	Border Well	Spacing Unit	Gross Acres	Lateral Length	Allocation Of Purchase Price
SELTZER 21-31HC	CODELL - lseastline	4	1 S	67 W	0500110199	GREAT WESTERN	7.494090%	5.399490%					Permitted		Sec 4: W2E2 E2W2 Sec 9: W2E2 E2W2 Sec 16: W2E2 E2W2 Sec 21: NWNE NENW	1027.06	2_MILE	$ 54,518
SELTZER 21-32HN	NIOBRARA - lseastline	4	1 S	67 W	0500109967	GREAT WESTERN	7.494090%	5.399490%					Permitted		Sec 4: W2E2 E2W2 Sec 9: W2E2 E2W2 Sec 16: W2E2 E2W2 Sec 21: NWNE NENW	1027.06	2_MILE	$ 20,960
SELTZER 21-32HNX	NIOBRARA - lseastline	4	1 S	67 W	0500109966	GREAT WESTERN	7.494090%	5.399490%					Permitted		Sec 4: W2E2 E2W2 Sec 9: W2E2 E2W2 Sec 16: W2E2 E2W2 Sec 21: NWNE NENW	1027.06	2_MILE	$ 52,102
Seltzer LD 09-373HC	CODELL	4	1 S	67 W	0500110198	GREAT WESTERN	19.027000%	13.624850%					Permitted		Sec 9: W2 Sec 4: W2	627.62	2_MILE	$ 29,960
Seltzer LD 09-379HC	CODELL	4	1 S	67 W	0500110193	GREAT WESTERN	19.027000%	13.624850%					Permitted		Sec 9: W2 Sec 4: W2	627.62	2_MILE	$ 78,285
Seltzer LD 09-376HC	CODELL	4	1 S	67 W	0500110194	GREAT WESTERN	19.027000%	13.624850%					Permitted		Sec 9: W2 Sec 4: W2	627.62	2_MILE	$ 74,810
SELTZER CD4	CODELL	4	1 S	67 W		GREAT WESTERN	19.027000%	13.624850%					Other		Sec 9: W2 Sec 4: W2	627.62	2_MILE	$ 54,518
Seltzer LD 09-378HNX	NIOBRARA	4	1 S	67 W	0500110190	GREAT WESTERN	19.027000%	13.624850%					Permitted		Sec 9: W2 Sec 4: W2	627.62	2_MILE	$ 54,518
Seltzer LD 09-371HN	NIOBRARA	4	1 S	67 W	0500110195	GREAT WESTERN	19.027000%	13.624850%					Permitted		Sec 9: W2 Sec 4: W2	627.62	2_MILE	$ 20,960
Seltzer LD 09-379HN	NIOBRARA	4	1 S	67 W	0500110189	GREAT WESTERN	19.027000%	13.624850%					Permitted		Sec 9: W2 Sec 4: W2	627.62	2_MILE	$ 54,518
Seltzer LD 09-378HN	NIOBRARA	4	1 S	67 W	0500110196	GREAT WESTERN	19.027000%	13.624850%					Permitted		Sec 9: W2 Sec 4: W2	627.62	2_MILE	$ 54,518
Seltzer LD 09-373HN	NIOBRARA	4	1 S	67 W	0500110188	GREAT WESTERN	19.027000%	13.624850%					Permitted		Sec 9: W2 Sec 4: W2	627.62	2_MILE	$ 52,102
Seltzer LD 09-375HN	NIOBRARA	4	1 S	67 W	0500110191	GREAT WESTERN	19.027000%	13.624850%					Permitted		Sec 9: W2 Sec 4: W2	627.62	2_MILE	$ 52,102
Seltzer LD 09-376HN	NIOBRARA	4	1 S	67 W	0500110197	GREAT WESTERN	19.027000%	13.624850%					Permitted		Sec 9: W2 Sec 4: W2	627.62	2_MILE	$ 54,518
Seltzer LD 09-375HNX	NIOBRARA	4	1 S	67 W	0500110192	GREAT WESTERN	19.027000%	13.624850%					Permitted		Sec 9: W2 Sec 4: W2	627.62	2_MILE	$ 54,518
																	Total	$ 16,500,000

Exhibit C

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC and Petroshare Corp, dated January 15, 2019

FORM OF ASSIGNMENT AND BILL OF SALE

STATE OF COLORADO	§	
	§	KNOW ALL MEN BY THESE PRESENTS:
COUNTY OF ________	§	

ASSIGNMENT AND BILL OF SALE

THIS ASSIGNMENT AND BILL OF SALE (this "***Assignment***"), dated effective as of 7:00 A.M. (Mountain Standard Time) on January 1, 2019 (the "***Effective Time***"), is by and between PetroShare Corp, a Colorado C-Corporation with offices at 9635 Maroon Circle, Suite 400, Englewood, Colorado 80112 ("***Assignor***"), and Grizzly Petroleum Company, LLC, a Colorado limited liability company with offices at 1001 17th Street, Suite 2000, Denver, Colorado 80202 ("***Assignee***"). Assignor and Assignee are each, individually, referred to herein as a "***Party***" and, collectively, as the "***Parties***".

Capitalized terms used but not defined herein shall have the respective meanings set forth in that certain Purchase and Sale Agreement, dated as of January 15, 2019, between Assignor and Assignee (as the same may be amended from time to time, the "***Purchase Agreement***").

Section 1. Assignment. The conveyance and assignment herein shall be deemed effective as of the Effective Time.

For Ten Dollars ($10.00) and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), Assignor does hereby forever GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER unto Assignee, all of Assignor's right, title and interest in and to the assets described in *subsection (a)* through *subsection (h)* of this *Section 1* (such right, title and interest, less and except the Excluded Assets, collectively, the "***Assets***"):

(a) all oil and gas leases and interests described on Exhibit A and any leasehold estates, and other rights and interests to the oil and gas in place covered by such leases (the "***Leases***") and any pooled acreage, communitized acreage or units arising on account of Leases being pooled, communitized or unitized into such units ("***Units***");

(b) the oil, gas, casinghead gas, coal bed methane, condensate and other gaseous and liquid hydrocarbons or any combination thereof, sulphur extracted from hydrocarbons and all other lease substances ("***Hydrocarbons***") under the Leases and that may be produced and saved under or otherwise be allocated or attributed to the Leases on or after the Effective Time;

(c) the oil, gas, water or injection wells located on Leases or Units, whether producing, shut-in or temporarily abandoned, including those described on Exhibit B (which shall include, for purposes of clarity, the wells subject to the AFEs on Schedules 3.11(b) and (c) to the Purchase Agreement, collectively, the "***Wells***") and including all of the personal property, equipment, fixtures and improvements used in connection therewith;

(d) the unitization, pooling and communitization agreements, declarations, orders and the units created thereby relating to the properties and interests described in *subsections (a)* through *(c)* or to the production, gathering, treatment, processing, storage, sale, disposal and other handling of Hydrocarbons, if any, attributable to said properties and interests;

(e) all equipment, machinery, fixtures and other tangible personal property and improvements located on or used or held for use in connection with the operation of the interests described in *subsections (a)* through *(d)* or the production, gathering, treatment, processing, storage, sale, disposal, and other handling of Hydrocarbons attributable thereto, including any wells, tanks, boilers, buildings, fixtures, injection facilities, saltwater disposal facilities, compression facilities, pumping units and engines, platforms, flow lines, pipelines, gathering systems, gas and oil treating facilities, machinery, power lines, telephone and telegraph lines,

roads, and other appurtenances, improvements and facilities (all of the foregoing, collectively, the "***Equipment***");

(f) all surface leases, permits, rights-of-way, licenses, easements and other surface rights agreements used in connection with the production, gathering, treatment, processing, storage, sale, disposal and other handling of Hydrocarbons or produced water from the interests described in *subsections (a)* through *(e)* (collectively, the "***Surface Contracts***");

(g) all Applicable Contracts; and

(h) originals, to the extent available, or copies, of all the files, records and data relating to the items described in *subsections (a)* through *(g)* above, which records shall include, without limitation: lease records, well records, division order records, well files, title records (including abstracts of title, title opinions and memoranda, and title curative documents), engineering records, geological and geophysical data (including seismic data) and all technical evaluations, interpretative data and technical data and information relating to the Assets, correspondence, electronic data files (if any), maps, production records, electric logs, core data, pressure data, decline curves and graphical production curves, reserve reports, appraisals and accounting and Asset Tax records (collectively, the "***Records***").

Section 2. Excluded Assets. Notwithstanding the foregoing, the Assets shall not include, and there is **EXCEPTED AND EXCLUDED** from this Assignment, in all such instances, the following (collectively, the "***Excluded Assets***"), all of which shall be **RESERVED AND RETAINED** by Assignor:

(a) all of Assignor's corporate minute books, financial records and other business records that relate to Assignor's business generally (including the ownership and operation of the Assets);

(b) unless related to an Assumed Obligation, all trade credits, all accounts receivable, receivables and all other proceeds, income or revenues attributable to the Assets with respect to any period of time prior to the Effective Time;

(c) subject to Section 6.3 of the Purchase Agreement, all rights and interests relating to the Assets (i) under any existing policy or agreement of insurance, (ii) under any bond or (iii) to any insurance or condemnation proceeds or awards arising, in each case, from acts, omissions or events, or damage to or destruction of property;

(d) subject to the adjustment in Section 2.4(b)(i) of the Purchase Agreement all Hydrocarbons produced and sold from the Assets with respect to all periods prior to the Effective Time;

(e) unless related to an Assumed Obligation, all claims of Assignor or its Affiliates for refunds of or loss carry forwards with respect to (i) production or any other Taxes paid by Assignor or its Affiliates attributable to any period prior to the Effective Time, (ii) income Taxes paid by Assignor or its Affiliates or (iii) any Taxes attributable to the other Excluded Assets;

(f) all personal computers and associated peripherals and all radio and telephone equipment;

(g) all of Assignor's proprietary computer software, patents, trade secrets, copyrights, names, trademarks, logos and other intellectual property;

(h) all documents and instruments of Assignor that may be protected by an attorney-client privilege;

(i) all data that cannot be disclosed to Assignee as a result of confidentiality arrangements under agreements with third parties (provided that Assignor has used its commercially reasonable efforts to have such confidentiality restrictions waived);

(j) unless related to an Assumed Obligation, all audit rights arising under any of the (i) Applicable Contracts or otherwise with respect to any period prior to the Effective Time or (ii) other Excluded Assets, except for any Imbalances;

(k) all geophysical and other seismic and related technical data and information relating to the Assets to the extent that such geophysical and other seismic and related technical data and information is not transferable without payment of a fee or other penalty to any third party under any Contract and which Assignee has not separately agreed in writing to pay;

(l) documents prepared or received by Assignor or its Affiliates with respect to (i) lists of prospective purchasers for the Assets, (ii) bids submitted by other prospective purchasers of the Assets, (iii) analyses by Assignor or its Affiliates of any bids submitted by any prospective purchaser, (iv) correspondence between or among Assignor, its representatives and any prospective purchaser other than Assignee, and (v) correspondence between Assignor or any of its representatives with respect to any of the bids, the prospective purchasers or the transactions contemplated by this Agreement;

(m) a copy of all Records;

(n) any offices, office leases and any office furniture or office supplies located in or on such offices or office leases;

(o) any Records that are solely related to Assets that are excluded pursuant to the provisions of Section 6.2(d)(ii), Section 6.4(c)(ii), Section 6.4(d)(i) or Section 7.1(b)(ii) of the Purchase Agreement;

(p) any Contracts that constitute master services agreements or similar contracts;

(q) any fee simple mineral interests;

(r) all of Assignor's right, title and interest in and to all oil and gas leases described on Exhibit A-1 to the Purchase Agreement and any leasehold estates, and other rights and interests to the oil and gas in place covered by such oil and gas leases or lands pooled, communitized or unitized therewith;

(s) all vertical oil and gas wells located on Leases or Units or on lands pooled, communitized or unitized therewith, whether producing, shut-in or abandoned, including those described on Exhibit C (the "***Retained Vertical Wells***"); and

(t) to the extent, and only to the extent, necessary to produce Hydrocarbons from the wellbore of the Retained Vertical Wells, an interest in the Leases.

TO HAVE AND TO HOLD the Assets, together with all rights, privileges and appurtenances thereto unto Assignee and its successors and assigns, forever, subject, however, to the covenants, terms and conditions set forth herein and in the Purchase Agreement, and subject to the Permitted Encumbrances.

Section 3. Special Warranty. With respect to the Assets, Assignor warrants Defensible Title to such Assets, free and clear of all Encumbrances (other than Permitted Encumbrances), against all Persons lawfully claiming or purporting to claim the same, or any part thereof, by, through or under Assignor or its Affiliates, but not otherwise.

Section 4. Disclaimers.

(a) EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE III OF THE PURCHASE AGREEMENT**Error! Reference source not found.**, THE CERTIFICATE DELIVERED BY ASSIGNOR AT CLOSING PURSUANT TO SECTION 11.3(H) OF THE PURCHASE AGREEMENT AND THE SPECIAL WARRANTY OF DEFENSIBLE TITLE CONTAINED IN *SECTION 3*, (I) ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II)

ASSIGNOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO ASSIGNEE OR ANY ASSIGNEE'S REPRESENTATIVE (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO ASSIGNEE BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF ASSIGNOR OR ANY OF ITS AFFILIATES)

(b) EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE III OF THE PURCHASE AGREEMENT**Error! Reference source not found.**, THE CERTIFICATE DELIVERED BY ASSIGNOR AT CLOSING PURSUANT TO SECTION 11.3(H) OF THE PURCHASE AGREEMENT AND THE SPECIAL WARRANTY OF DEFENSIBLE TITLE CONTAINED IN *SECTION 3*, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (V) THE ABILITY TO PRODUCE HYDROCARBONS FROM THE ASSETS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION, MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY ASSIGNOR OR THIRD PARTIES WITH RESPECT TO THE ASSETS, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO ASSIGNEE OR ANY ASSIGNEE'S REPRESENTATIVE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS ASSIGNMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE III OF THE PURCHASE AGREEMENT**Error! Reference source not found.**, THE CERTIFICATE DELIVERED BY ASSIGNOR AT CLOSING PURSUANT TO SECTION 11.3(H) OF THE PURCHASE AGREEMENT AND THE SPECIAL WARRANTY OF DEFENSIBLE TITLE CONTAINED IN *SECTION 3*, ASSIGNOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY ASSETS, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF CONSIDERATION, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT ASSIGNEE SHALL BE DEEMED TO BE OBTAINING THE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT ASSIGNEE HAS MADE OR WILL CAUSE TO BE MADE SUCH INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE. THE DISCLOSURE OF ANY MATTER OR ITEM IN THE SCHEDULES SHALL NOT BE DEEMED TO CONSTITUTE AN ACKNOWLEDGEMENT BY ASSIGNOR THAT ANY SUCH MATTER IS REQUIRED TO BE DISCLOSED OR IS MATERIAL OR THAT SUCH MATTER WOULD OR WOULD REASONABLY BE EXPECTED TO RESULT IN A MATERIAL ADVERSE EFFECT.

(c) OTHER THAN THOSE REPRESENTATIONS SET FORTH IN SECTION 3.13 OF THE PURCHASE AGREEMENT, THE CERTIFICATE DELIVERED BY ASSIGNOR AT CLOSING PURSUANT TO SECTION 11.3(H) OF THE PURCHASE AGREEMENT, ASSIGNOR HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE

ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE ASSETS, AND NOTHING IN THIS ASSIGNMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND SUBJECT TO ASSIGNEE'S LIMITED RIGHTS UNDER SECTION 7.1 OF THE PURCHASE AGREEMENT AND ASSIGNEE'S RIGHTS IN SECTION 13.2 OF THE PURCHASE AGREEMENT, ASSIGNEE SHALL BE DEEMED TO BE TAKING THE ASSETS "AS IS" AND "WHERE IS" WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT ASSIGNEE HAS MADE OR WILL CAUSE TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.

(D) ASSIGNOR AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS *SECTION 4* ARE "CONSPICUOUS" DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

Section 5. Assumed Obligations. Subject to, and without limiting Assignee's rights under, the terms of the Purchase Agreement, Assignee assumes and hereby agrees to fulfill, perform, pay and discharge (or cause to be fulfilled, performed, paid and discharged) all of the Assumed Obligations.

Section 6. Further Cooperation. The Parties shall execute and deliver, or shall cause to be executed and delivered, from time to time such further instruments of conveyance and transfer, and shall take such other actions as any Party may reasonably request, to convey and deliver the Assets to Assignee, to perfect Assignee's title thereto, and to accomplish the orderly transfer of the Assets to Assignee in the manner contemplated by this Assignment.

Section 7. Purchase Agreement. This Assignment is delivered pursuant to, and hereby made subject to, the terms and conditions of the Purchase Agreement. In the event that any provision of this Assignment is construed to conflict with any provision of the Purchase Agreement, the provisions of the Purchase Agreement shall be deemed controlling to the extent of such conflict. The execution and delivery of this Assignment by Assignor, and the execution and acceptance of this Assignment by Assignee, shall not operate to release or impair any surviving rights or obligations of any party under the Purchase Agreement.

Section 8. Successors and Permitted Assigns. This Assignment shall be binding upon and inure to the benefit of Assignee and Assignor and their respective successors and permitted assigns.

Section 9. Governing Law. THIS ASSIGNMENT, INCLUDING THE SPECIAL WARRANTY OF DEFENSIBLE TITLE CONTAINED IN *SECTION 3*, AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. ALL OF THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF COLORADO FOR ANY DISPUTE. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.

Section 10. Recordation. To facilitate recordation, there may be omitted from the Exhibits to this Assignment in certain counterparts descriptions of property located in recording jurisdictions other than the jurisdiction in which the particular counterpart is to be filed or recorded.

Section 11. No Multiple Conveyances. Assignor and Assignee acknowledge and agree that (a) they may be required to execute separate assignments covering certain of the Assets conveyed hereby on forms approved by Governmental Authorities or other Persons to affect the conveyances of such Assets, and (b) simultaneously with the execution and delivery of this Assignment, Assignor and Assignee are entering into that certain Wellbore Assignment (the "***Wellbore Assignment***") to effect the conveyance of certain assets described in the Purchase Agreement. Any such separate assignment (including the Wellbore Assignment) (i) shall evidence this Assignment and conveyance of the applicable Assets herein made and shall not constitute any additional conveyance of any of the Assets, (ii) is not intended to modify, and shall not modify, any of the terms, covenants and conditions or limitations on warranties set forth in this Assignment or the

Purchase Agreement and is not intended to create, and shall not create, any additional representations, warranties or covenants of or by Assignor or Assignee, and (iii) shall be deemed to contain all of the terms and provisions of this Assignment, as fully and to all intents and purposes as though the same were set forth at length in such separate deed or assignment.

Section 12. Subrogation of Covenants and Warranties. To the extent permitted by Law and Contract, Assignee shall be and is subrogated to Assignor's rights in and to all representations, warranties and covenants heretofore given or made by Assignor's predecessors in title (other than Affiliates of Assignor) with respect to the Assets to the extent (and only to the extent) such representations, warranties and covenants relate to any of the Assumed Obligations. Assignor hereby assigns and transfers to Assignee, to the extent so transferable and permitted by Law, Assignor's benefit of and right to enforce the covenants, representations and warranties (other than with respect to any covenants, representations and warranties of any Affiliate of Assignor), if any, which Assignor is entitled to enforce with respect to the Assets to the extent (and only to the extent) such covenants, representations and warranties relate to any of the Assumed Obligations.

[*Signature and acknowledgement pages follow.*]

EXECUTED by Assignor and Assignee on the dates reflected in the acknowledgements of execution, but effective for all purposes as of the Effective Time.

ASSIGNOR:

PETROSHARE CORP

By: ____________________________
Name:
Title:

STATE OF COLORADO §
§
COUNTY OF [______] §

Subscribed, sworn to and acknowledged before me on this ___ day of _________, 2019 by ______________, to me personally known, who, being by me duly sworn, did say that he is _________________ of PetroShare Corp, a Colorado C-Corporation, and that said instrument was signed on behalf of said corporation.

Given under my hand and seal this ___ day of ___________, 2019.

____
Notary Public, State of Colorado

ASSIGNEE:

GRIZZLY PETROLEUM COMPANY, LLC

By: ______________________________
Name:
Title:

STATE OF COLORADO §
§
COUNTY OF [________] §

Subscribed, sworn to and acknowledged before me on this ___ day of _________, 2019 by ______________, to me personally known, who, being by me duly sworn, did say that he is _________________ of Grizzly Petroleum Company, LLC, a Colorado limited liability company, and that said instrument was signed on behalf of said limited liability company.

Given under my hand and seal this ___ day of ___________, 2019.

____
Notary Public, State of

EXHIBIT A

LEASES

[See attached]

EXHIBIT B

WELLS

[See attached]

EXHIBIT C

RETAINED VERTICAL WELLS

[See attached]

Exhibit D

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC and Petroshare Corp, dated January 15, 2019

FORM OF WELLBORE ASSIGNMENT

STATE OF COLORADO	§	
	§	
COUNTY OF [______]	§	

WELLBORE ASSIGNMENT

This WELLBORE ASSIGNMENT AND BILL OF SALE (this "Assignment"), dated [__________], 2019 (the "Execution Date"), but effective for all purposes as of 7:00 A.M. (Mountain Standard Time) on January 1, 2019 (the "Effective Time"), is by and between PetroShare Corp, a Colorado C-Corporation with offices at 9635 Maroon Circle, Suite 400, Englewood, Colorado 80112 ("Assignor"), and Grizzly Petroleum Company, LLC, a Colorado limited liability company with offices at 1001 17th Street, Suite 2000, Denver, Colorado 80202 ("Assignee"). Assignor and Assignee are each, individually, referred to herein as a "Party" and, collectively, as the "Parties".

Capitalized terms used but not defined herein shall have the respective meanings set forth in that certain Purchase and Sale Agreement, dated as of January 15, 2019, between Assignor and Assignee (as the same may be amended from time to time, the "Purchase Agreement").

Section 1. ***Assignment***. The conveyance and assignment herein shall be deemed effective as of the Effective Time.

For and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby forever **GRANT, BARGAIN, SELL, CONVEY, ASSIGN, TRANSFER, SET OVER AND DELIVER** unto Assignee, all of Assignor's right, title and interest in and to the assets described in Sections 1(a) through 1(e) below, subject to the terms and reservations hereof and of the Purchase Agreement (such right, title and interest, less and except the Excluded Assets, collectively, the "Wellbore Assets"):

(a) the wellbore of the wells described on Exhibit A (the "Wellbores");

(b) to the extent and only to the extent relating to such Wellbores, any Applicable Contracts;

(c) to the extent, and only to the extent, necessary to produce Hydrocarbons from the Wellbores, an interest in the oil and gas leases and interests described on Exhibit B and any leasehold estates, and other rights and interests to the oil and gas in place covered by such leases or lands pooled, communitized or unitized therewith (specifically taking into account such limits, such interests, the "Leases"), excepting all other right, title and interest in, to, and under said leases;

(d) all equipment, machinery, fixtures and other tangible personal property and improvements located on or used or held for use in connection with the operation of the interests described in subsections (a) through (c) or the production, gathering, treatment, processing, storage, sale, disposal, and other handling of Hydrocarbons attributable thereto, including any wells, tanks, boilers, buildings, fixtures, injection facilities, saltwater disposal facilities, compression facilities, pumping units and engines, platforms, flow lines, pipelines, gathering systems, gas and oil treating facilities, machinery, power lines, telephone and telegraph lines, roads, and other appurtenances, improvements and facilities (all of the foregoing, collectively, the "Equipment"); and

(e) originals, to the extent available, or copies, of all the files, records and data relating to the items described in subsections (a) through (d) above, which records shall include, without limitation: lease records, well records, division order records, well files, title records (including abstracts of title, title opinions and memoranda, and title curative documents), engineering records, geological and geophysical data (including seismic data) and all technical evaluations, interpretative data and technical data and information relating to the Assets, correspondence,

electronic data files (if any), maps, production records, electric logs, core data, pressure data, decline curves and graphical production curves, reserve reports, appraisals and accounting and Asset Tax records (collectively, the "***Records***").

EXCEPTING AND RESERVING to Assignor, however, as to each of the Wellbore Assets described in Section 1(a) through 1(e) above, all other assets and properties of Assignor not specifically described therein (collectively, the "Excluded Assets").

TO HAVE AND TO HOLD the Wellbore Assets, together with all rights, privileges and appurtenances thereto, unto Assignee and its successors and assigns, forever, subject, however, to the covenants, terms and conditions set forth herein and in the Purchase Agreement, and subject to the Permitted Encumbrances.

Section 2. ***Special Warranty of Title***. With respect to the Wellbore Assets, Assignor warrants Defensible Title to such Wellbore Assets, free and clear of all Encumbrances (other than Permitted Encumbrances), against all Persons lawfully claiming or purporting to claim the same, or any part thereof, by, through or under Assignor or its Affiliates, but not otherwise.

Section 3. ***Disclaimers of Warranties***.

(a) EXCEPT AS AND TO THE EXTENT EXPRESSLY SET FORTH IN ARTICLE III OF THE PURCHASE AGREEMENT**Error! Reference source not found.**, THE CERTIFICATE DELIVERED BY ASSIGNOR AT CLOSING PURSUANT TO SECTION 11.3(H) OF THE PURCHASE AGREEMENT AND THE SPECIAL WARRANTY OF DEFENSIBLE TITLE CONTAINED IN *SECTION 2*, (I) ASSIGNOR MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS, STATUTORY OR IMPLIED, AND (II) ASSIGNOR EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO ASSIGNEE OR ANY ASSIGNEE'S REPRESENTATIVE (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO ASSIGNEE BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF ASSIGNOR OR ANY OF ITS AFFILIATES).

(b) EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE III OF THE PURCHASE AGREEMENT, THE CERTIFICATE DELIVERED BY ASSIGNOR AT CLOSING PURSUANT TO SECTION 11.3(H) OF THE PURCHASE AGREEMENT AND THE SPECIAL WARRANTY OF DEFENSIBLE TITLE CONTAINED IN *SECTION 2*, AND WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, ASSIGNOR EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR IMPLIED, AS TO (I) TITLE TO ANY OF THE WELLBORE ASSETS, (II) THE CONTENTS, CHARACTER OR NATURE OF ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY ENGINEERING, GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE WELLBORE ASSETS, (III) THE QUANTITY, QUALITY OR RECOVERABILITY OF HYDROCARBONS IN OR FROM THE WELLBORE ASSETS, (IV) ANY ESTIMATES OF THE VALUE OF THE WELLBORE ASSETS OR FUTURE REVENUES GENERATED BY THE WELLBORE ASSETS, (V) THE ABILITY TO PRODUCE HYDROCARBONS FROM THE WELLBORE ASSETS, (VI) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE WELLBORE ASSETS, (VII) THE CONTENT, CHARACTER OR NATURE OF ANY INFORMATION, MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY ASSIGNOR OR THIRD PARTIES WITH RESPECT TO THE WELLBORE ASSETS, (VIII) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE TO ASSIGNEE OR ANY ASSIGNEE'S REPRESENTATIVE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO AND (IX) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT. EXCEPT AS EXPRESSLY REPRESENTED OTHERWISE IN ARTICLE III OF THE PURCHASE AGREEMENT, THE CERTIFICATE DELIVERED BY ASSIGNOR AT CLOSING PURSUANT TO SECTION 11.3(H) OF THE PURCHASE AGREEMENT AND THE SPECIAL WARRANTY OF DEFENSIBLE TITLE CONTAINED IN *SECTION 2*, ASSIGNOR FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS, STATUTORY OR

IMPLIED, OF MERCHANTABILITY, FREEDOM FROM LATENT VICES OR DEFECTS, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY WELLBORE ASSET, RIGHTS OF A PURCHASER UNDER APPROPRIATE STATUTES TO CLAIM DIMINUTION OF CONSIDERATION OR RETURN OF CONSIDERATION, IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES THAT ASSIGNEE SHALL BE DEEMED TO BE OBTAINING THE WELLBORE ASSETS IN THEIR PRESENT STATUS, CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS OR DEFECTS (KNOWN OR UNKNOWN, LATENT, DISCOVERABLE OR UNDISCOVERABLE), AND THAT ASSIGNEE HAS MADE OR WILL CAUSE TO BE MADE SUCH INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE. THE DISCLOSURE OF ANY MATTER OR ITEM IN THE SCHEDULES TO THE PURCHASE AGREEMENT SHALL NOT BE DEEMED TO CONSTITUTE AN ACKNOWLEDGEMENT BY ASSIGNOR THAT ANY SUCH MATTER IS REQUIRED TO BE DISCLOSED OR IS MATERIAL OR THAT SUCH MATTER WOULD OR WOULD REASONABLY BE EXPECTED TO RESULT IN A MATERIAL ADVERSE EFFECT.

(c) OTHER THAN THOSE REPRESENTATIONS SET FORTH IN SECTION 3.13 OF THE PURCHASE AGREEMENT, THE CERTIFICATE DELIVERED BY ASSIGNOR AT CLOSING PURSUANT TO SECTION 11.3(H) OF THE PURCHASE AGREEMENT, ASSIGNOR HAS NOT AND WILL NOT MAKE ANY REPRESENTATION OR WARRANTY REGARDING ANY MATTER OR CIRCUMSTANCE RELATING TO ENVIRONMENTAL LAWS, THE RELEASE OF MATERIALS INTO THE ENVIRONMENT OR THE PROTECTION OF HUMAN HEALTH, SAFETY, NATURAL RESOURCES OR THE ENVIRONMENT, OR ANY OTHER ENVIRONMENTAL CONDITION OF THE WELLBORE ASSETS, AND NOTHING IN THIS ASSIGNMENT OR OTHERWISE SHALL BE CONSTRUED AS SUCH A REPRESENTATION OR WARRANTY, AND SUBJECT TO ASSIGNEE'S LIMITED RIGHTS UNDER SECTION 7.1 OF THE PURCHASE AGREEMENT AND ASSIGNEE'S RIGHTS IN SECTION 13.2 OF THE PURCHASE AGREEMENT, ASSIGNEE SHALL BE DEEMED TO BE TAKING THE WELLBORE ASSETS "AS IS" AND "WHERE IS" WITH ALL FAULTS FOR PURPOSES OF THEIR ENVIRONMENTAL CONDITION AND THAT ASSIGNEE HAS MADE OR WILL CAUSE TO BE MADE SUCH ENVIRONMENTAL INSPECTIONS AS ASSIGNEE DEEMS APPROPRIATE.

(d) ASSIGNOR AND ASSIGNEE AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE, THE DISCLAIMERS OF CERTAIN REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS *SECTION 3* ARE "*CONSPICUOUS*" DISCLAIMERS FOR THE PURPOSE OF ANY APPLICABLE LAW.

Section 4. ***Further Assurances***. The Parties shall execute and deliver, or shall cause to be executed and delivered, from time to time such further instruments of conveyance and transfer, and shall take such other actions as any Party may reasonably request, to convey and deliver the Assets to Assignee, to perfect Assignee's title thereto, and to accomplish the orderly transfer of the Assets to Assignee in the manner contemplated by this Assignment.

Section 5. ***Purchase Agreement***. This Assignment is delivered pursuant to, and hereby made subject to, the terms and conditions of the Purchase Agreement. In the event that any provision of this Assignment is construed to conflict with any provision of the Purchase Agreement, the provisions of the Purchase Agreement shall be deemed controlling to the extent of such conflict. The execution and delivery of this Assignment by Assignor, and the execution and acceptance of this Assignment by Assignee, shall not operate to release or impair any surviving rights or obligations of any party under the Purchase Agreement.

Section 6. ***Governing Law***. THIS ASSIGNMENT, INCLUDING THE SPECIAL WARRANTY OF DEFENSIBLE TITLE CONTAINED IN *SECTION 2*, AND THE LEGAL RELATIONS AMONG THE PARTIES SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF COLORADO, EXCLUDING ANY CONFLICTS OF LAW RULE OR PRINCIPLE THAT MIGHT REFER CONSTRUCTION OF SUCH PROVISIONS TO THE LAWS OF ANOTHER JURISDICTION. ALL OF THE PARTIES CONSENT TO THE EXERCISE OF JURISDICTION IN PERSONAM BY THE COURTS OF THE STATE OF COLORADO FOR ANY DISPUTE. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.

Section 7. ***Permitted Successors and Assigns***. This Assignment shall be binding upon and inure to the benefit of Assignee and Assignor and their respective successors and permitted assigns.

Section 8. ***Severability***. If any term or other provision of this Assignment is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Assignment will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Assignment so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 9. ***Counterparts***. This Assignment may be executed in any number of counterparts, and each such counterpart hereof will be deemed to be an original instrument, but all of such counterparts will constitute for all purposes one agreement.

Section 10. ***Recordation***. To facilitate recordation, there may be omitted from the Exhibits to this Assignment in certain counterparts descriptions of property located in recording jurisdictions other than the jurisdiction in which the particular counterpart is to be filed or recorded.

Section 11. ***No Multiple Conveyances***. Assignor and Assignee acknowledge and agree that (a) they may be required to execute separate assignments covering certain of the Wellbore Assets conveyed hereby on forms approved by Governmental Authorities or other Persons to affect the conveyances of such Wellbore Assets, and (b) simultaneously with the execution and delivery of this Assignment, Assignor and Assignee are entering into that certain Assignment and Bill of Sale (the "***ABOS***") to effect the conveyance of certain assets described in the Purchase Agreement. Any such separate assignment (including the ABOS) (i) shall evidence this Assignment and conveyance of the applicable Wellbore Assets herein made and shall not constitute any additional conveyance of any of the Wellbore Assets, (ii) is not intended to modify, and shall not modify, any of the terms, covenants and conditions or limitations on warranties set forth in this Assignment or the Purchase Agreement and is not intended to create, and shall not create, any additional representations, warranties or covenants of or by Assignor or Assignee, and (iii) shall be deemed to contain all of the terms and provisions of this Assignment, as fully and to all intents and purposes as though the same were set forth at length in such separate deed or assignment. .

Section 12. ***Subrogation of Covenants and Warranties***. To the extent permitted by Law and Contract, Assignee shall be and is subrogated to Assignor's rights in and to all representations, warranties and covenants heretofore given or made by Assignor's predecessors in title (other than Affiliates of Assignor) with respect to the Wellbore Assets to the extent (and only to the extent) such representations, warranties and covenants relate to any of the Assumed Obligations. Assignor hereby assigns and transfers to Assignee, to the extent so transferable and permitted by Law, Assignor's benefit of and right to enforce the covenants, representations and warranties (other than with respect to any covenants, representations and warranties of any Affiliate of Assignor), if any, which Assignor is entitled to enforce with respect to the Assets to the extent (and only to the extent) such covenants, representations and warranties relate to any of the Assumed Obligations.

[*Signature and acknowledgment pages follow.*]

Each Party is signing this Assignment on the date stated in the acknowledgments below, but effective for all purposes as of the Effective Time.

ASSIGNOR:

PetroShare Corp
a Colorado C-Corporation

By:______________________________
Name: ____________________________
Title: ____________________________

STATE OF COLORADO §
§
COUNTY OF [______] §

Subscribed, sworn to and acknowledged before me on this ___ day of _________, 2019 by ______________, to me personally known, who, being by me duly sworn, did say that he is ________________ of PetroShare Corp, a Colorado C-Corporation, and that said instrument was signed on behalf of said corporation.

Given under my hand and seal this ___ day of ___________, 2019.

____
Notary Public, State of Colorado

ASSIGNEE:

Grizzly Petroleum Company, LLC
a Colorado limited liability company

By:_______________________________
Name: ____________________________
Title: ____________________________

STATE OF COLORADO §
§
COUNTY OF [______] §

Subscribed, sworn to and acknowledged before me on this ___ day of _________, 2019 by _____________, to me personally known, who, being by me duly sworn, did say that he is _______________ of Grizzly Petroleum Company, LLC, a Colorado limited liability company, and that said instrument was signed on behalf of said limited liability company.

Given under my hand and seal this ___ day of __________, 2019.

____
Notary Public, State of Colorado

EXHIBIT A

WELLBORES

[Attached.]

EXHIBIT B

LEASES

[Attached.]

Exhibit E

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC and Petroshare Corp., dated January 15, 2019

Retained Vertical Wells

Well Name	API #	Qtr/Qtr	Section	Township	Range
GUTHRIE 41-2	05-001-09540	NENE	2	1S	67W
GUTHRIE 21-2	05-001-09463	NENW	2	1S	67W
GUTHRIE 31-2	05-001-09541	NWNE	2	1S	67W
GUTHRIE 42-2	05-001-09563	SENE	2	1S	67W
GUTHRIE 22-2	05-001-09389	SENW	2	1S	67W
GUTHRIE ABNER 1	05-001-06251	SWNE	2	1S	67W
GUTHRIE 12-2	05-001-09564	SWNW	2	1S	67W
ZARLENGO 21-4	05-001-09468	NENW	4	1S	67W
ZARLENGO 23-4	05-001-09555	NESW	4	1S	67W
ZARLENGO 2	05-001-08810	NWNW	4	1S	67W
SELTZER G U 2-4	05-001-09025	NWSE	4	1S	67W
ZARLENGO 24-4	05-001-09377	SESW	4	1S	67W
ZARLENGO 14-4	05-001-09384	SWSW	4	1S	67W
LEISLE 8-5	05-001-08696	NENE	8	1S	67W
STONEHOCKER 32-8	05-001-09387	SWNE	8	1S	67W
FRONT RANGE 4	05-001-08750	NWNE	18	1S	67W

Schedule 3.6

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC and Petroshare Corp., dated January 15, 2019

Litigation

None.

Schedule 3.7

Attached to and made a part of that certain Purchase and Sale Agreement by and between
Grizzly Petroleum Company, LLC and Petroshare Corp.,
dated January 15, 2019

Material Contracts

Contract Type	Operator	Well(s) Covered	Desription/Lands Covered	Dated
Wellbore Specific Declaration of Pooling	PDC Energy, Inc.	Jacobucci 32K-323	Township 1 North, Range 67 West Section 32: SW Township 1 South, Range 67 West Section 5: W2	3/31/2016
JOA	PDC Energy, Inc.	Jacobucci 32K-323	Township 1 North, Range 67 West Section 32: SW Township 1 South, Range 67 West Section 5: W2 Limited to the Niobrara Formation and the wellbore of the Jacobucci 32K-323	3/1/2016
Wellbore Specific Declaration of Pooling	PDC Energy, Inc.	Jacobucci 32O-423	Township 1 North, Range 67 West Section 32: E2SW, W2SE Township 1 South, Range 67 West Section 5: E2W2, W2E2	3/31/2016
JOA	PDC Energy, Inc.	Jacobucci 32O-423	Township 1 North, Range 67 West Section 32: E2SW, W2SE Township 1 South, Range 67 West Section 5: E2W2, W2E2 Limited to the Codell Formation and the wellbore of the Jacobucci 32O-423	3/1/2016

Contract Type	Operator	Well(s) Covered	Desription/Lands Covered	Dated
Wellbore Specific Declaration of Pooling	PDC Energy, Inc.	Jacobucci 32S-203	Township 1 North, Range 67 West Section 32: SE Township 1 South, Range 67 West Section 5: E2W2, W2E2	3/31/2016
JOA	PDC Energy, Inc.	Jacobucci 32S-203	Township 1 North, Range 67 West Section 32: SE Township 1 South, Range 67 West Section 5: E2W2, W2E2 Limited to the Niobrara Formation and the wellbore of the Jacobucci 32S-203	3/1/2016
Wellbore Specific Declaration of Pooling	PDC Energy, Inc.	Jacobucci 32S-343	Township 1 North, Range 67 West Section 32: W2SE Township 1 South, Range 67 West Section 5: E2W2, W2E2	3/31/2016
JOA	PDC Energy, Inc.	Jacobucci 32S-343	Township 1 North, Range 67 West Section 32: W2SE Township 1 South, Range 67 West Section 5: E2W2, W2E2 Limited to the Niobrara Formation and the wellbore of the Jacobucci 32S-343	3/1/2016
Wellbore Specific Declaration of Pooling	PDC Energy, Inc.	Jacobucci 32S-303 Jacobucci 32S-423	Township 1 North, Range 67 West Section 32: SE Township 1 South, Range 67 West Section 5: E2	3/31/2016
JOA	PDC Energy, Inc.	Jacobucci 32S-303 Jacobucci 32S-423	Township 1 North, Range 67 West Section 32: SE Township 1 South, Range 67 West Section 5: E2 Limited to the Horizontal Wells drilled to the Codell and or the Niobrara Formations	3/1/2016

Contract Type	Operator	Well(s) Covered	Desription/Lands Covered	Dated
Wellbore Specific Declaration of Pooling	PDC Energy, Inc.	Jacobucci 32K-403	Township 1 North, Range 67 West Section 32: SW Township 1 South, Range 67 West Section 5: W2W2	3/31/2016
JOA	PDC Energy, Inc.	Jacobucci 32K-403	Township 1 North, Range 67 West Section 32: SW Township 1 South, Range 67 West Section 5: W2W2 Limited to the Codell Formation and the wellbore of the Jacobucci 32K-403	3/1/2016
Wellbore Specific Declaration of Pooling	PDC Energy, Inc.	Jacobucci 32S-403	Township 1 North, Range 67 West Section 32: E2SE Township 1 South, Range 67 West Section 5: E2	3/31/2016
JOA	PDC Energy, Inc.	Jacobucci 32S-403	Township 1 North, Range 67 West Section 32: E2SE Township 1 South, Range 67 West Section 5: E2 Limited to the Codell Formation and the wellbore of the Jacobucci 32S-403	3/1/2016
Wellbore Specific Declaration of Pooling	PDC Energy, Inc.	Jacobucci 32O-203 Jacobucci 32O-443	Township 1 North, Range 67 West Section 32: E2SW Township 1 South, Range 67 West Section 5: W2	3/31/2016
JOA	PDC Energy, Inc.	Jacobucci 32O-203 Jacobucci 32O-443	Township 1 North, Range 67 West Section 32: E2SW Township 1 South, Range 67 West Section 5: W2 Limited to the Horizontal Wells drilled to the Codell and or the Niobrara Formations	3/1/2016

Contract Type	Operator	Well(s) Covered	Desription/Lands Covered	Dated
Wellbore Specific Declaration of Pooling	PDC Energy, Inc.	Jacobucci 32S-323	Township 1 North, Range 67 West Section 32: E2SE Section 33: W2SW Township 1 South, Range 67 West Section 5: E2E2	3/31/2016
JOA	PDC Energy, Inc.	Jacobucci 32S-323	Township 1 North, Range 67 West Section 32: E2SE Section 33: W2SW Township 1 South, Range 67 West Section 5: E2E2 Limited to the Niobrara Formation and the wellbore of the Jacobucci 32S-323	3/1/2016
Wellbore Specific Declaration of Pooling	PDC Energy, Inc.	Jacobucci 32O-303	Township 1 North, Range 67 West Section 32: E2SW, W2SE Township 1 South, Range 67 West Section 5: E2W2	3/31/2016
JOA	PDC Energy, Inc.	Jacobucci 32O-303	Township 1 North, Range 67 West Section 32: E2SW, W2SE Township 1 South, Range 67 West Section 5: E2W2 Limited to the Niobrara Formation and the wellbore of the Jacobucci 32O-303	3/1/2016
Wellbore Specific Declaration of Pooling	PDC Energy, Inc.	Jacobucci 32K-243 Jacobucci 32K-443	Township 1 North, Range 67 West Section 32: W2SW Township 1 South, Range 67 West Section 5: W2W2 Section 6: E2E2	3/31/2016

Contract Type	Operator	Well(s) Covered	Desription/Lands Covered	Dated
JOA	PDC Energy, Inc.	Jacobucci 32K-243 Jacobucci 32K-443	Township 1 North, Range 67 West Section 32: W2SW Township 1 South, Range 67 West Section 5: W2W2 Section 6: E2E2 Limited to the Horizontal Wells drilled to the Codell and or the Niobrara Formations	3/1/2016
JOA	Ward Petroleum Corporation	Ward Riverdale 15-2-11HC	Township 1 North, Range 67 West Section 15: All Limited to the wellbore of the Ward Riverdale 15-2-11HC	6/1/2016

Schedule 3.8

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC and Petroshare Corp., dated January 15, 2019

Violation of Laws

None.

Schedule 3.9(a)

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC and Petroshare Corp., dated January 15, 2019

Royalties

None.

Schedule 3.9(b)

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC and Petroshare Corp., dated January 15, 2019

Suspense Funds

None.

Schedule 3.10

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC and Petroshare Corp., dated January 15, 2019

Imbalances

None.

Schedule 3.11(a)(i)

Attached to and made a part of that certain Purchase and Sale Agreement by and between
Grizzly Petroleum Company, LLC and Petroshare Corp.,
dated January 15, 2019

AFEs

None other than those forwarded by Great Western Operating Company, LLC on the Seltzer, Marcus and B-Farm Pads.

Schedule 3.11(a)(ii)

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC and Petroshare Corp., dated January 15, 2019

Proposed AFEs

None other than those forwarded by Great Western Operating Company, LLC on the Seltzer, Marcus and B-Farm Pads.

Schedule 3.11(b)

Attached to and made a part of that certain Purchase and Sale Agreement by and between
Grizzly Petroleum Company, LLC and Petroshare Corp.,
dated January 15, 2019

Outstanding AFEs

None other than those forwarded by Great Western Operating Company, LLC on the Seltzer, Marcus and B-Farm Pads.

Schedule 3.11(c)

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC and Petroshare Corp., dated January 15, 2019

Funded AFEs

None.

Schedule 3.11(d)

Attached to and made a part of that certain Purchase and Sale Agreement by and between
Grizzly Petroleum Company, LLC and Petroshare Corp.,
dated January 15, 2019

Elected AFEs

None other than those forwarded by Great Western Operating Company, LLC on the Seltzer, Marcus and B-Farm Pads.

Schedule 3.11(e)

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC and Petroshare Corp., dated January 15, 2019

Binding AFEs

None.

Schedule 3.12

Attached to and made a part of that certain Purchase and Sale Agreement by and between
Grizzly Petroleum Company, LLC and Petroshare Corp.,
dated January 15, 2019

Consents and Preferential Rights

Preferential Rights:

Agreement Type	Company	Date	Assets Covered
Participation Agreement	Providence Energy Operators, LLC	18-Jul-17	All

Consents to Assign:

None

Schedule 3.13

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC and Petroshare Corp., dated January 15, 2019

Environmental Matters

None.

Schedule 3.17

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC and Petroshare Corp., dated January 15, 2019

Permits

None.

Schedule 3.20

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC and Petroshare Corp., dated January 15, 2019

Payout Balance

None.

Schedule 5.1(f)

Attached to and made a part of that certain Purchase and Sale Agreement by and between
Grizzly Petroleum Company, LLC and Petroshare Corp.,
dated January 15, 2019

Insurance Policy Amounts

Not Applicable.

Schedule 8.1

Attached to and made a part of that certain Purchase and Sale Agreement by and between Grizzly Petroleum Company, LLC and Petroshare Corp., dated January 15, 2019

Permitted Operations

None.